Exhibit 99.(d)(5)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY.

EXECUTION VERSION

MASTER TRANSACTION AGREEMENT

THIS MASTER TRANSACTION AGREEMENT (this “Agreement”), dated as of March 15, 2017, by and between Emergent Capital, Inc., a Florida corporation (“Emergent”), PJC Investments, LLC, a Texas limited liability company (“PJC”) and the Consenting Convertible Note Holders (as hereinafter defined). Each of Emergent, and PJC may also be referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties and the Consenting Convertible Note Holders intend to effect a recapitalization of Emergent;

WHEREAS, PJC and Triax Capital Advisors LLC, a New York limited liability company (“Triax”) wish to lead, directly or indirectly, in such recapitalization of Emergent;

WHEREAS, in furtherance of such recapitalization, the Parties and the Consenting Convertible Note Holders wish to engage in the Transactions (as hereinafter defined) contemplated hereby;

WHEREAS, the board of directors of Emergent has determined that it would be advisable and in the best interest of its stockholders to consummate the Transactions, and have approved the Transactions and the other transactions contemplated in this Agreement and have approved and adopted this Agreement;

WHEREAS, the Parties and the Consenting Convertible Note Holders desire to make certain representations and warranties and other agreements in connection with the Transactions;

AGREEMENT

NOW, THEREFORE, in consideration of and reliance upon the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties and the Consenting Convertible Note Holders (as applicable) hereby agree as follows:

ARTICLE I

Definitions

Section 1.1              Definitions. As used in this Agreement the following terms have the following respective meanings:

“10-K” means Emergent’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC.

“10-Q” means Emergent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 as filed with the SEC.

“Articles Amendment” an amendment to Emergent’s Articles of Incorporation that is necessary in order to effect the Transactions, including the increase in authorized Common Stock, in form and substance satisfactory to PJC.

“Alternative Proposal” means, with respect to a Person, any binding or non- binding agreement, expression of interest, inquiry, offer, proposal, plan, understanding or arrangement contemplating: (i) a merger, consolidation, acquisition, joint venture or other business combination involving such Person or any of its Subsidiaries; (ii) the sale, lease or other disposition, directly or indirectly, by merger, consolidation, sale of equity securities, share or interest exchange or otherwise, of all or a significant portion of the equity interests or Control of such Person or any of its Subsidiaries; (iii) the sale, license or other disposition by such Person or any of its subsidiaries (including by way of merger, consolidation, share or interest exchange or any similar transaction) or issuance of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing any equity interests of such Person or any of its Subsidiaries; (iv) the recapitalization, reorganization, restructuring, liquidation or dissolution of such Person or any of its Subsidiaries;  (v) the sale, leasing, licensing or other disposition of any significant portion of the assets or property of such Person or any of its Subsidiaries or any assets or property of such Person or any of its Subsidiaries outside the ordinary course of business, consistent with past practices; or (vi) any other transaction or series of transactions that could reasonably be expected to interfere with the consummation of the Transactions, in each case other than this Agreement and the other Transaction Documents.

“Affiliate” means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.

“Benefit Plan” means, with respect to a Person, any plan, Contract or arrangement (regardless of whether funded or unfunded) which is sponsored by such Person or any of its Subsidiaries, or to which such Person or any of its Subsidiaries makes contributions, which provides compensation or benefits to any employee of such Person or any of its Subsidiaries (in his or her capacity as an employee) or to which such Person or any of its Subsidiaries has any obligation with respect to any current or former employee (in such capacity).

“Benefits Liabilities” means all amounts, without duplication, that become due and payable by Emergent or any of its Subsidiaries to directors, officers or employees of Emergent or any of its Subsidiaries as a result of the execution of this Agreement and/or the other Transaction Documents or consummation of the Transactions, including change of control, severance, transaction bonus or other similar payment rights, and any obligation of Emergent or any of its Subsidiaries for the employer portion of any employment-related Taxes arising with respect to the payment of the foregoing amounts.

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“Board Documents” means such agreements, documents and instruments, including without limitation, a shareholder’s agreement or amendments to Emergent’s Articles of Incorporation or Bylaws, as PJC shall request that are reasonably acceptable to the Consenting Convertible Note Holders, in order to (a) set the number of directors of Emergent at seven, (b) permit the Investor to name four of such directors and (c) permit certain other Convertible Note Holders who tender their notes in the Convertible Note Exchange Offer to initially designate one such director.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Boca Raton, Florida or Waco, Texas, are authorized or required to close.

“Claim” has the meaning set forth in Section 11.4(b).

“Claim Notice” has the meaning set forth in Section 11.4(b).

“Closing” means the closing of the Transactions.

“Closing Date” means the date on which the Transactions become effective, which date shall be mutually agreed by Emergent and PJC and shall be a date occurring as soon as practicable after satisfaction or, to the extent permitted under Applicable Law, waiver of all the conditions set forth herein and in the Transaction Documents (in each case, other than conditions that by their nature are to be satisfied on the Closing Date and will in fact be satisfied on the Closing Date).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of Emergent, par value $.01 per share.

“Common Stock Purchase Agreement” means an agreement among the Investor, Emergent and any Convertible Note Holder who accepts and exchanges all of its Convertible Notes in the Convertible Note Exchange Offer and elects to participate, substantially in the form attached hereto as Exhibit A, pursuant to which Emergent will issue and sell (a) to PJC 60,000,000 Shares at a price of $0.25 per share, and (b) to any Convertible Note Holder who accepts and exchanges all of its Convertible Notes in the Convertible Note Exchange Offer that so requests, for every $1,000.00 of principal amount of Convertible Notes that it tenders into the Convertible Note Exchange Offer, 500 Shares at a price of $0.25 per share; provided, that the aggregate maximum number of Shares to be so issued and sold to the Convertible Note Holders who accept and exchange all of their Convertible Notes in the Convertible Note Exchange Offer pursuant to the Common Stock Purchase Agreement shall not exceed 32,000,000.

“Confidential Information” has the meaning set forth in the Confidentiality Agreement.

“Confidentiality Agreement” has the meaning set forth in Section 6.3.

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“Consent” means: (a) any notices to, filings or registrations with or approvals of any Governmental Authority or Judicial Authority required to be obtained in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions; and (b) the consents of the counterparties to any Contracts required to be obtained in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions.

“Consenting Convertible Note Holder” means each Convertible Note Holder that is a signatory to this Agreement.

“Contract” means any written or oral contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, commitment or other arrangement or agreement.

“Control” means, in relation to any Person, where a Person (or Persons acting in concert) has direct or indirect control (a) of the affairs of another Person, (b) over more than 25% of the total voting rights conferred by all the issued shares in the capital of another Person which are ordinarily exercisable in a general meeting or (c) of a majority of the board of directors of another Person (in each case whether pursuant to relevant governance documents, Contract or otherwise) and “Controlled” shall be construed accordingly.

“Convertible Note Exchange Offer” means the exchange offer offered to the Convertible Note Holders to exchange their Convertible Notes for New Convertible Notes subject to the New Convertible Note Indenture and upon such terms and conditions as are reasonably satisfactory to Emergent, PJC and the Consenting Convertible Note Holders, including without limitation (a) the condition that the holders of not less than 98% of the aggregate outstanding principal amount of the Convertible Notes validly accept and exchange all of the Convertible Notes they hold pursuant to such exchange offer (which condition may only be waived with PJC’s prior written consent in its sole discretion), (b) provisions pursuant to which the accrued and unpaid interest due to each Convertible Note Holder who accepts and exchanges all of its Convertible Notes in the Convertible Note Exchange Offer to, but not including the Closing Date, shall be deemed capitalized as of the Closing Date and deemed added to the aggregate principal amount of Convertible Notes tendered by such Convertible Note Holder that participates in the Convertible Note Exchange Offer and (c) provisions pursuant to which (i) each Convertible Note Holder who accepts and exchanges all of its Convertible Notes in the Convertible Note Exchange Offer may elect to purchase Shares pursuant to the Common Stock Purchase Agreement on a pro rata basis based on its holdings of Convertible Notes and (ii) each such Convertible Note Holder may oversubscribe to purchase Shares that are not purchased by other Convertible Note Holders who accept and exchange all of their Convertible Notes in the Convertible Note Exchange Offer, provided that in no case may the Convertible Note Holders who accept and exchange all of their Convertible Notes in the Convertible Note Exchange Offer purchase more than 32,000,000 shares of Shares pursuant to the Common Stock Purchase Agreement.

“Convertible Note Holder” means any Person that is the beneficial owner (or nominee, investment manager, advisor or subadvisor for the beneficial owner) of a Convertible Note.

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“Convertible Note Indenture” means the Indenture dated as of February 21, 2014 between Emergent and the Convertible Note Trustee pursuant to which the Convertible Notes were issued.

“Convertible Note Trustee” means U.S. Bank National Association, as Trustee under the Convertible Note Indenture.

“Convertible Notes” means Emergent’s 8.50% Senior Unsecured Convertible Notes due 2019 issued pursuant to the Convertible Note Indenture, including, for the avoidance of doubt, any such 8.50% Senior Unsecured Convertible Notes due 2019 issued in respect of the interest payment under the Convertible Note Indenture due February 15, 2017.

“EDGAR” has the meaning set forth in Section 3.4(a).

“Emergent” has the meaning set forth in the Preamble.

“Emergent Representatives” has the meaning set forth in Section 6.8(a).

“Equitable Exceptions” means, with respect to the enforceability of any obligation, that such obligation is subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal Laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer Laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities and (b) equitable principles (whether considered in a proceeding in equity or at Law).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the Convertible Note Exchange Offer or the Senior Note Exchange Offer.

“FCPA” has the meaning set forth in Section 3.9.

“Fiscal Year” means the period beginning on January 1 and ending on December 31 of each year.

“GAAP” means U.S. generally accepted accounting principles, as in effect from time to time.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or another nation or

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jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Indebtedness” means, without duplication, any of the following: (i) any indebtedness for borrowed money or that is evidenced by notes, bonds, debentures or similar instruments; (ii) all capitalized leases (to the extent required to be capitalized pursuant to GAAP), letters of credit, and surety or other bonds of Emergent and its Subsidiaries; (iii) all payment obligations under any derivative or hedging agreements to which Emergent or its Subsidiaries are party, other than any currency hedging agreements entered into in the Ordinary Course of Business; (iv) any guarantees by Emergent or its Subsidiaries of the Indebtedness of any other Person; (v) obligations issued or assumed as the deferred purchase price of property or services; (vi) accrued but unpaid milestone payments; (vii) accrued but unpaid royalty obligations; (viii) asset retirement obligations and similar obligations; (ix) obligations evidenced by any securitization or factoring arrangements; and (x) any Indebtedness of the type described in the foregoing clauses secured by a Lien on any asset or group of assets of Emergent or its Subsidiaries.

“Indemnified Party” has the meaning set forth in Section 11.2.

“Indenture Trustee” means the Convertible Note Trustee or the Senior Note Trustee.

“Intellectual Property” means any and all of the following as they exist in all jurisdictions throughout the world: (a) patents and patent applications; (b) trademarks, service marks, trade names, trade dress, domain names, brand names, certification marks, logos, corporate names and other indications of origin, together with all goodwill related to the foregoing and any applications related thereto; (c) copyrights and designs, applications for registrations of copyrights, and copyrightable works and all rights associated therewith and the underlying works of authorship; (d) all inventions, invention certificates, trade secrets, discoveries, processes, formulae, methods, schematics, drawings, blue prints, utility models, designs and design applications, technology, Know-How, software, ideas and improvements, technical data, databases, mask works, customer lists, and other proprietary or confidential information and materials; (e) computer software programs, including all source code, object code and documentation relating thereto; and (f) all rights in the foregoing.

“Investor” means a Person designated jointly by PJC and Triax to be the party to the Board Documents, the Common Stock Purchase Agreement, the Senior Note Purchase Agreement and the Warrant.

“Judicial Authority” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind (including any Governmental Authority exercising judicial powers or functions of any kind).

“Know-How” means trade secrets and other data, discoveries, concepts, ideas, research and development, information, formulae, formulations, inventions (whether or not the subject matter of a patent right and including inventions conceived prior to the Closing Date but not documented as of the Closing Date) and invention disclosures, compositions, designs,

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drawings, plans, proposals, technical data, specifications, manufacturing and production processes and techniques, databases and other proprietary and confidential information, including archives, technical, scientific, analytical, regulatory and business knowledge and materials, customer and supplier lists and contact names, pricing and cost information, financial, business and marketing plans and proposals, techniques, operating manuals and quality control procedures.

“IRS” means the United States Internal Revenue Service and any successor thereto.

“Lamington Road” means Lamington Road Limited, an Irish limited company.

“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority or Judicial Authority.

“Legal Proceedings” means any judicial, administrative or arbitral claim, action, complaint, hearing, petition, suit, mediation, litigation, investigation, examination, inspection or other proceeding, at law or in equity, in any case, by or before a Governmental Authority or Judicial Authority.

“Legal Requirement” means: (a) any federal, state, local, municipal, foreign, international, multinational or other Law; (b) the terms and conditions of any agreement with a Governmental Authority; (c) the terms and conditions of any Permit; or (d) any governmental requirements or restrictions of any kind, or any rule, regulation or order promulgated thereunder.

“Liabilities” means any and all Indebtedness, liabilities, obligations, deficiencies, penalties, assessments, fines, claims, causes of action or other losses, fees, costs or expenses, whether accrued or fixed, absolute or contingent, matured or unmatured, due or to become due and whether arising under any Order, Contract or otherwise.

“Lien” means any lien, claim, charge, right of way, pledge, security interest, option, right of first refusal or offer, easement, right of others, mortgage, deed of trust, hypothecation, conditional sale, servitude, transfer restriction under any Applicable Law, shareholder agreement or similar Contract or similar encumbrance.

“Loan Agreement” means the Amended and Restated Loan and Security Agreement dated as of May 16, 2014, as heretofore amended, among White Eagle Asset Portfolio, LP, a Delaware limited partnership, as Borrower, Imperial Finance & Trading, LLC, a Florida limited liability company, as Initial Servicer, Initial Portfolio Manager and Guarantor, Lamington Road Bermuda Ltd., a Bermuda company, as Portfolio Manager,  the Lenders party thereto, and CLMG Corp., a Texas corporation, as the administrative agent for the Lenders.

“Loss” has the meaning set forth in Section 11.2.

“Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate, has, or is reasonably expected to have, a material adverse effect

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on the assets, Liabilities, results of operations, business or financial condition of a Person and its Subsidiaries, taken as a whole, or the ability of such Person to consummate the Transactions in a timely manner; provided, however, that none of the following events, circumstances, changes or effects, in and of itself or themselves, shall constitute (or be taken into account in determining the occurrence of) a Material Adverse Effect: (a) any change in general economic conditions or effects resulting from factors generally affecting companies in the industry in which such Person conducts business; (b) the announcement or performance of this Agreement or the Transactions contemplated hereby; (c) any change required by any change in law or accounting standards or any change in the interpretation or enforcement of any of the foregoing; or (d) the failure of the financial or operating performance of such Person, such Person’s Subsidiaries or such Person’s business to meet internal or analyst projections, forecasts or budgets (or the projections, forecasts or budgets of another Party hereto) for any period; provided, further, that with respect to each of the exclusions in clauses (a) or (c) above, such exclusions shall only apply to the extent that the effect of such change is not materially more adverse with respect to such Person and its Subsidiaries than the effect on comparable businesses in the industry in which such Person and its Subsidiaries conduct business.

“New Convertible Note Holder” means any Person that is the beneficial owner (or nominee, investment manager or subadvisor for the beneficial owner) of a New Convertible Note.

“New Convertible Note Indenture” means an Indenture substantially in the form attached hereto as Exhibit B, with any modifications thereto in form and substance reasonably satisfactory to the Consenting Convertible Note Holders, pursuant to which the New Convertible Notes are issued, that is executed and delivered on the Closing Date between the Convertible Note Trustee and Emergent.

“New Convertible Notes” means Emergent’s 5.0% Senior Unsecured Convertible Notes due 2023 issued pursuant to the New Convertible Note Indenture.

“New Note” means a New Convertible Note or a New Senior Note.

“New Senior Note Indenture” means an Indenture substantially in the form attached hereto as Exhibit C pursuant to which the New Senior Notes are issued, that is executed and delivered on the Closing Date between the Senior Note Trustee and Emergent.

“New Senior Notes” means Emergent’s 8.5% Senior Notes due 2021 issued pursuant to the New Senior Note Indenture.

“Notice” has the meaning set forth in Section 13.2.

“Note Holder” means a Convertible Note Holder or a Senior Note Holder.

“Note Holder Transaction Documents” means the Board Documents, the Common Stock Purchase Agreement, the Convertible Note Exchange Offer, the New Convertible Note Indenture, the New Convertible Notes, the Offering Memorandum with respect to the Convertible Note Exchange Offer, the Registration Rights Agreement with respect to the

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New Convertible Notes and the other agreements, documents and instruments to be delivered in connection with the transactions contemplated by any of the foregoing.

“Note” means a Convertible Note or a Senior Note.

“Offering Memorandum” means a definitive offering memorandum relating to the Convertible Note Exchange Offer or the Senior Note Exchange Offer, as the case may be, in form and substance reasonably satisfactory to Emergent, PJC and the Consenting Convertible Note Holders.

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award assessment, arbitration award, or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Ordinary Course of Business” means with respect to Emergent and its Subsidiaries, the conduct of their businesses in accordance with the normal day-to-day customs, practices and procedures, consistent with past practice.

“Party” and “Parties” have the respective meanings set forth in the Preamble.

“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity.

“PJC” has the meaning set forth in the Preamble.

“Pre-Closing Period” has the meaning set forth in Section 6.1(a).

“Proxy Statement” means a proxy or information statement prepared by Emergent and relating to the vote by or consent of the holders of the Common Stock that is necessary to obtain the Shareholder Approval that is reasonably satisfactory to PJC.

“Registration Rights Agreement” means an agreement among the Company, the Investor, the New Convertible Note Holders that are parties to the Common Stock Purchase Agreement and the Persons that are to be New Convertible Note Holders upon Closing pursuant to which the Company will register the resale by the Investor and such Persons of the Shares, the Warrant Shares, the New Convertible Notes and the shares of Common Stock into which the New Convertible Notes may be converted under the Securities Act, in form and substance reasonably satisfactory to the Company, PJC and Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the aggregate principal amount of the outstanding Convertible Notes in their reasonable discretion.

“Registration Statement” has the meaning set forth in Section 6.11(c).

“Sanctions” has the meaning set forth in Section 3.10(a)(i).

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“Sarbanes-Oxley Act” has the meaning set forth in Section 3.4(a).

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“SEC Documents” has the meaning set forth in Section 3.4(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Note Exchange Offer” means the exchange offer offered to the Senior Note Holders to exchange their Senior Notes for New Senior Notes subject to the New Senior Note Indenture and upon such conditions as are reasonably satisfactory to Emergent and PJC, including without limitation the condition that the holders of not less than 98% of the aggregate outstanding principal amount of the Senior Notes validly accept and exchange all of the Senior Notes they hold pursuant to such exchange offer (which condition may only be waived with PJC’s prior written consent in its sole discretion).

“Senior Note Holder” means any Person that is the registered holder of a Senior Note.

“Senior Note Indenture” means the Indenture dated as of March 11, 2016 between Emergent and the Senior Note Trustee pursuant to which the Senior Notes were issued.

“Senior Note Purchase Agreement” means an agreement between the Investor and one or more Senior Note Holders who accept and exchange all of their Senior Notes in the Senior Note Exchange Offer, substantially in the form attached hereto as Exhibit D, pursuant to which the Investor purchases on the Closing Date 100% of the aggregate principal amount of the New Senior Notes that are to be issued to such Senior Note Holders on the Closing Date (which aggregate principal amount shall be no less than $15 million) at a price equal to the face amount of each New Senior Note purchased.

“Senior Note Trustee” means Wilmington Trust, National Association, as Trustee under the Senior Note Indenture.

“Senior Notes” means Emergent’s 15.0% Senior Secured Notes due 2018.

“Shares” means shares of Common Stock to be issued and sold pursuant to the Common Stock Purchase Agreement.

“Special Dividend” means a dividend or distribution paid by Lamington Road prior to the Closing Date in amount and in a manner reasonably satisfactory to Emergent, PJC and the White Eagle Lenders.

“Shareholder Approval” means the approval of the holders of the Common Stock that is required to adopt, effect and consummate all of the Transactions, including without limitation the Articles Amendment.

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“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person (other than an individual) of which such Person owns, directly or indirectly, either alone or through or together with any other Subsidiary of such Person, stock or other equity interests representing more than 50% of the equity interests thereof or more than 50% of the ordinary voting power thereof.

“Survival Period” has the meaning set forth in Section 11.1.

“Tax Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

“Tax Return” means a report, return, declaration, election, form, agreement, claim for refund, or information return or statement, including any declaration, disclosure, estimate, schedule or attachment to any of the foregoing, and including any amendment thereof, in each case to the extent filed or required to be filed with a Tax Authority with respect to Taxes.

“Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts, assessments or other governmental charges, including, (a) as applicable, national, local or foreign net income, gross income, gross receipts, net proceeds, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, abandoned property, alternative, add-on minimum, windfall profits, premium, environmental, profits, workman’s compensation and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, whether disputed, payable directly or by withholding, and whether or not requiring the filing of a Tax Return and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority or Governmental Authority in connection with any item described in clause (a), and any liability for any items described in clauses (a) or (b) imposed as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person.

“Third Party Notice” has the meaning set forth in Section 11.4.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

“Transaction Documents” means this Agreement, the Articles Amendment, the Board Documents, the Common Stock Purchase Agreement, the Convertible Note Exchange Offer, the New Convertible Note Indenture, the New Convertible Notes, the New Senior Note Indenture, the New Senior Notes, the Offering Memoranda, the Senior Note Exchange Offer, the Senior Note Purchase Agreement, the Warrant, the Registration Rights Agreement, the agreements and documents to be executed and delivered in connection with the Special Dividend and the Shareholder Approval, and the other agreements, documents and instruments to be delivered in connection with the Transactions.

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“Transactions” means each of the transactions and actions contemplated by this Agreement and the other Transaction Documents.

“Triax” has the meaning set forth in the Recitals.

“Walk-Away Date” has the meaning set forth in Section 10.1(b).

“Warrant” means a Warrant issued by Emergent to the Investor, substantially in the form attached hereto as Exhibit E, pursuant to which the Investor will be granted the right to purchase from Emergent the Warrant Shares at a price of $0.25 per share.

“Warrant Shares” means up to 34,000,000 shares of Common Stock issuable upon the exercise of the Warrant.

“White Eagle Lenders” means the Lenders under the Loan Agreement.

Section 1.2            Construction.

(a)           For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:  (i) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders, (ii) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits, Schedules and other attachments, without reference to a document, are to the specified Articles, Sections, subsections and other subdivisions of, and Exhibits, Schedules and other attachments to, this Agreement, (iii) a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears, (iv) the words “herein”, “hereof”, “hereunder”, “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision, (v) the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”, (vi) all accounting terms used and not defined herein have the respective meanings given to them under GAAP, and (vii) any reference in this Agreement to “$” or “dollars” shall mean U.S. dollars.

(b)           Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(c)           Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

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ARTICLE II

The Transactions

Section 2.1                The Special Dividend.  Upon the terms and subject to the conditions set forth herein, on or prior to the Closing Date, and prior to the other Transactions contemplated by Section 2.3, Emergent and PJC shall in good faith determine and negotiate the terms and documents, each of which shall be reasonably acceptable to Emergent, PJC and the White Eagle Lenders, pursuant to which Emergent would (a) cause Lamington Road to pay the Special Dividend, (b) cause the proceeds of the Special Dividend to be paid over to Emergent and (c) use the proceeds of the Special Dividend (i) to repay Indebtedness under the Senior Note Indenture, (ii) to fund reserves maintained by Emergent and its Subsidiaries or (iii) for general corporate purposes, including the funding of growth.

Section 2.2                Articles Amendment.  Upon the terms and subject to the conditions set forth herein (including, without limitation, Section 6.11), prior to the Closing Date, and prior to the other Transactions contemplated by Section 2.3, Emergent shall file the Articles Amendment with the Secretary of State of the State of Florida.

Section 2.3                Other Transactions.  Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents (including the conditions to the consummation of the Exchange Offers), on the Closing Date, (a) Emergent shall cause the Board Documents to be in full force and effect, (b) PJC shall cause the Investor to, and the other parties to the Common Stock Purchase Agreement shall, consummate the Common Stock Purchase Agreement, (c) Emergent shall execute and shall cause the Convertible Note Trustee to execute the New Convertible Note Indenture, and Emergent shall cause the New Convertible Notes to be issued to the Convertible Note Holders that validly accepted the Convertible Note Exchange Offer and exchanged their Convertible Notes, (d) Emergent shall execute and shall cause the Senior Note Trustee to execute the New Senior Note Indenture,  and Emergent shall cause the New Senior Notes to be issued to the Senior Note Holders that validly accepted the Senior Note Exchange Offer and exchanged their Senior Notes, (e) PJC shall cause the Investor to, and the Senior Note Holders party thereto shall, execute, deliver and consummate the Senior Note Purchase Agreement, (f) Emergent shall issue the Warrant to the Investor, and (g) if requested by the White Eagle Lenders and PJC, Emergent shall cause its relevant Subsidiaries to enter into an amendment to the Loan Agreement.

Section 2.4                Closing Deliveries. At the consummation of each of the Transactions, each of the Parties to such Transaction shall make such payments (and PJC shall cause the Investor to make such payments) and deliver (and PJC shall cause the Investor to deliver) to the other parties thereto the documents, certificates and other deliverables contemplated to be made or delivered by them pursuant to this Agreement and the relevant Transaction Document.

Section 2.5                Governmental Approvals.  Without limiting any other provision of this Agreement or any other Transaction Document, each Party shall obtain, and consummation of the Transactions contemplated by Section 2.3 is conditioned upon the receipt of, the Consent of any

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Governmental Authority or Judicial Authority, including without limitation any approval of the SEC, or under any other Law relating to the issuance and sale of securities.

ARTICLE III

Representations and Warranties of Emergent

In addition to any representations and warranties set forth in any other Transaction Document, except as expressly disclosed in the SEC Documents or as may otherwise be set forth in the Schedules, which shall be organized by Section and Subsection corresponding to the representations and warranties set forth in this Agreement with only those disclosures listed in a Section or Subsection of the Schedules modifying the corresponding (and no other) Section or Subsection of this Agreement, Emergent represents and warrants as of the date hereof and as of the Closing Date as follows:

Section 3.1          Existence; Good Standing; Authority; Enforceability.

(a)           Each of Emergent and each of its Subsidiaries is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof and (ii) duly licensed or qualified to do business as a foreign corporation or other entity (as applicable) in, and are in good standing (as applicable) under the Applicable Laws of, each jurisdiction under which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of the organizational documents of Emergent and each of its Subsidiaries have been heretofore provided to PJC.  Emergent and its Subsidiaries are in compliance with, and are not in violation or default under, the terms of their organizational documents.

(b)           Each of Emergent and each of its Subsidiaries that is to be a party to any Transaction has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement (in the case of Emergent) and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein.  The execution and delivery by each of Emergent and each of its Subsidiaries that is to be a party to any Transaction of this Agreement (in the case of Emergent) and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on the part of Emergent and each such Subsidiary and no other corporate or other entity (as applicable) authorization or proceedings on the part of Emergent or any such Subsidiary is required therefor, except for the Shareholder Approval. This Agreement (in the case of Emergent) and each other Transaction Document to which Emergent or a Subsidiary of Emergent is or shall be a party has been or shall be duly executed and delivered by Emergent or such Subsidiary, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other

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Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute a legal, valid and binding obligation of Emergent or such Subsidiary, as the case may be, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)           Except for the Shareholder Approval, no notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of Emergent or any Subsidiary of Emergent under: (i) Applicable Law; (ii) the organizational documents of Emergent or any such Subsidiary; or (iii) any Contract to which Emergent or any of its Subsidiaries is a party in connection with the execution and delivery by Emergent and its Subsidiaries of this Agreement and the other Transaction Documents to which any of them is or shall become a party and the consummation of the transactions contemplated herein and therein.

(d)           The board of directors of Emergent, at a meeting duly called and held or by unanimous written consent, adopted resolutions that are in full force and effect as of the date of this Agreement (i) approving this Agreement and the other Transaction Documents, (ii) declaring that this Agreement and the other Transaction Documents are in the best interests of Emergent’s stockholders, (iii) approving and declaring advisable and in the best interest of Emergent’s stockholders, the Articles Amendment, and (iv) recommending that Emergent’s stockholders approve and adopt the Articles Amendment.

(e)           The affirmative vote of a majority of the votes cast at a meeting of the holders of the Common Stock at which a quorum of such holders is present in person or by proxy is the only vote of the holders of any class or series of capital stock of Emergent necessary to adopt and approve the Articles Amendment.

Section 3.2          Capitalization.

(a)             The authorized capital stock of Emergent and the number of shares of capital stock of Emergent issued and outstanding (each, an “Emergent Equity Interest”) is as set forth in Schedule 3.2(a).  Schedule 3.2(a) accurately sets forth a complete and accurate list of (i) the name of every officer and director of Emergent and every Person owning, beneficially and of record, 5% or more of the Emergent Equity Interests together with the number of Emergent Equity Interests held by each such officer, director and Person and (ii) the class or type of Emergent Equity Interest so owned.

(b)             Schedule 3.2(b) sets forth (1) the authorized capital stock or equity interests of each of Emergent’s Subsidiaries and the number of shares of capital stock or equity interests of each Emergent Subsidiary issued and outstanding and (2) a complete and accurate list of (x) the name of each Person owning, beneficially and of record, shares of capital stock of or  an equity interest in each of Emergent’s Subsidiary and (y) the class or type of equity interests so owned.

(c)             All outstanding shares of capital stock or other equity interests of Emergent and its Subsidiaries and all of the outstanding Notes were issued in compliance with the organizational documents of such Person and Applicable Laws.  All of the issued and outstanding Emergent Equity Interests and shares of capital stock or other equity interests of its

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Subsidiaries were, when issued in accordance with the terms thereof, duly authorized (to the extent applicable), validly issued and (to the extent applicable) fully paid and nonassessable, and such issued or outstanding Emergent Equity Interests and shares of capital stock or other equity interests were not issued in violation of any pre-emptive rights, rights of first offer, first refusal or similar rights, or in violation of any Applicable Laws.

(d)             Except as set forth in Schedule 3.2(d) and pursuant to the Transaction Documents, there are no outstanding Contracts, options, warrants or other rights of any kind that entitle any Person to acquire (including securities exercisable or exchangeable for or convertible into) any Emergent Equity Interests or shares of capital stock or other equity interests of any of its Subsidiaries) or any Notes, and no Emergent Equity Interests or shares of capital stock or equity interests of its Subsidiaries or Notes have been reserved or set aside for any purpose. Neither Emergent nor any of its Subsidiaries is subject to any Contract or obligation (contingent or otherwise) to redeem, purchase, call or otherwise retire, acquire or register any shares of its capital stock or any of its equity interests or any Notes. There are no voting trusts, proxies or other Contracts to which Emergent or any of its Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock or equity interests of such Person.

(e)             Except as contemplated by this Agreement, no resolution has been passed by the board of directors (or similar governing body, as applicable) or stockholders of Emergent or any of its Subsidiaries on the basis of which the corporate capital of Emergent or any of its Subsidiaries may be increased or reduced, or however modified.  There is no outstanding or authorized phantom stock, stock appreciation, profit participation or similar rights with respect to Emergent or any of its Subsidiaries.  No capital contributions are required to be made with respect to the Emergent Equity Interests or shares of capital stock or equity interests of any of Emergent’s Subsidiaries.

(f)              The minutes of meetings, or written consents in lieu of meetings, of the stockholders, board of directors (or similar governing body, as applicable) and committees of the board of directors of Emergent and each of its Subsidiaries have been maintained pursuant to such Person’s organizational documents and Applicable Laws and accurately reflect in all material respects, without any material omission, the proceedings at such meetings and the resolutions passed from time to time. Such resolutions have been passed in compliance with the provisions of the organizational documents of Emergent and each such Subsidiary.  There are no Contracts to which Emergent, any of Emergent’s Subsidiaries, or any stockholder or equity holder of Emergent of any of Emergent’s Subsidiaries, is a party with respect to: (i) the voting of any Emergent Equity Interests or shares of capital stock or equity interests of any of Emergent’s Subsidiaries (including any proxy or director nomination or similar rights); or (ii) the transfer of, or transfer restrictions on, any Emergent Equity Interests or shares of capital stock or equity interests of any of its Subsidiaries.

(g)             Except as set forth on Schedule 3.2(g), neither Emergent nor any of its Subsidiaries has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to their outstanding capital stock or equity interests or any Notes that are in effect.

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(h)             Except as set forth on Schedule 3.2(h) and as contemplated hereunder, Emergent has not granted any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

Section 3.3            No Conflicts; Consents.

(a)           Neither the execution, delivery or performance by Emergent and its Subsidiaries of the Transaction Documents in accordance with their terms to which it is or shall be a party, nor the consummation by Emergent or such Subsidiaries of the transactions contemplated herein or therein, does or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of Emergent or any of its Subsidiaries; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to Emergent or any of its Subsidiaries.

(b)           Neither the execution, delivery or performance by Emergent and its Subsidiaries of the Transaction Documents in accordance with their terms to which it is or shall be a party, nor the consummation by Emergent or its Subsidiaries of the transactions contemplated herein or therein, does or will: (i) other than the written approval of the Florida Office of Insurance Regulation, require Emergent or its Subsidiaries to obtain or make any Consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority (other than the filing of the Articles Amendment); or (ii) require the Consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

Section 3.4            SEC Filings; Financial Statements; No Undisclosed Liabilities; Controls; Registration; Investment Company.

(a)           Emergent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with or to the SEC since January 1, 2011 (the “SEC Documents”). True, correct, and complete copies of all SEC Documents are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC (“EDGAR”). To the extent that any SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, Emergent has made available to PJC the full text of all such SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the

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rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To Emergent’s knowledge, none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents. None of Emergent’s Subsidiaries is required to file or furnish any forms, reports, or other documents with or to the SEC.

(b)           The audited consolidated balance sheet of Emergent and its Subsidiaries as of December 31, 2015 and related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year ended December 31, 2015 contained in the 10-K (the “Audited Financial Statements”); and (ii) the unaudited consolidated financial statements of Emergent and its Subsidiaries as of September 30, 2016 contained in the 10-Q (the “Interim Financial Statements” and, together with Audited Financial Statements, the “Financial Statements”) have been prepared in accordance with GAAP (other than, with respect to Interim Financial Statements, the omission of footnotes required under GAAP and normal year-end audit adjustments) and present fairly, in all material respects, the financial condition, results of operations, cash flows and stockholders’ equity of Emergent and its Subsidiaries at the  applicable dates and for the periods indicated therein.

(c)           Except for Liabilities incurred after December 31, 2015 in the Ordinary Course of Business (none of which, individually or in the aggregate, are material and none of which relates to any violation of Applicable Law or breach of Contract), Emergent and its Subsidiaries have no Liabilities that are not set forth in the Financial Statements, in either case that would be required to be disclosed or reserved against in a balance sheet in accordance with GAAP.

(d)           Emergent and each of its Subsidiaries maintain internal accounting controls and procedures appropriate for a publicly-held company with assets and operations of its size and scope sufficient to: (i) permit preparation of its financial statements in accordance with GAAP; and (ii) provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The financial books and records of Emergent and its Subsidiaries are accurate and complete in all material respects. There are no weaknesses in the design or operation of the internal accounting controls and procedures of Emergent or its Subsidiaries that would materially and adversely affect their ability to record and report financial data. Emergent and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that Emergent’s internal control over financial reporting is effective and none of

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Emergent, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of Emergent and its Subsidiaries who have a significant role in Emergent’s internal controls; and since the end of the latest audited Fiscal Year, there has been no change in Emergent’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, Emergent’s internal control over financial reporting.  Emergent’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the stock exchange rules applicable to Emergent (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and Emergent’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.  Emergent has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to Emergent and its Subsidiaries is made known to the principal executive officer and the principal financial officer.

(e)           Without limiting any other provision of this Agreement or any other Transaction Document, Emergent is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder.

(f)            The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is included or approved for listing or quotation on the OTCQB market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the OTCQB market nor has the Company received any notification that the SEC or the OTCQB market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the OTCQB market for maintenance of inclusion of the Common Stock thereon.

(g)           Emergent is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.5            Absence of Certain Changes. Since December 31, 2015, (i) there has not been any Material Adverse Effect, (ii) Emergent and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business, and (iii) neither Emergent nor any of its Subsidiaries has taken any action or failed to take any action which would constitute a breach of Article VI hereof if such action was taken or such failure occurred, as applicable, after the date hereof.

Section 3.6            Litigation; Orders.  Except as set forth in Schedule 3.6, there is no Legal Proceeding relating to Emergent or any of its Subsidiaries or, to Emergent’s knowledge, threatened against or involving Emergent, any of its Subsidiaries, any of their respective properties, or any of their respective officers, directors, employees or former employees (in their capacities as such) and, to Emergent’s knowledge, there are no existing facts or circumstances

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that would reasonably be expected to result in such a proceeding. Neither Emergent nor any of its Subsidiaries is subject to any outstanding Order that has not been fully performed or satisfied or that prohibits or restricts the consummation of the Transactions.

Section 3.7            Taxes.

(a)           Except as set forth in Schedule 3.7(a): (i) Emergent and each of its Subsidiaries has filed all income and other Tax Returns that are required to have been filed; (ii) all such Tax Returns are correct and complete in all material respects; and (iii) all income and other Taxes due by or with respect to the income, assets, or operations of Emergent and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or shall be timely paid in full on or prior to the Closing Date.

(b)           Except as set forth in Schedule 3.7(b): (i) neither Emergent nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return; (ii) there are no Liens for Taxes upon any of the assets of Emergent or any of its Subsidiaries; and (iii) Emergent and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and (x) all such Taxes have been timely paid over to the applicable Tax authorities and (y) all Forms W-2 and 1099 required with respect thereto have been completed and filed in material compliance with Applicable Law.

(c)           Except as set forth in Schedule 3.7(c): (i) neither Emergent nor any of its Subsidiaries has, for any Taxable year with respect to which the applicable statute of limitations has not expired, been the subject of an audit or other examination of Taxes by any Tax authority and no such audit is pending; (ii) neither Emergent nor any such Subsidiary has been notified in writing of any request for such an audit or other examination; (iii) neither Emergent nor any such Subsidiary is presently contesting any Tax liability before any court, tribunal or agency; and (iv) there is no dispute, assessment, deficiency proposed in writing, or claim concerning any Tax Liability of Emergent or any such Subsidiary, either (A) claimed or raised in writing by any Tax Authority, or (B) to Emergent’s knowledge.

(d)           Except as set forth in Schedule 3.7(d), neither Emergent nor any of its Subsidiaries has, for any taxable period with respect to which the applicable statute of limitation has not expired: (i) entered into an agreement or waiver, or been requested to enter into an agreement or waiver, of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (ii) granted a power-of-attorney relating to Tax matters to any person; or (iii) applied for and/or received a ruling or determination from any Tax Authority.

(e)           Except as set forth in Schedule 3.7(e), neither Emergent nor any of its Subsidiaries: (i) is a party to or bound by any tax allocation, tax sharing, tax indemnification or similar agreement; (ii) has, for any taxable period with respect to which the applicable statute of limitations has not expired, been included in any “consolidated,” “unitary” or “combined” Tax Return provided for under the laws of any jurisdiction (other than a group, the common parent of which was Emergent); or (iii) has any Liability for the Taxes of any Person (including, without

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limitation, under Section 1.1502-6 of the Treasury Regulations, or any similar provision of state, local or non-U.S. law), as a transferee or successor, by Contract, or otherwise.

(f)            Except as set forth in Schedule 3.7(f), neither Emergent nor any of Emergent’s Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b) of the Treasury Regulations.

(g)           Except as set forth in Schedule 3.7(g), no claim has, for any taxable period with respect to which the applicable statute of limitations has not expired, been made in writing by any Tax Authority that Emergent or any of its Subsidiaries is subject to Tax in a jurisdiction in which it does not file Tax Returns.

(h)           Except as set forth in Schedule 3.7(h), neither Emergent nor any of its Subsidiaries shall be required to include any item of income in, or exclude any deduction from, Taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any: (A) change in method of accounting for a tax period ending prior to the Closing, (B) “closing agreement” with an applicable Tax Authority executed on or prior to the Closing, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) occurring or triggered on or prior to the Closing, (D) installment sale or open transaction disposition made on or prior to the Closing, (E) prepaid amount received on or prior to the Closing, (F) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, or (G) election under Section 108(i) of the Code.

(i)            Emergent has made available to PJC, prior to the date hereof, all income and other material Tax Returns of Emergent since 2010, and of each of its Subsidiaries since 2010.  In the case of each such Tax Return, Emergent has indicated whether it was subject to audit, examination, adjustment, deficiency, or any other form of controversy.

(j)            Neither Emergent nor any of its Subsidiaries is a party to any Contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local, or non-U.S. Tax law).

(k)           Neither Emergent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l)            Neither Emergent nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

Section 3.8            Compliance with Laws; Permits.

(a)           Emergent and its Subsidiaries are and have been in compliance with Applicable Laws and Orders in all material respects.  No investigation, review or Legal

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Proceeding by any Governmental Authority or Judicial Authority in relation to any actual or alleged violation of Applicable Law or Order by Emergent or any of its Subsidiaries is pending or, to Emergent’s knowledge, threatened, nor has Emergent or any of its Subsidiaries received any written notice from any Governmental Authority or Judicial Authority indicating an intention to conduct the same or alleging any violation of or noncompliance with any Applicable Law or Order. Neither Emergent nor any of its Subsidiaries is a party to or subject to any Order, consent or Contract that: (i) materially restricts its ability conduct of its business; or (ii) would otherwise reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect.

(b)           Emergent and its Subsidiaries have obtained all Permits reasonably necessary for them to conduct their businesses and to own and operate property used in their businesses and all of such Permits are valid and in full force and effect. No material defaults or violations exist or have been recorded in respect of any of such Permits. No Legal Proceeding is pending or, to Emergent’s knowledge, threatened, concerning the rescission, suspension, modification, revocation, withdrawal, cancellation, termination, limitation or non-renewal of any Permit (except any pending renewal applications).  Since January 1, 2013, neither Emergent nor any of its Subsidiaries has had any material Permit that was used in the conduct of its business rescinded, suspended, modified, revoked, withdrawn, cancelled, terminated, limited or not renewed, and Emergent has no reason to believe that any such Permit shall be rescinded, suspended, modified, revoked, withdrawn, cancelled, terminated, limited or not renewed in the future.

Section 3.9            Certain Payments.  None of Emergent or any of its Subsidiaries, or to Emergent’s knowledge, any of their Affiliates or any member of the board of directors or officer of Emergent, its Subsidiaries or any of their Affiliates, or any consultant, agent, employee or other Person acting for or on behalf of Emergent, its Subsidiaries or any of their Affiliates, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority which is in any manner illegal under any Laws of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of Emergent or its Subsidiaries, or given any other consideration to any such customer or supplier that violates Applicable Law, including any Legal Requirements relating to any unlawful bribe, rebate, payoff, influence payment, kickbacks, money laundering, political contributions, gift or gratuities. Without limiting the foregoing, none of Emergent, its Subsidiaries or any of their Affiliates or any member of the board of directors or officer of Emergent, its Subsidiaries or any of their Affiliates, or any consultant, agent, employee or other Person acting for or on behalf of Emergent, its Subsidiaries or any of their Affiliates, has, directly or indirectly, taken any action that would result in a violation by such Persons of the U.S. Foreign Corrupt Practices Act (15 U.S.C.§§ 78m(b), 78dd-1, 78dd-2, 78ff), as amended (the “FCPA”) or any rules or regulations thereunder or any other applicable anti-corruption Law, including: (x) by making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any “foreign

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official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office to secure official action, or to any Person (whether or not a foreign official) to influence that Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”) or to reward the Person for acting improperly, in contravention of the FCPA or any other applicable anticorruption Law; (y) by requesting, agreeing to receive or accepting a financial or other advantage intending that, as a consequence, anyone’s work duties shall be performed improperly, or as a reward for anyone’s past improper performance; or (z) by otherwise offering or conveying, directly or indirectly (such as through an agent), anything of value to obtain or retain business or to obtain any improper advantage, including any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to a foreign government official, candidate for office, or political party or official of a political party.  Emergent, its Subsidiaries and their Affiliates have conducted their respective businesses in compliance with all applicable anti-corruption Laws, including the FCPA, and Emergent, its Subsidiaries and their Affiliates have instituted and maintained policies and procedures designed to cause each such Person to comply with all applicable anti-corruption Laws, including the FCPA.  Since January 1, 2011, neither Emergent nor any Subsidiary thereof has conducted or initiated any internal investigation for which it engaged a third party investigator or with respect to which a presentation was made to the board of directors (or similar governing body, as applicable), or made a voluntary, directed, or involuntary disclosure to any Governmental Authority, with respect to any alleged act or omission arising under or relating to any noncompliance with the FCPA or any other Legal Requirements referred to in this Section 3.9.

Section 3.10          Sanctions.  (a) Neither Emergent nor any of its Subsidiaries, nor any of their directors, officers or employees, nor, to the Emergent’s knowledge, any agent, affiliate or representative of Emergent or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(i)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Russia, Sudan and Syria).

(b)           Neither Emergent nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the Transactions, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity:

(i)            to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

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(ii)           in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as initial purchaser, advisor, investor or otherwise).

(c)             For the past five years, neither Emergent nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 3.11          Brokers.  No broker, finder, investment banker or other Person has been engaged by Emergent or any of its Subsidiaries or their Affiliates that is entitled to any brokerage, finder’s or other fee or commission from Emergent or any of its Subsidiaries or their Affiliates in connection with the transactions contemplated herein.

Section 3.12          Anti-Takeover Measures.  Emergent is not a party to a rights agreement, poison pill or similar Contract, arrangement or plan.

Section 3.13          Full Disclosure.  All of the reports, financial statements and certificates furnished by or on behalf of Emergent or any of its Subsidiaries to any other Party or any Consenting Convertible Note Holder in connection with the negotiation of this Agreement or hereafter delivered hereunder or reports filed pursuant to the Exchange Act (as modified or supplemented by other information so furnished prior to the date on which this representation and warranty is made or deemed made) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Emergent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.14          Accounts Receivable; Accounts Payable.  All accounts receivable of Emergent and its Subsidiaries reflected in the Interim Financial Statements and all accounts receivable that are reflected on the books of Emergent and its Subsidiaries as of the Closing Date (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) are obligations arising from sales actually made or services actually performed in the Ordinary Course of Business arising in connection with bona fide arm’s length transactions with Persons who are not Affiliates of Emergent or any of its Subsidiaries, constitute valid undisputed claims and are not, by their terms, subject to defenses, set-offs or counterclaims. Neither Emergent nor any of its Subsidiaries has received written notice from or on behalf of any obligor of any such accounts receivable that such obligor is unwilling or unable to pay a material portion of such accounts receivable.  All accounts payable and notes payable of Emergent and its Subsidiaries arose in bona fide arm’s length transactions in the Ordinary Course of Business and with Persons who are not Affiliates of Emergent or any of its Subsidiaries, and no such account payable or note payable is materially delinquent in its payment.

Section 3.15          Insurance.  All insurance policies purchased by Emergent and its Subsidiaries or under which Emergent or any of its Subsidiaries or any of their respective assets or properties are insured (the “Insurance Policies”) are in full force and effect and are maintained

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with financially sound and reputable insurers and constitute insurance that is customarily carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses as Emergent and its Subsidiaries, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions that are customary for such Persons.  All premiums payable under the Insurance Policies have been paid to the extent such premiums are due and payable, and Emergent and its Subsidiaries have otherwise complied with the terms and conditions of all of the Insurance Policies in all material respects.  There is no threatened termination of, premium increase with respect to (excluding premium increases that occur in connection with renewals of the Insurance Policies), or material alteration of coverage under, any of the Insurance Policies, and there are no facts or circumstances that would reasonably be expected to give rise to any such termination, premium increase or alteration. There are no pending material disputes between Emergent or any of its Subsidiaries, on the one hand, and any underwriters of any of the Insurance Policies on the other hand. No claims have been denied under the Insurance Policies at any time during the three (3) year period ending on the Closing Date. During the three (3) year period ending on the Closing Date, there have been no gaps in the Company’s and its Subsidiaries’ insurance coverage.

Section 3.16          Employee Benefit Plans.

(a)   Schedule 3.16(a) sets forth a complete list of each Benefit Plan of Emergent and its Subsidiaries.  Correct and complete copies of all documents comprising such Benefit Plans, including: (i) all plan documents (or, in the case of any such Benefit Plan that is unwritten, an accurate description thereof); (ii) the most recent summary plan descriptions for each such Benefit Plan for which a summary plan description is required; (iii) the three (3) most recent annual reports on IRS Form 5500 required to be filed with the IRS with respect to each such Benefit Plan (if any such report is required); and (iv) each trust agreement and insurance or group annuity Contract relating to any such Benefit Plan, have been provided to PJC.

(b)    All Benefit Plans of Emergent and its Subsidiaries are valid and binding and in full force and effect, and there are no material defaults by Emergent or any of its Subsidiaries thereunder.  Each such Benefit Plan has been administered and operated in all respects in accordance with its terms and with all applicable provisions of ERISA, the Code, and other Applicable Law, and Emergent and each ERISA Affiliate has performed and complied in all respects with all of its obligations under or with respect to each such Benefit Plan, including the reporting and disclosure obligations and fiduciary obligations under ERISA, except for any failures to administer, operate, perform or comply that would have no material effect on Emergent and its Subsidiaries, taken as a whole.  Any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and no event has occurred and no condition exists which would reasonably be expected to result in the revocation of any such determination letter.  Except as set forth in Schedule 3.16(b), neither Emergent nor any of its Subsidiaries provides any post-employment or retiree welfare benefits under any Benefit Plan.  There are no pending or, to Emergent’s knowledge, threatened Legal Proceedings relating to any such Benefit Plan, except for pending or threatened Legal Proceedings that would not reasonably be expected to, either individually or in the aggregate, result in Liability that is material to Emergent and its Subsidiaries, taken as a whole. Neither Emergent, nor, any other “disqualified person” or “party in interest” (as defined in Section

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4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in, or failed to engage in, any transactions with respect to any such Benefit Plan that are reasonably likely to subject Emergent or any of its Subsidiaries to any material Tax, damages or penalties imposed by Section 409A, 4975 or 4980B of the Code or Section 502(i), 502(c), 502(1) and 601 through 608 of ERISA.

(c)    Except as set forth in Schedule 3.16(c), no Benefit Plan of Emergent and its Subsidiaries, and no employee benefit plan contributed to by an ERISA Affiliate, is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and neither Emergent or any ERISA Affiliate has contributed to any such plan during the six year period immediately preceding the date hereof.  No such Benefit Plan is a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA.

(d)  All contributions and all premium payments required to be made, and required claims to be paid, under the terms of any Benefit Plan of Emergent and its Subsidiaries have been timely made or reserves established therefor on the Financial Statements, which reserves are adequate in all material respects, (ii) neither Emergent nor any of its Subsidiaries has received any notice that any such Benefit Plan is under audit or review by any Governmental Authority and no audit or review is pending, (iii) any Benefit Plan of Emergent and its Subsidiaries which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) that Emergent or any Subsidiary thereof is a party to has been operated and administered in material compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code, (iv) the transactions contemplated by this Agreement shall not result in any payments, which alone or, together with any other payments, shall fail to be deductible as a result of the application of Section 280G of the Code, and (v) neither Emergent nor any of its Subsidiaries has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Benefit Plan.

(e)    Schedule 3.16(e) sets forth a complete and correct list of all Benefits Liabilities of Emergent and its Subsidiaries.

Section 3.17          Private Placement.  Assuming the accuracy of PJC’s representations and warranties set forth in Section 5.5, Section 5.6 and Section 5.7, no registration under the Securities Act is required for the offer and sale of the Warrant by the Company to the Investor as contemplated hereby.  The issuance and sale of the Warrant hereunder does not contravene the rules and regulations of the Trading Market.

Section 3.18          No Integrated Offering.  Assuming the accuracy of PJC’s representations and warranties set forth in Section 5.8 and other than with respect to the Transactions, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or quoted.

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Section 3.19          No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered the Warrant by any form of general solicitation or general advertising. The Company will offer the Warrant for sale only to the Investor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CONSENTING CONVERTIBLE NOTE HOLDERS

In addition to any representations and warranties set forth in any other Transaction Document, each Consenting Convertible Note Holder, severally and not jointly, represents and warrants as to itself as of the date hereof and as of the Closing Date as follows:

Section 4.1            Existence; Good Standing; Authority; Enforceability.

(a)           It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof.

(b)           It has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions.  The execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the Transactions have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor.  This Agreement and each other Transaction Document to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)           No notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of such Consenting Convertible Note Holder under: (i) Applicable Law; (ii) the organizational documents of such Consenting Convertible Note Holder; or (iii) any Contract to which such Consenting Convertible Note Holder is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein and therein.

Section 4.2            Ownership of Convertible Notes.  Such Consenting Convertible Note Holder (i) is the sole beneficial owner of the principal amount of Convertible Notes set forth

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opposite its name on Schedule 4.2 and/or (ii) has, with respect to the beneficial owners of such Convertible Notes, (x) full power and authority to vote on and consent to matters concerning such Notes (including all matters relating to such Convertible Notes as set forth in this Agreement and the other Transaction Documents), and (y) full power and authority to bind or act on behalf of, such beneficial owners with respect to such Convertible Notes as to the matters relating to such Convertible Notes as set forth in this Agreement and the other Transaction Documents.  To the knowledge of such Consenting Convertible Note Holder, except pursuant to the Transaction Documents, there are no outstanding Contracts, options, warrants or other rights of any kind that entitle any Person to acquire any Notes held by such Consenting Convertible Note Holder.

Section 4.3            No Conflicts; All Necessary Consents.

(a)           Neither the execution, delivery or performance by such Consenting Convertible Note Holder of the Transaction Documents to which it is or shall be a party, nor the consummation by such Consenting Convertible Note Holder of the Transactions, does or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of such Consenting Convertible Note Holder; (ii) any Contract to which such Consenting Convertible Note Holder is a party; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to such Consenting Convertible Note Holder.

(b)           Neither the execution, delivery or performance by such Consenting Convertible Note Holder of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by such Note Holder of the Transactions, does or will: (i) other than the written approval of the Florida Office of Insurance Regulation and any filings with the SEC, in each case, if applicable, require such Consenting Convertible Note Holder to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

Section 4.4            Brokers.  No broker, finder, investment banker or other Person has been engaged by such Note Holder or its Affiliates that is entitled to any brokerage, finder’s or other fee or commission from such Note Holder in connection with the transactions contemplated herein.

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ARTICLE V

Representations and Warranties of PJC

In addition to any representations and warranties set forth in any Transaction Document, PJC represents and warrants as of the date hereof and as of the Closing Date as follows:

Section 5.1            Existence; Good Standing; Authority; Enforceability.

(a)           It is, and as of the Closing Date the Investor will be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof.

(b)           It has, and as of the Closing Date the Investor will have, the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein.  The execution and delivery by it or the Investor of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor. This Agreement and each other Transaction Document to which PJC or the Investor is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute the legal, valid and binding obligation of PJC or the Investor, as the case may be, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)           No notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of PJC or the Investor under: (i) Applicable Law; (ii) the organizational documents of PJC or the Investor; or (iii) any Contract to which PJC or the Investor is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein and therein.

Section 5.2            No Conflicts; All Necessary Consents.

(a)           Neither the execution, delivery or performance by PJC or the Investor of the Transaction Documents to which it is or shall be a party, nor the consummation by PJC or the Investor of the transactions contemplated herein or therein, does or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of PJC or the

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Investor; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to PJC or the Investor.

(b)           Neither the execution, delivery or performance by PJC or the Investor of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by PJC or the Investor of the transactions contemplated herein or therein, does or will: (i) other than the written approval of the Florida Office of Insurance Regulation and any filings with the SEC, in each case, if applicable, require PJC or the Investor to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

Section 5.3            Brokers.  No broker, finder, investment banker or other Person has been engaged by PJC or its Affiliates that is entitled to any brokerage, finder’s or other fee or commission from such Note Holder in connection with the transactions contemplated herein.

Section 5.4            Sufficiency of Financing.  Each of PJC and the Investor, as applicable (a) has, and at the Closing will have, sufficient funds to consummate the Transactions to which PJC or the Investor will be a party, (b) has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform their obligations hereunder and under the other Transaction Documents, and (c) has not incurred any obligation, commitment, restriction or Liability of any kind which would impair or adversely affect such funds, resources and capabilities; provided that no such representation or warranty is made with respect to PJC and the Investor having sufficient funds as of the date hereof to consummate the purchase of New Senior Notes under the Senior Note Purchase Agreement to the extent the aggregate principal amount of New Senior Notes to be purchased thereunder exceeds $15 million.

Section 5.5            Own Account.  PJC understands that the Warrant is a “restricted security” and, at Closing, will not have been registered under the Securities Act or any applicable state securities law. The Investor will acquire the Warrant for its own account and not with a view to or for distributing or reselling the Warrant in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Warrant in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of the Warrant (this representation and warranty not limiting the Investor’s right to sell the Warrant in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Investor will acquire the Warrant in the ordinary course of its business.  The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Warrant.

Section 5.6            Purchaser Status.  The Investor will be, at Closing, and on each date on which it receives Warrant Shares it will be an “accredited investor” as defined in Rule 501(a)(1),

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(a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. The Investor was not organized for the purpose of acquiring the Warrant and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

Section 5.7                                    Experience of Investor.  The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant, and has so evaluated the merits and risks of such investment.  The Investor will be able to bear the economic risk of an investment in the Warrant and, at Closing, will be able to afford a complete loss of such investment.  The Investor acknowledges that it has been given access to all material books and records of the issuer, all material contracts and documents relating to the Transactions, has been afforded an opportunity to question the appropriate executive officers of Emergent.

Section 5.8                                    General Solicitation.  The Investor will not purchase the Warrant as a result of any advertisement, article, notice or other communication regarding the Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. PJC further acknowledges that the Investor, or its representatives, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company or (ii) another affiliation with the Company.

ARTICLE VI

Covenants

Section 6.1                                    Authorizations.

(a)                                  Generally.  From the date of this Agreement until the closing of the Transactions contemplated hereby or the earlier termination of this Agreement in accordance with Article X (the “Pre-Closing Period”), the Parties and the Consenting Convertible Note Holders shall (and shall cause their respective Affiliates to), in good faith and in a reasonably timely manner, use their respective commercially reasonable efforts to: (i) take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents, and to assist and cooperate with each other, as may be required to carry out the provisions of this Agreement, the other Transaction Document and consummate and make effective the Transactions; and (ii) cause the closing conditions contained herein and in the other Transaction Documents applicable to such Person to be satisfied.  Each other Transaction Document, including the Note Holder Transaction Documents, shall contain terms and conditions materially consistent with this Agreement and, to the extent this Agreement or any Note Holder Transaction Document, is amended, amended and restated, supplemented or modified or any provision thereof waived, in a manner that is economically adverse to the Consenting Convertible Note Holders, such amendment, modification or waiver shall be satisfactory to Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the aggregate principal amount of the outstanding Convertible Notes in their reasonable discretion.

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(b)                                 Governmental Applications and Filings.  Each Party and each Consenting Convertible Note Holder shall use its commercially reasonable efforts to furnish to the other Parties and Consenting Convertible Note Holders all information required for any application or other filing to be made pursuant to any applicable Legal Requirement in connection with the transactions contemplated by this Agreement.  Each Party and each Consenting Convertible Note Holder shall promptly inform the other Parties and the Consenting Convertible Note Holders of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction.  No Party or Consenting Convertible Note Holder shall independently participate in any formal meeting with any Governmental Authority in respect of any such filing, investigation or other inquiry without giving the other Parties  prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate in such meeting.  Except to the extent limited by applicable Legal Requirements, each Party and each Consenting Convertible Note Holder shall provide the others the right to review in advance and to consult with each other on all the information that appears in any filing made with or written materials submitted to any Governmental Authority in connection with the Transactions.  In exercising such rights, each Party and each Consenting Convertible Note Holder shall act reasonably and as promptly as practicable.  A Party or a Consenting Convertible Note Holder may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Party or Consenting Convertible Note Holder under this Section 6.1(b) as “outside counsel only.” Such materials and the information contained therein shall be given only to the recipient’s outside legal counsel and outside experts retained for purposes of any investigation or inquiry and shall not be disclosed by such outside counsel or outside expert to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. Each Party and each Consenting Convertible Note Holder shall comply as promptly as is reasonably practicable and in any event in accordance with applicable Legal Requirements, in connection with any request or inquiry from a Governmental Authority. Without limiting the foregoing, the provisions of this Section 6.1 shall expressly apply to the Proxy Statement and the obtaining of the Shareholder Approval by Emergent.

Section 6.2                                    Disclosures Concerning this Agreement and the Transactions. As soon as reasonably practicable after the date of this Agreement, and in order for Emergent to comply with its disclosure obligations under the Exchange Act, (a) the Parties and the Consenting Convertible Note Holders shall mutually agree upon a joint initial press release and (b) the Parties shall mutually agree upon any appropriate SEC filing concerning this Agreement, the other Transaction Documents and the Transactions in consultation with the Consenting Convertible Note Holders, which shall be disseminated at such time and in such manner as is agreed upon in writing by PJC and Emergent in consultation with the Consenting Convertible Note Holders (not to be unreasonably withheld, conditioned or delayed).  If any Transaction Document shall be filed with the SEC or otherwise be made publicly available, Emergent shall use commercially reasonable efforts to ensure that any such Transaction Document does not contain the signature pages of the Consenting Convertible Note Holders except to the extent legally required.  After such initial press release is disseminated, the Parties and the Consenting Convertible Note Holders will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement and the Transactions and neither of the Parties nor the Consenting Convertible Note Holders shall issue any such press releases or

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make any such public announcements prior to such consultation and agreement (which shall not be unreasonably withheld, delayed or conditioned) except as may be required by Applicable Law, in which case the Party or Consenting Convertible Note Holder proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to give advance notice to and consult in good faith with the other Parties before issuing any such press releases or making any such public announcements.

Section 6.3                                    Confidentiality.  Each Party acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the confidentiality provisions set forth in the Mutual Non-Disclosure Agreement dated as of November 5, 2015 by and between Joseph E. Sarachek, as representative for PJC and Triax, and Emergent (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.  If a Party is not party to the Confidentiality Agreement, such Party nonetheless agrees to adhere to the terms and conditions of the Confidentiality Agreement with respect to information provided to it in connection with this Agreement as if a party thereto.  Effective upon, and only upon, the closing of the Transactions, the Confidentiality Agreement shall terminate; provided, however, that if this Agreement is terminated in accordance with Article X prior to the closing of the Transactions, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

Section 6.4                                    Notification.  During the Pre-Closing Period, each Party and each Consenting Convertible Note Holder shall give written notice to the other Parties and the Consenting Convertible Note Holders as soon as is reasonably practicable (and in any event within three (3) Business Days) after acquiring actual knowledge of the occurrence of any omission, event or action that: (a) has caused, or is reasonably likely to cause, the failure of such Party or such Consenting Convertible Note Holder to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the other Transaction Documents; (b) is reasonably likely to cause any of its respective representations and warranties set forth in this Agreement or the other Transaction Documents not to be true and correct in all material respects as of the closing of the Transactions (disregarding for this purpose any materiality or Material Adverse Effect qualifications contained therein) and is not reasonably likely to be capable of cure prior to the closing of the Transactions; (c)) has caused, or is reasonably likely to cause any condition to the other Party’s or any Consenting Convertible Note Holder’s obligation to consummate the closing of the Transactions not to be satisfied; or (d) would otherwise be reasonably expected to delay materially or prevent the consummation of the closing of the Transactions.  Any such notice shall (x) state in reasonable detail the facts, events or action giving rise to such notice and (y) shall not be deemed to supplement or amend any representation, warranty, covenant, condition or agreement for purposes of (I) determining whether any of the conditions set forth in Article VII, VII-A, VIII or IX have been satisfied, (II) affecting any Person’s right to indemnification pursuant to Article XI or (III) determining whether any breach or inaccuracy of any representation or warranty or breach of any covenant or agreement set forth in this Agreement has occurred.

Section 6.5                                    Affirmative Covenants.  During the Pre-Closing Period, and except as expressly permitted or required by this Agreement, Emergent shall (and shall cause its Subsidiaries to), unless the prior written consent of PJC is obtained (such consent to not be

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unreasonably withheld, conditioned or delayed): (a) conduct its business only in the Ordinary Course of Business; and (b) use commercially reasonable efforts to (i) preserve its present business operations, organization and goodwill, (ii) maintain satisfactory relations with, and keep reasonably available the services of, its current officers and employees, (iii) maintain in effect all material Permits that are required to operate its business, (iv) preserve its present relationships with customers, suppliers, vendors and distributors and others having material business relationships with it and (v) maintain its assets in good condition, normal wear and tear excepted.

Section 6.6                                    Negative Covenants. During the Pre-Closing Period, Emergent shall not (and shall cause its Subsidiaries to not), without the prior written consent PJC (such consent to not be unreasonably withheld, conditioned or delayed), except as expressly permitted or required by this Agreement:

(a)                                 enter into, amend or modify in any material respect, or terminate prior to the scheduled termination date set forth therein, any material Contract or otherwise knowingly waive, release, assign, cancel or compromise any material debt, claim, benefit, obligation or right under any such Contract;

(b)                                 make any capital expenditure or enter into any commitment therefor in excess of $10,000 for any single expenditure or series of related expenditures or in excess of $50,000 for all capital expenditures;

(c)                                  (i) change its authorized or issued equity interests, (ii) transfer, issue, sell, dispose of, or grant any equity interest, warrant, option, call, right to purchase or similar right regarding its equity interests (or securities convertible into or exchangeable or exercisable for any shares of capital stock or equity interests), (iii) purchase, redeem, retire or otherwise acquire, or offer to purchase, redeem or otherwise acquire any of its equity interests or any warrant, option, call, right to purchase or similar right regarding its equity interests (or securities convertible into or exchangeable or exercisable for any shares of capital stock or equity interests),  (iv) declare, set aside or pay any dividend or make any distribution (whether payable in cash, stock or property) or payment in respect of its equity interests, (v) split, subdivide, recapitalize, combine or reclassify its equity interests or (vi) enter into or modify any agreement or Contract with any of the holders of its equity interests or any Affiliate or any holder thereof;

(d)                                 amend, modify or otherwise change any of the Articles of Incorporation or Bylaws of Emergent;

(e)                                  except: (i) as required by Applicable Law; or (ii) as required by the terms of any Contract existing on the date hereof, make any change in, or accelerate the vesting of, the compensation or benefits payable or to become payable to, or grant any bonus, severance or termination pay to, any of its officers, directors, employees, agents or consultants or enter into or amend any employee benefit plan or make any loans to any officer, director, employee, agent or consultant (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with past practices);

(f)                                   other than: (i) in the Ordinary Course of Business; or (ii) as required by Applicable Laws or the terms of any Contract or plan existing on the date hereof, (A) pay or

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make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any Benefit Plan to any officer, director, consultant, agent or employee, (B) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Benefit Plan for the benefit of any director, officer, consultant, agent or employee, whether past or present or (C) amend in any material respect any Benefit Plan in a manner inconsistent with the foregoing;

(g)                                  enter into, modify or terminate any labor or collective bargaining agreement or, through negotiations or otherwise, make any commitment or incur any liability to any labor organizations or announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of any of its employees;

(h)                                     (i) incur, redeem or assume any long-term or short-term indebtedness for borrowed money, enter into any hedging or off balance sheet financing arrangements, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (ii) make any loan, advance or capital contribution to, or investment in, any other Person, other than loans, advances or capital contributions to, or investments in, its Subsidiaries made in the ordinary course of business consistent with past practices, (iii) subject to any Lien any of the properties or assets (whether tangible or intangible), or (iv) issue or sell any debt securities or call, options, warrants or other rights to acquire any debt securities;

(i)                                     enter into any transaction with an Affiliate;

(j)                                    terminate the employment of any of its officers, directors or management level employees other than for cause, as determined by its board of directors (or similar governing body);

(k)                                 (i) acquire or agree to acquire (whether pursuant to merger, consolidation, recapitalization, joint venture, stock or asset purchase or otherwise) any properties or assets having a value in excess of $10,000 individually or $50,000 in the aggregate, other than the acquisition of equipment and supplies and replacements of obsolete or worn out items in the Ordinary Course of Business,  (ii) sell, assign, license, transfer, convey, lease or otherwise dispose of, or permit to lapse, encumber or restrict the use of, (including by merger, consolidation or sale of equity interests) any of its properties or assets (except for the purpose of disposing of obsolete or worthless assets in the Ordinary Course of Business), (iii) revalue in any material respect any of its material assets, including writing down notes or accounts receivable, other than in the Ordinary Course of Business or as may be required by GAAP, (iv) abandon, fail to maintain or allow to expire (other than at the natural expiration of its term), or sell or exclusively license to any Person, any material Intellectual Property or (v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(l)                                     (i) acquire or agree to acquire by merging or consolidating with, or by way of any other business combination, or by purchasing or exchanging any business enterprise,

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portion of the capital stock, other equity interests or assets of, or by any other manner, any other Person or any division or line of business of any Person in one transaction or any series of related transactions or (ii) enter into any new material line of business outside of its existing business segments and reasonable extensions thereof;

(m)                             change any of the accounting methods or principles used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP, as concurred in by its independent public accountants;

(n)                                 (i) enter into any agreement or arrangement that materially limits or otherwise materially restricts it from engaging or competing in any line of business or in any location, or (ii) permit any material Insurance Policy naming it as a beneficiary or a loss payee to lapse or to be cancelled or terminated without replacing it with comparable coverage;

(o)                                 commence any Legal Proceeding against any other Person or compromise, settle, pay or discharge any Legal Proceeding or dispute (including any settlement or consent to settlement of any material Tax claim) involving, in any case, Intellectual Property or an amount in excess of $10,000 individually or $50,000 in the aggregate;

(p)                                 make, change or rescind any election relating to Taxes, file any amended Tax Return, enter into any closing agreement or settle any Tax audit or proceeding, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or settle or compromise any Tax liability if any such action would have or reasonably be expected to have the effect of materially increasing its Tax liability in a taxable period ending after the Closing Date;

(q)                                 pay any accounts payable or other obligations or Liabilities other than in the Ordinary Course of Business;

(r)                                    except for reasonable travel advances to employees and loans to or from Subsidiaries, in each case in the Ordinary Course of Business, make any loans, extensions of credit, advances or capital contributions to, or investments in, any other Person; or

(s)                                   enter into any agreement, Contract, commitment or arrangement to do any of the foregoing, or authorize anything prohibited by this Section 6.6.

Section 6.7                                    Access to Information.

(a)                                 During the Pre-Closing Period, and subject to the Confidentiality Agreement or any similar agreement entered into between a Consenting Convertible Note Holder and Emergent and any limits imposed by Legal Requirements, Emergent shall (and shall cause its Subsidiaries to): (i) provide PJC, the Consenting Convertible Note Holders and their respective Affiliates, officers, employees, accountants, counsel, financial advisers and other representatives, with access to its officers, employees, accountants, accountants’ work papers, facilities, properties, operations, Tax Returns and books and records (including Contracts and financial and operating data) and make extracts of and copies of the foregoing upon request by PJC or a Consenting Convertible Note Holder or their respective officers, employees,

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accountants or other advisors; and (ii) cause its officers, employees, accountants, counsel, financial advisers and other representatives to cooperate with PJC, the Consenting Convertible Note Holders and their respective Affiliates and their representatives in connection with such investigation and examination.

(b)                                 Notwithstanding anything in this Section 6.7 to the contrary, the exercise of rights under this Section 6.7 shall be permitted only to the extent that it does not unreasonably interfere with the conduct of the business of Emergent and its Subsidiaries.

Section 6.8                                    Exclusivity.

(a)                                 During the Pre-Closing Period, Emergent shall not (and shall cause its Subsidiaries to not), and shall cause its and their respective directors, officers, partners, members, managers, trustees, employees, agents and advisors (collectively, the “Emergent Representatives”) to not, directly or indirectly: (i) entertain, consider or approve any offer or proposal from, or enter into any agreement, understanding or arrangement with, any third party (other than PJC or any of its Affiliates) relating to any Alternative Proposal; (ii) engage in any discussions or negotiations with any third party (other than PJC or any of its Affiliates) relating to any Alternative Proposal; (iii) provide any non-public information regarding its business or operations to any third party (other than in the Ordinary Course of Business or to PJC, any of its Affiliates and their representatives or as may be required by Applicable Law); or (iv) take any action to solicit, seek or encourage the initiation or submission of any Alternative Proposal by any third party (other than PJC or any of its Affiliates).

(b)                                 During the Pre-Closing Period, Emergent shall, and shall cause all Emergent Representatives to, immediately discontinue any ongoing discussions or negotiations (other than the ongoing discussions and negotiations with PJC) relating to any Alternative Proposal, and shall notify the other Parties and the Consenting Convertible Note Holders immediately after receipt by it or any of the Emergent Representatives of any expression of interest, inquiry, proposal or offer relating to a possible Alternative Proposal that is received from any third party during the Pre-Closing Period, or any request for non-public information in connection with any such expression of interest, inquiry, proposal or offer, or for access to non- public information of Emergent or any of its Subsidiaries by any such third party that informs or has informed Emergent or any of the Emergent Representatives that it is considering making an Alternative Proposal.

Section 6.9                                    Taxes.  Emergent shall, and shall cause each of its Subsidiaries to, agree, from and after the date of this Agreement and until the Closing Date, to prepare all Tax Returns in a manner which is consistent with the past practices of Emergent and each such Subsidiary, as the case may be, with respect to the treatment of items on such Tax Returns except as required by Applicable Law, or to the extent that any inconsistency would not increase any liability for Taxes for any period.

Section 6.10                             Additional Lamington Road Financing.  During the Pre-Closing Period, Emergent shall, and shall cause Lamington Road to, use commercially reasonable efforts to assist PJC in obtaining additional financing from the White Eagle Lenders or such other lenders as shall

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be reasonably acceptable to Emergent and PJC, for Lamington Road and/or its Subsidiaries in order (i) to repay Indebtedness under the Senior Note Indenture, (ii) to fund reserves maintained by Emergent and its Subsidiaries or (iii) for general corporate purposes, including the funding of growth.

Section 6.11                             Shareholder Approval; Proxy Statement; Registration Statement.

(a)                                 Shareholder Approval.  As promptly as practicable after the completion of the negotiation and preparation of the other Transaction Documents, as applicable, Emergent shall use all commercially reasonable efforts to obtain the Shareholder Approval and shall provide the holders of its Common Stock with all required notices, solicitations and other documents as may be required in connection therewith.

(b)                                 Proxy Statement. As promptly as practicable after the execution of this Agreement (and in any event by March 31, 2017), Emergent shall, in accordance with its organizational documents and Applicable Law, file with the SEC the Proxy Statement and other appropriate documents in connection with the obtaining of the Shareholder Approval. The Proxy Statement shall: (A) comply in all material respects with all applicable Legal Requirements, (B) include the unanimous recommendation of the board of directors of Emergent in favor of the adoption and approval of the Articles Amendment and the Transactions; and (C) notify the shareholders of the required vote and of all other material conditions to the Articles Amendment and the Transactions.  Notwithstanding anything to the contrary contained in this Agreement, the Proxy Statement and any other materials submitted to Emergent’s stockholders in connection with the Articles Amendment and the Transactions shall be subject to prior review and reasonable approval by PJC (not to be unreasonably withheld, conditioned, or delayed).

(c)                                  Registration Statement.  As promptly as practicable after the Closing Date (and in any event within thirty (30) days after the Closing Date) Emergent shall file a registration statement providing for the registration for resale under the Securities Act of the Shares, the Warrant Shares, the New Convertible Notes and the shares of Common Stock into which the New Convertible Notes may be converted (such registration statement, the “Registration Statement”).  Emergent shall use its best efforts to cause such Registration Statement to be declared effective upon to the earliest to occur of (x) the date that is 120 days after the Closing Date, (y) the date that is two (2) Business Days after the date that the SEC communicates to Emergent that it has no comments to the Registration Statement and (z) the date that is two (2) Business Days after the date that the SEC communicates to Emergent that all comments with respect to the Registration Statement have been resolved.

Section 6.12                             Exchange Offers. As promptly as practicable  after execution of this Agreement (and in any event by March 31, 2017), Emergent shall launch the Exchange Offers; provided, however, that Emergent shall not consummate the Exchange Offers or any of the transactions contemplated by the Offering Memoranda unless and until all of the conditions to the effectiveness thereof set forth herein and/or the Offering Memoranda and in the other Transaction Documents have been satisfied or will be satisfied or waived by the applicable Parties or, in the case of the Convertible Note Exchange Offer, Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the

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aggregate principal amount of the outstanding Convertible Notes.  PJC shall cause the Investor to make an offer to each Senior Note Holder to purchase from each Senior Note Holder who validly accepts and exchanges all of the Senior Notes held by such Senior Note Holder pursuant to the Senior Note Exchange Offer all of the New Senior Notes that will be issued to such Senior Note Holder on the Closing Date at a price equal to the face amount of each New Senior Note purchased in accordance with the terms of the Note Purchase Agreement.

Section 6.13                             Convertible Note Exchange Offer. On or before the date that is ten (10) Business Days after the date Emergent launches the Convertible Note Exchange Offer, each Consenting Convertible Note Holder shall tender all of the Convertible Notes it holds into the Convertible Note Exchange Offer; provided that such Consenting Convertible Note Holders may, in its sole discretion, elect not to consummate the Convertible Note Exchange Offer to the extent that any of the conditions set forth in Article VII and/or Article IX are not satisfied or to the extent that this Agreement has been terminated in accordance with Article X.

Section 6.14                             Transferability of Notes.  Each Consenting Convertible Note Holder agrees that, during the Pre-Closing Period, it shall not, directly or indirectly, sell, assign, loan, issue, pledge, hypothecate, convey or otherwise transfer or dispose of or grant, issue, or sell any option, right to acquire, voting, participation, or other interest in (each, a “Transfer”) any of its Convertible Notes, and any purported Transfer of any Notes shall be null and void and without effect, unless the transferee thereof (the “Transferee”) either (i) is a Consenting Convertible Note Holder at the time of such Transfer, or (ii) prior to the effectiveness of such Transfer, agrees in writing, for the benefit of and in a manner satisfactory the Parties, to become bound by all of the terms of this Agreement applicable to a Consenting Convertible Note Holder (including with respect to any and all Convertible Notes it already may own or control prior to such Transfer) by executing a joinder agreement in form and substance satisfactory to the Parties (a “Joinder Agreement”), and delivering an executed copy thereof to counsel to each Party, in which event (x) the Transferee shall be deemed to be a Consenting Convertible Note Holder hereunder with respect to all Convertible Notes held by such Transferee and (y) the transferor Consenting Convertible Note Holder shall be deemed to relinquish its rights, and be released from its obligations, under this Agreement solely to the extent of such transferred Convertible Notes. Notwithstanding the foregoing, the restrictions on Transfer set forth in this Section 6.14 shall not apply to the grant of any Liens or encumbrances on any Convertible Notes in favor of a bank or broker-dealer holding custody of such Convertible Notes in the ordinary course of business, which do not adversely affect such Consenting Convertible Note Holder’s obligations under this Agreement, and which Lien or encumbrance is released upon the Transfer of such Convertible Notes. Any Transfer that does not comply with the foregoing shall be deemed void ab initio and each Party hereto shall have the right to enforce the voiding of such Transfer.

ARTICLE VII

Conditions of Each Party’s and Each Consenting Convertible Note Ho ld er’s Obligation to   Close

Each Party’s and each Consenting Convertible Note Holder’s obligation to consummate the Transactions shall be subject to the satisfaction, on or prior to the closing of the relevant

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Transaction, of the following conditions, any of which may be waived, in writing, by such Party or Consenting Convertible Note Holder:

Section 7.1                                    No Injunction or Proceeding. At the Closing Date, there shall be no Legal Proceeding or Order of any nature pending or outstanding would restrain, prohibit or materially delay the consummation of the relevant Transaction.

Section 7.2                                    Transaction Documents.  Each of the Transaction Documents for the relevant Transaction shall have been executed and delivered by each of the other parties thereto.

ARTICLE VII-A

Conditions to Emergent’s Obligation To Close

The obligations of Emergent to consummate the Transactions to which it is a party shall be subject to the satisfaction, on or prior to the closing of the relevant Transaction, of the following conditions, all in form and substance satisfactory to Emergent, any of which may be waived, in writing, by Emergent:

Section 7A.1   Covenants.  PJC and each other party to the other Transaction Documents shall have complied in all material respects with all of the covenants, obligations and conditions hereunder or thereunder required to be performed and complied with by them at or prior to the closing of such Transaction.

Section 7A.2                               Representations and Warranties.  The representations and warranties of PJC contained in this Agreement and each other party to the other Transaction Documents contained in the other Transaction Documents shall have been true and correct as of the date hereof, as applicable, and shall be true and correct in all material respects (except for those representations and warranties qualified by material, materiality or similar expressions, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties that expressly address matters only as of a particular date shall have been true and correct only as of such date).

Section 7A.3   Shareholder Consent. The execution, delivery and performance of the Articles Amendment shall have received the Shareholder Approval.

ARTICLE VIII

Conditions of Obligations of PJC and the Investor to Close

The obligations of each of PJC and the Investor to consummate the Transactions to which it is a party shall be subject to the satisfaction, on or prior to the closing of the relevant Transaction, of the following conditions, all in form and substance satisfactory to PJC, any of which may be waived, in writing, by PJC:

Section 8.1                                    Covenants.  Emergent, each Consenting Convertible Note Holder and each other party to the other Transaction Documents shall have complied in all material respects with

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all of the covenants, obligations and conditions hereunder or thereunder required to be performed and complied with by them at or prior to the closing of such Transaction.

Section 8.2                                    Representations and Warranties.  The representations and warranties of the Emergent and each Consenting Convertible Note Holder contained in this Agreement and each party to the other Transaction Documents contained in the other Transaction Documents shall have been true and correct as of the date hereof, as applicable, and shall be true and correct in all material respects (except for those representations and warranties qualified by material, materiality or similar expressions, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties that expressly address matters only as of a particular date shall have been true and correct only as of such date).

Section 8.3                                    No Material Adverse Effect.  Emergent and its Subsidiaries shall have been operated in the Ordinary Course of Business from and after the date of this Agreement, and since the date of this Agreement there shall not have occurred any Material Adverse Effect with respect thereto.

Section 8.4                                    Certificates.  PJC shall have received from each of the other parties to the Transaction Documents an officer’s certificate certifying to the fulfillment of the conditions specified in Sections 8.1 and 8.2 and, in the case of Emergent, Section 8.3.

Section 8.5                                    Emergent Corporate Actions. The Articles Amendment shall have been filed and be in full force and effect.  The Board Documents shall be in full force and effect.

Section 8.6                                    Consents.  PJC shall have received copies of all Consents, duly executed by the applicable consenting party (if applicable), necessary or reasonably requested by PJC for the execution and delivery of the Transaction Documents and the consummation of the Transactions.

Section 8.7                                    Other Actions.  PJC shall have received and be reasonably satisfied with all certificates, legal opinions, agreements, documents and instruments necessary or reasonably requested by PJC in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions.

Section 8.8                                    Good Standing; etc.  PJC shall have received (a) a certificate of good standing with respect to Emergent and each of its Subsidiaries dated on or about the Closing Date, issued by the applicable Governmental Authority and (b) any other document or instrument as PJC or its representatives may reasonably request.

Section 8.9                                    Exchange Offers.  Each of the Exchange Offers shall have been consummated in accordance with the conditions set forth in the Offering Memoranda. Each of the New Indentures shall have been executed by Emergent and the appropriate Indenture Trustee and the New Notes shall have been issued in exchange for the Notes.

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ARTICLE IX

Conditions to Obligations of the Consenting Convertible Note Holders to Close

The obligation of each Consenting Convertible Note Holder to consummate the Transactions to which it is a party shall be subject to the satisfaction, on or prior to the consummation of the relevant Transaction, of the following conditions, any of which may be waived, in writing, by the Consenting Convertible Note Holders:

Section 9.1                                    Covenants.  Each Party and each other party to the other Transaction Documents to which any Consenting Convertible Note Holder is a party shall have complied in all material respects with all of the covenants, obligations and conditions hereunder or thereunder required to be performed and complied with by them at or prior to the consummation of the Transactions contemplated by this Agreement or such other Transaction Document.

Section 9.2                                    Transactions.  Each of the conditions to closing set forth in each Transaction Document shall have been satisfied or waived by the applicable party to such Transaction Document.

Section 9.3                                    Emergent Corporate Actions. The Articles Amendment shall have been filed and be in full force and effect.  The Board Documents shall be in full force and effect.

Section 9.4                                    Senior Note Purchase. The transaction contemplated under the Senior Note Purchase Agreement shall have been consummated contemporaneously with the Closing.

ARTICLE X

Termination

Section 10.1                             Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing by:

(a)                                 the mutual written consent of PJC and Emergent;

(b)                                 PJC or Emergent, in the event that any condition set forth in Article VII, Article VII-A or Article VIII, as applicable, shall not be satisfied, or shall not be reasonably capable of being satisfied, by August 31, 2017 (the “Walk-Away Date”); provided, however, that neither such Party may terminate this Agreement pursuant to this clause (b) if the failure of the applicable condition in Article VII, Article VII-A or Article VIII (as the case may be) to be satisfied or the failure of the Closing to occur on or before the Walk-Away Date from (i) the breach by Emergent (in the case of Emergent) or by PJC or the Investor (in the case of PJC) of any representation, warranty, covenant or agreement in this Agreement or (ii) the failure of Emergent (in the case of Emergent) or PJC or the Investor (in the case of PJC) to use its required efforts to consummate the transactions contemplated hereby;

(c)                                  Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the aggregate principal amount of the

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outstanding Convertible Notes, in the event that any condition set forth in Article VII or Article IX, shall not be satisfied, or shall not be reasonably capable of being satisfied, by September 30, 2017; provided, however, that such Consenting Convertible Note Holders may not terminate this Agreement pursuant to this clause (c) if the failure of the applicable condition in Article VII or Article IX (as the case may be) to be satisfied or the failure of the Closing to occur on or before September 30, 2017 results from (i) the breach by any Consenting Convertible Note Holder of any representation, warranty, covenant or agreement in this Agreement or (ii) the failure of any Consenting Convertible Note Holder to use its required efforts to consummate the transactions contemplated hereby;

(d)                                 PJC if Emergent shall breach any representation, warranty, covenant, obligation or agreement hereunder, such that the conditions set forth in Article VIII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and such breach shall not have been cured, or by its nature cannot be cured, within thirty (30) days of receipt by Emergent of written notice of such breach, or by Emergent if PJC shall breach any representation, warranty, covenant, obligation or agreement hereunder, such that the conditions set forth in Article VII-A would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and such breach shall not have been cured, or by its nature cannot be cured, within thirty (30) days of receipt by PJC of written notice of such breach;

(e)                                  Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the aggregate principal amount of the outstanding Convertible Notes if Emergent or PJC shall materially breach any representation, warranty, covenant, obligation or agreement hereunder, and such breach shall not have been cured, or by its nature cannot be cured, within thirty (30) days of receipt by Emergent or PJC, as the case may be, of written notice of such breach, and such breach shall result in, or reasonably be expected to result in, an adverse economic impact to the Consenting Convertible Note Holders, as determined in their reasonable discretion;

(f)                                   PJC if the conditions precedent to the consummation of either Exchange Offer is not satisfied at the time such Exchange Offer expires or as of the date on which all other conditions set forth in Article VII, Article VII-A or Article VIII, as applicable, are satisfied; or

(g)                                  PJC or Emergent, if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the consummation of a Transaction, which Order is final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 10.1(g) shall have used its commercially reasonable efforts (with the cooperation of the other Parties) to remove such Order or appeal diligently such other action; and provided, further, that the right to terminate this Agreement under this Section 10.1(g) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party or its Affiliates to perform any of its obligations under this Agreement.

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Section 10.2                             Procedure and Effect of Termination.

(a)                                 Subject to Section 10.3, a Party or the Consenting Convertible Note Holder seeking to terminate this Agreement pursuant to Section 10.1 shall deliver written notice of such termination to each of the other Parties and the Consenting Convertible Note Holders, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by any Party or any Consenting Convertible Note Holder, except that the provisions of Section 6.2, Section 6.3, this Section 10.2 and Article XIII shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any Party or any Consenting Convertible Note Holder of any liability that arose prior to the date of termination or, with respect to those provisions that survive termination, that arises after such termination, or with respect to any Party or any Consenting Convertible Note Holder of the breach of its obligations under this Agreement.

(b)                                 If this Agreement is terminated as provided herein, each Party and each Consenting Convertible Note Holder shall, as requested by the applicable other Party(ies), either redeliver to such other Party(ies), or certify to such other Party(ies) the destruction of, all documents, work papers and other material of such other Party(ies) relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

Section 10.3                             Termination Fee.

(a)                                 Notwithstanding anything in this Agreement to the contrary, and without limiting any other provision of this Agreement or any other Transaction Document, in the event that this Agreement has been validly terminated (i) by PJC pursuant to Section 10.1(d) or Section 10.2(f), (ii) by Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the aggregate principal amount of the outstanding Convertible Notes pursuant to Section 10.1(c) or pursuant to Section 10.1(e) (unless in the case of Section 10.1(e), PJC’s material breach was the basis for such termination) or (iii) by PJC or Emergent pursuant to Section 10.1(b) or Section 10.1(g) and, in the case of this clause (iii), within sixty (60) days of such termination Emergent enters into any agreement with respect to or consummates an Alternative Proposal with a third party other than PJC or one of PJC’s Affiliates, then within two (2) Business Days following such termination (in the case of clause (i) or clause (ii)) or entry into such an agreement or consummation of such Alternative Proposal (in the case of clause (iii)) Emergent shall pay or cause to be paid to PJC and Triax the aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) in immediately available funds, payable as instructed by PJC and Triax.  In addition to the foregoing, and notwithstanding anything in this Agreement to the contrary, and without limiting any other provision of this Agreement or any other Transaction Document, in the event that (x) this Agreement has been validly terminated by Emergent pursuant to Section 10.1(b) and (y) Emergent has not entered into an Alternative Proposal within sixty (60) days of the date of such termination, then within two (2) Business Days following the expiration of such sixty (60) day period, PJC shall pay or cause to be paid to Emergent the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) in immediately available funds, payable as instructed by Emergent.

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(b)                                 Notwithstanding anything in this Agreement to the contrary, if PJC, Triax or Emergent receives a payment under Section 10.3(a), such payment shall be deemed to be liquidated damages, and shall be its sole and exclusive remedy, with respect to any breach of the representation, warranty, covenant, obligation or agreement hereunder that was the basis of the termination of this Agreement that resulted in the making of such payment.

(c)                                  Emergent and each Consenting Convertible Note Holder acknowledges that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, PJC would not enter into this Agreement. Accordingly, if Emergent fails to pay any amounts due pursuant to this Section 10.3, and, in order to obtain such payment, PJC and/or Triax commences a Legal Proceeding that results in a judgment against Emergent for the amounts set forth in this Section 10.3, Emergent shall pay to PJC and Triax their costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Legal Proceeding, together with interest on the amounts due pursuant to this Section 10.3 from the date such payment was required to be made until the date of payment at the rate of ten percent (10%) per annum.

(d)                                 Simultaneously with the execution and delivery of this Agreement, Emergent shall cause Lamington Road to execute and deliver to PJC a written undertaking in form and substance satisfactory to PJC pursuant to which Lamington Road shall be legally obligated to pay any amounts due to PJC in accordance with this Section 10.3.

ARTICLE XI

Indemnification

Section 11.1                             Survival of Representations, Warranties and Covenants.  The representations and warranties of Emergent contained in or made pursuant to this Agreement or any other Transaction Document shall survive the Closing until the fifth anniversary of the Closing Date (such survival period, the “Survival Period”). For the avoidance of doubt, the Parties and the Consenting Convertible Note Holders hereby agree and acknowledge that the Survival Period is a contractual statute of limitations and any claim brought by any Party or any Consenting Convertible Note Holder against Emergent pursuant to this Article XI must be brought or filed prior to the expiration of the Survival Period.  Notwithstanding anything to the contrary in this Agreement, all covenants and agreements of the Parties and the Consenting Convertible Note Holders that by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

Section 11.2                             Indemnification by Emergent.  Emergent shall indemnify and hold PJC, the Investor, the Consenting Convertible Note Holders and each of their respective officers, directors, Affiliates, agents and employees (collectively, the “Indemnified Parties”) harmless from and against any out-of-pocket loss, Liability, Taxes, claim, charge, assessed interest, judgment, fine, penalty, damage, fee or expense (including reasonable legal, consultant, accounting and other professional fees and expenses and including any mitigation cost and any cost of determining that there has been a breach under this Agreement or any other Transaction Document) (collectively, “Losses”) incurred by such Indemnified Party resulting from (a) any

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breach of any representation and warranty of Emergent contained in this Agreement or in any other Transaction Document or in any certificate delivered pursuant to this Agreement or any other Transaction Document, (b) any failure by Emergent to perform any covenant or agreement hereunder, under any other Transaction Document or under any agreement contemplated hereby or thereby, or (c) any material inaccuracy in the Offering Memoranda or in the Proxy Statement. For purposes of determining the amount of Losses incurred with respect to a breach of any representation or warranty contained in this Agreement, any other Transaction Document or any certificate delivered pursuant to this Agreement or any other Transaction Document, each such representation or warranty shall be read without reference to “materiality” or “Material Adverse Effect” qualifier. The Indemnified Parties shall be third party beneficiaries of this Section 11.2, each of whom may enforce the provisions of this Section 11.2.

Section 11.3                             Limitations on Indemnification.

(a)                                 In no event shall any Indemnified Party be entitled to double recovery hereunder.  If any circumstance constitutes a breach of more than one representation, warranty or covenant, the Indemnified Party(ies) shall only be entitled to recover once in respect of such circumstance.

(b)                                 The right to indemnification, recovery of Losses or any other remedy shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or any other Transaction Document or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement made by Emergent, or any other matter.  The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification, recovery of Losses or any other remedy based on any such representation, warranty, covenant or agreement.  No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order.

(c)                                  In no event shall any Party or Consenting Convertible Note Holder (and/or its Affiliates, or any of its respective, members, directors, officers, employees, servants, agents or attorneys) be liable to the other Parties or any Consenting Convertible Note Holder for any consequential damages whatsoever including without limitation, damages for loss of profits, loss of business, loss of savings, business interruption, work stoppages, or other indirect, special, consequential, punitive, or incidental damages arising out of this Agreement, and on any theory of liability, even if it has been advised of the possibility of such damages.

Section 11.4                             Indemnification Procedures.

(a)                                 In the event that any Legal Proceeding is instituted or asserted during the Survival Period by a third party in respect of which indemnification shall be sought under this Article XI, the Indemnified Party shall promptly cause written notice (the “Third Party Notice”) of the assertion of such Legal Proceeding to be forwarded to Emergent. Emergent shall have the right, at its sole option and expense, by providing written notice pursuant to this Article XI to (i)

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take control of the defense and investigation of such Legal Proceeding, (ii) employ and engage attorneys of its own choice (subject to the prior written approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at Emergent’s sole cost, risk and expense and (iii) compromise or settle such Legal Proceeding, which compromise or settlement shall be made only with the prior written consent of the Indemnified Party; provided, that such consent shall not be required if such settlement (x) includes an unconditional release of the Indemnified Party, (y) otherwise provides solely for payment of monetary damages for which Emergent shall be responsible and no other form of relief or penalty, (y) shall not increase the Tax liability of the Indemnified Party for any Taxable year or other Taxable period and (z) does not involve the admission of liability or wrongdoing on the part of the Indemnified Party.  The Indemnified Party shall, at Emergent’s expense, cooperate in all reasonable respects with Emergent and its attorneys in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom, and the Indemnified Party may, at its own cost, monitor and further participate in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom. Notwithstanding Emergent’s election to assume the defense of such Legal Proceeding, the Indemnified Party shall have, upon giving prior written notice to Emergent, the right to employ one separate counsel and to participate in the defense of such Legal Proceeding, and Emergent shall bear the reasonable fees, costs and expenses of such separate counsel for the Indemnified Party if, but only if, the Indemnified Party shall have reasonably concluded in good faith that (x) an actual or potential conflict of interest (including one or more legal defenses or counterclaims available to it or to other Indemnified Parties that are different from or additional to those available to Emergent) makes it inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with the advice of counsel) for the same counsel to represent both the Indemnified Party and Emergent or (y) the claim seeks nonmonetary relief which, if granted, could materially and adversely affect the Indemnified Party or its Affiliates.  If Emergent elects not to defend against such Legal Proceeding, does not, within fifteen (15) days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense by such earlier date would materially impair the ability of the indemnified party to defend such Legal Proceeding), acknowledge in writing its intent to assume the defense of such Legal Proceeding pursuant to this Section 11.4(a), contests its obligation to indemnify the Indemnified Party in connection with such Legal Proceeding, or fails to defend against such Legal Proceeding with reasonable diligence, the Indemnified Party may defend against such Legal Proceeding, in which cases the costs of defending such Legal Proceeding shall constitute indemnifiable Losses under this Article XI, and Emergent shall have the right to participate therein at its own cost.  If the Indemnified Party defends any Legal Proceeding, then it shall keep Emergent regularly apprised of the status of the Legal Proceeding and Emergent shall reimburse the Indemnified Party for the reasonable expenses of counsel engaged by the Indemnified Party to defend such Legal Proceeding upon submission of periodic bills unless (A) Emergent is asserting in good faith a bona fide contest to its obligation to indemnify the Indemnified Party and (B) Emergent deposits in escrow in a manner and with and an escrow agent reasonably satisfactory to such Indemnified Party all amounts that would have been payable to such Indemnified Party under this sentence in the absence of such a contest as and when such amounts would have been payable.  In no event shall the Indemnified Party be entitled to compromise or settle any Legal Proceeding without the prior written consent of Emergent, such consent not to be unreasonably withheld, conditioned or delayed.

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(b)                                 If a claim for Losses (a “Claim”) is to be made by any Indemnified Party not in connection with a Legal Proceeding instituted by a third party, such Indemnified Party shall give written notice (a “Claim Notice”) to Emergent reasonably promptly after such Indemnified Party becomes aware of any fact, condition or event giving rise to Losses for which indemnification may be sought under this Section 11.4(b) within the Survival Period.  If Emergent notifies the Indemnified Party that it does not dispute the Claim described in such Claim Notice, the Losses identified in the Claim Notice shall be conclusively deemed a liability of Emergent.

(c)                                  After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and Emergent shall have arrived at a mutually binding agreement with respect to a Legal Proceeding hereunder, the Indemnified Party shall forward to Emergent notice of any sums due and owing by Emergent pursuant to this Agreement with respect to such matter and, unless Emergent in good faith disputes any such amounts, Emergent shall promptly pay such amounts.

(d)                                 The failure of the Indemnified Party to deliver the Claim Notice or Third Party Notice shall not release pending Survival Period, waive or otherwise affect Emergent’s obligations with respect thereto, except if Emergent can demonstrate actual loss and prejudice as a result of such failure.

ARTICLE XII

Tax Matters

Section 12.1                                   Tax Returns Required to be Filed on or prior to the Closing Date.

Emergent and its Subsidiaries shall file all federal, state, local and foreign Tax Returns required to be filed by each of them on or prior to the Closing Date, subject to legally permitted extensions, and Emergent shall pay any and all Taxes due with respect to such returns. All Tax Returns described in this Section 12.1 shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable Tax Authority or a contrary treatment is required by applicable Tax laws (or judicial or administrative interpretations thereof).

ARTICLE XIII

Miscellaneous

Section 13.1                             Fees and Expenses. Whether or not any other Transaction Agreement is executed and delivered or any of the Transactions contemplated hereby shall be consummated, Emergent shall pay (a) all reasonable, out-of-pocket costs and expenses of PJC, including the reasonable fees, charges and disbursements of counsel for PJC, in connection with the diligence, negotiation, preparation, execution, delivery and closing of this Agreement and any other Transaction Documents and any amendments, modifications or waivers of any thereof and (b) all out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of

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outside counsel) incurred by PJC and/or the Investor in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including its rights under this Section 13.1, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Agreement or any other Transaction Document.

Section 13.2                             Notices.  Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be written in the English language and delivered by hand or by courier using a nationally recognized courier company, addressed to the attention of the receiving Party or the Consenting Convertible Note Holder at the address set forth on such Party’s or Consenting Convertible Note Holder’s signature hereto or to such other address of which a Party or a Consenting Convertible Note Holder has provided Notice in accordance with this Section 13.2.  A Notice shall be effective upon receipt and shall be deemed to have been received at the time of delivery, if delivered by hand or by such courier, provided that if a Notice would become effective after 5:30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9:30 a.m. on the next Business Day. References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

Section 13.3                             Entire Agreement. This Agreement (together with the Schedules hereto) and the other Transaction Documents constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties and the Consenting Convertible Note Holders with respect to the subject matter hereof and thereof.

Section 13.4                             Amendment; Waivers. Neither this Agreement nor any terms hereof may be amended, modified or waived except pursuant to a writing signed by the Party to be bound thereby or, to the extent such amendment, waiver or modification is adverse to the economic interests of the Consenting Convertible Note Holders (as determined by the Consenting Convertible Note Holders in their reasonable discretion), Convertible Note Holders, including the Consenting Convertible Note Holders, that, in the aggregate, hold a majority of the aggregate principal amount of the outstanding Convertible Notes.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party or Consenting Convertible Note Holders granting such waiver in any other respect or at any other time. Neither the waiver by any of the Parties or Consenting Convertible Note Holders hereto of a default, nor the failure by any of the Parties or Consenting Convertible Note Holders, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party or Consenting Convertible Note Holder may otherwise have at law or in equity.

Section 13.5                             Severability.  If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If

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any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the Parties and the Consenting Convertible Note Holders party hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under Applicable Law and that such modified provision shall thereafter be enforced to the fullest extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 13.6                             Counterparts.  This Agreement may be executed in several counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same agreement.

Section 13.7                             Binding Effect; No Joint and Several Liability.  Subject to Section 13.8, this Agreement shall be binding upon and inure to the benefit of the Parties and the Consenting Convertible Note Holders and their respective heirs, successors and permitted assigns.  Each of the Parties and the Consenting Convertible Note Holders acknowledges and agrees that it is entering into this Agreement with the intent to be legally bound by the terms and conditions hereof, that it understands the import and meaning of all of the terms and conditions of this Agreement and that each has had sufficient opportunity to review and discuss the terms and conditions of this Agreement with its legal counsel and other advisors.  To the extent that this Agreement imposes obligations or liabilities on more than one Party or the Parties and the Consenting Convertible Note Holders, such obligations and liabilities shall be several and not joint.

Section 13.8                             Assignment.  Neither this Agreement nor any Party’s or Consenting Convertible Note Holder’s rights or obligations hereunder may be assigned or delegated, in whole or in part, by such party without the prior written consent of: (a) with respect to any such assignment or delegation by Emergent or a Consenting Convertible Note Holder, PJC; and (b) with respect to any such assignment or delegation by PJC, Emergent.  Any purported assignment or delegation in violation of the preceding sentences of this Section 13.8 is null and void.

Section 13.9                             No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person or entity other than the Parties, the Consenting Convertible Note Holders and their respective successors and permitted assigns and the Indemnified Parties in accordance with Article XI.

Section 13.10  Governing Law; Jurisdiction. This Agreement shall be governed in all respects by, and construed in accordance with, the laws of the State of New York (without giving effect to its principles of conflicts of laws, to the extent such principles would require or permit the application of the laws of a jurisdiction other than the State of New York). Any claim, action or dispute against any Party or any Consenting Convertible Note Holder to this Agreement arising out of or in any way relating to this Agreement shall be brought in the courts of the State of New York located in the City and County of New York or in the Federal Courts of the United States sitting in the State, County and City of New York. Each of the Parties and Consenting Convertible Note Holders hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such claim, action or dispute; provided that a final judgment in any such

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claim, action or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party and each Consenting Convertible Note Holder irrevocably waives and unconditionally agrees not to assert, by way of a motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any objection that it may ever have that the laying of venue of any such claim, action or dispute in any federal or state court located in the above named state or city is improper, (b) any objection that any such claim, action or dispute brought in any of the above named courts has been brought in an inconvenient forum or (c) any claim that it is not personally subject to the jurisdiction of the above named courts.

Section 13.11  Specific Performance.  The Parties and the Consenting Convertible Note Holders hereby agree that irreparable damage would occur in the event that any of their agreements, covenants, or obligations under the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties and the Consenting Convertible Note Holders agree that, in addition to any other remedies, the Parties and the Consenting Convertible Note Holders shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.  The Parties and the Consenting Convertible Note Holders hereby waive any requirement for the securing or posting of any bond in connection with such remedy.  The Parties and the Consenting Convertible Note Holders further agree that the only permitted objection that they may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 13.12  Waiver of Jury Trial.  Each Party and each Consenting Convertible Note Holder acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party and each Consenting Convertible Note Holder hereby irrevocably and unconditionally waives any right such Party or Consenting Convertible Note Holder may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement.  Each Party and each Consenting Convertible Note Holder certifies and acknowledges that (a) no representative, agent or attorney of any other Party or Consenting Convertible Note Holder has represented, expressly or otherwise, that such other Party or Consenting Convertible Note Holder would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party and each Consenting Convertible Note Holder understands and has considered the implications of this waiver, (c) each Party and each Consenting Convertible Note Holder makes this waiver voluntarily and (d) each Party and each Consenting Convertible Note Holder has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 13.12.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the day and year first above written.

EMERGENT CAPITAL, INC.

By:	/s/ Anthony Mitchell
Name:	Anthony Mitchell
Title:	CEO
Address:

[Signature page to Master Transaction Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the day and year first above written.

PJC INVESTMENTS, LLC

By:	/s/ Patrick J Curry
Name:	Patrick J Curry
Title:	Manager
Address:

[Signature page to Master Transaction Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the day and year first above written.

RANGELEY CAPITAL

By:	/s/ Chris DeMuth Jr.
Name:	Chris DeMuth Jr.
Title:	Managing Partner
Address:

[Signature page to Master Transaction Agreement]

Exhibit A

Form of Common Stock Purchase Agreement

(Attached)

COMMON STOCK PURCHASE AGREEMENT

among

EMERGENT CAPITAL, INC.

and

THE PURCHASERS REFERRED TO HEREIN

                                   , 2017

SCHEDULE 1                        Purchasers

ii

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of                                , 2017, by and among Emergent Capital, Inc., a Florida corporation (the “Company”), and each purchaser listed on Schedule 1 attached hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company has authorized the sale and issuance of up to 92,000,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule 1 (collectively, the “Shares”), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I           DEFINITIONS

1.1         Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” “ means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.

“Board” means the Board of Directors of the Company.

“Claim” shall have the meaning ascribed to such term in Section 4.7(c).

“Claim Notice” shall have the meaning ascribed to such term in Section 4.7(c).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and (x) all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived and (y) the required conditions, actions, deliveries and approvals set forth in Article II of the Master

Transaction Agreement have been met, completed, made and obtained, as appropriate, or waived, by the relevant party thereunder.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Contemplated Transactions” means the Transactions as that term is defined in the Master Transaction Agreement.

“Contract” means any written or oral contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, commitment or other arrangement or agreement.

“Control” means, in relation to any Person, where a Person (or Persons acting in concert) has direct or indirect control (a) of the affairs of another Person, (b) over more than 25% of the total voting rights conferred by all the issued shares in the capital of another Person which are ordinarily exercisable in a general meeting or (c) of a majority of the board of directors of another Person (in each case whether pursuant to relevant governance documents, Contract or otherwise) and “Controlled” shall be construed accordingly.

“Equitable Exceptions” means, with respect to the enforceability of any obligation, that such obligation is subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities and (b) equitable principles (whether considered in a proceeding in equity or at law).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or another nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Indebtedness” means Indebtedness as that term is defined in the Master Transaction Agreement.

“Investor” means                            , a Purchaser.

“Judicial Authority” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind (including any Governmental Authority exercising judicial powers or functions of any kind).

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“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority or Judicial Authority.

“Legal Proceedings” means any judicial, administrative or arbitral claim, action, complaint, hearing, petition, suit, mediation, litigation, investigation, examination, inspection or other proceeding, at law or in equity, in any case, by or before a Governmental Authority or Judicial Authority.

“Liabilities” means any and all Indebtedness, liabilities, obligations, deficiencies, penalties, assessments, fines, claims, causes of action or other losses, fees, costs or expenses, whether accrued or fixed, absolute or contingent, matured or unmatured, due or to become due and whether arising under any Order, Contract or otherwise.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right.

“Master Transaction Agreement” means one or more Master Transaction Agreement(s) dated as of March 15, 2017 among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto.

“Material Adverse Effect” means Material Adverse Effect as that term is defined in the Master Transaction Agreement.

“Noteholder” means a Consenting Convertible Note Holder as that term is defined in the Master Transaction Agreement that is also a Purchaser.

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award assessment, arbitration award, or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Rights Agreement” means Registration Rights Agreement as that term is defined in the Master Transaction Agreement.

“Resolutions” shall have the meaning ascribed to such term in Section 2.4(b)(iv).

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“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by the Company with or to the SEC since January 1, 2011.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Trading Day” means a day on which the primary Trading Market of the Common Stock is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

“Transaction Documents” means the Transaction Documents as that term is defined in the Master Transaction Agreement.

ARTICLE II         PURCHASE AND SALE

2.1          Agreement to Sell and Purchase. At the Closing, the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on Schedule 1 for an aggregate purchase price set forth opposite such Purchaser’s name on Schedule 1; provided, however, that (i) the number of Shares sold to Investor shall be 60,000,000 and (ii) the number of Shares sold to Noteholders shall not be greater than 32,000,000 in the aggregate. The purchase price per Share shall be $0.25 (the “Purchase Price”).

2.2          Closing. On the Closing Date, each Purchaser shall deliver to the Company via wire transfer to the account as specified in writing by the Company immediately available funds equal to its Purchase Price as set forth on Schedule 1 and the Company shall deliver to each Purchaser its respective number of Shares as set forth on Schedule 1 and the other items set forth in Section 2.3 issuable at the Closing. Upon satisfaction of the  conditions  set  forth  in Sections 2.3 and 2.4, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree.

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2.3                               Deliveries.

(a)           On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            irrevocable instructions to the transfer agent for the Common Stock to issue the Shares being purchased by such Purchaser in book entry form unless a physical certificate is requested by such Purchaser, registered in the name of such Purchaser as set forth on such Purchaser’s signature page;

(ii)           a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the incorporation and active status of the Company in the State of Florida based upon a certificate issued by the Secretary of State of the State of Florida as of a date within thirty (30) days of the Closing Date, (B) the Resolutions, (C) the Articles of Incorporation of the Company, as amended to date, certified as of a date within ten (10) days of the Closing Date, and (D) the Amended and Restated Bylaws of the Company, each as in effect as of the Closing Date;

(iii)          the Registration Rights Agreement, duly executed by the Company; and

(iv)          such other documents relating to the transactions contemplated by the Transaction Documents as such Purchaser or its counsel may reasonably request.

(b)           On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            such Purchaser’s Purchase Price by wire transfer to the account as specified in writing by the Company;

(ii)           the Registration Rights Agreement, duly executed by such Purchaser; and

(iii)          such other documents relating to the transactions contemplated by the Transaction Documents as the Company or its counsel may reasonably request.

2.4                               Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

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(ii)           all obligations, covenants and agreements of the Purchasers under this Agreement required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery  by  the  Purchasers  of  the  items  set  forth  in Section 2.3(b) of this Agreement; and

(iv)          the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

(b)           The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items required to be delivered to such Purchaser set forth in Section 2.3(a) of this Agreement;

(iv)          The Board shall have approved the transactions contemplated hereby and shall have adopted resolutions consistent therewith  (the “Resolutions”);

(v)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)          the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

ARTICLE III  REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date to each Purchaser as follows:

(a)           Incorporation by Reference. The representations and warranties made by or on behalf of the Company in Article III of the Master Transaction Agreement are hereby incorporated by reference herein as if made by the Company to each Purchaser, including each Purchaser who is not a party to the Master Transaction Agreement.

(b)           Issuance of the Shares. The Shares to be issued to such Purchaser, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

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(c)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(d)           Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Other than as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(e)           Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, and when taken as a whole, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 or in the Master Transaction Agreement.

(f)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 and other than with respect to the Contemplated Transactions, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or quoted.

(g)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(h)           Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser

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is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents or the Contemplated Transactions and any advice given by any Purchaser or any of its respective representatives or agents in connection with this Agreement, the other Transaction Documents or the Contemplated Transactions is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(i)            Manipulation of Price. Other than in relation to the Contemplated Transactions, the Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Each of the Purchasers acknowledges and agrees that the Company has not made any representations or warranties with respect to the Contemplated Transactions other than those specifically set forth in this Section 3.1 or in the Master Transaction Agreement.

3.2          Representations and Warranties of the Purchasers. Each Purchaser, for itself and no other Purchaser, hereby severally represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Existence; Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof. The state of residence or principal place of business of each Purchaser is set forth on Schedule 1.

(b)           Authority; Enforceability. It has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein. The execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor. This Agreement and each other Transaction Document to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto  and  thereto,  each  constitutes  or  shall  constitute  the  legal,  valid  and  binding

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obligation of such Purchaser, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)   Approvals. No notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of such Purchaser under: (i) Applicable Law; (ii) the organizational documents of such Purchaser; or (iii) any Contract to which such Purchaser is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein  and therein.

(d)           No Conflicts. Neither the execution, delivery or performance by such Purchaser of the Transaction Documents to which it is or shall be a party, nor the consummation by such Purchaser of the Contemplated Transactions herein or therein, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of such Purchaser; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to such Purchaser.

(e)           All Necessary Consents. Neither the execution, delivery or performance by such Purchaser of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by such Purchaser of the transactions contemplated herein or therein, does or will: (i) require such Purchaser to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind other than the written approval of the Florida Office of Insurance Regulation; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

(f)            Own Account. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

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(g)           Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, and on each date on which it receives the Shares it will be, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser was not organized  for  the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(h)           Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)            General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser further acknowledges that he or it, or his or its Affiliate, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company or (ii) another affiliation with the Company.

(j)            Brokers. No broker, finder, investment banker or other Person has been engaged by such Purchaser that is entitled to any brokerage, finder’s or other fee or commission from such Purchaser in connection with the transactions contemplated herein.

(k)           Certain Trading Activities. Such Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding the Contemplated Transactions, including the purchase of Shares pursuant to this Agreement. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any direct or indirect purchases or sales in the securities of the Company (including, without limitation, Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.3. Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.3 such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, in the case of a Purchaser that is a multi- managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of

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such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(l)            Access to Information. Such Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the Contemplated Transactions hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions. Each Purchaser acknowledges and understands, severally and not jointly, that (i) the Shares may only be disposed of in compliance with state and federal securities laws and (ii) in connection with any transfer of Shares other than pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act (including Rule 144), to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in this Section 4.1, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement. Any transfer or purported transfer of the Shares in violation of this Section 4.1 shall be void.

The Purchasers agree to the imprinting or notating, so long as  is  required  by  this Section 4.1, of a legend on or to any of the Shares (and any certificates or instruments representing the Shares) substantially as set forth on Exhibit A hereto.

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The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

4.2          Furnishing of Information. As long as any Purchaser beneficially or legally owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Shares, but only until all such Shares may be sold under Rule 144(b)(i) without regard to meeting the requirements of Rule 144(c), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and  make  publicly  available  in  accordance  with Rule 144(c) such information as is required for any Purchaser to sell the Shares under Rule 144. The Company will be deemed to have furnished such reports to the Purchasers if the Company has filed such reports with the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval system and such reports are publicly available. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Purchaser to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4          Securities Laws Disclosure; Publicity; Confidentiality. In accordance with the requirements of the Exchange Act, the Company shall cause a Current Report on Form 8-K relating to the sale of the Shares under this Agreement to be transmitted to the SEC for filing, which Form 8-K shall be reasonably acceptable to each Purchaser, disclose the material terms of the transactions contemplated hereby, and attach forms of the Transaction Documents thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the Contemplated Transactions, and no Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by Applicable Law, in which case the disclosing party shall promptly provide the Company with prior notice of such public statement or communication.

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4.5          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing and issuance to the Purchasers pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.6          Shareholder Rights Plan. No shareholder rights plan or similar plan or arrangement is in effect.

4.7          Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes.

4.8                               Indemnification of Purchasers.

(a)           Indemnification. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchasers and each of their respective officers, directors, Affiliates, agents and employees (each, a “Purchaser Party”) harmless from any and all out-of-pocket loss, Liability, claim, charge, assessed interest, judgment, fine, penalty, damage, fee or expense (including reasonable legal, consultant, accounting and other professional fees and expenses and including any mitigation cost and any cost of determining that there has been a breach under this Agreement or any other Transaction Document) (collectively, “Losses”) incurred by such Purchaser Party resulting from (a) any breach of any representation and warranty of the Company contained in this Agreement or in any other Transaction Document or (b) any failure by the Company to perform any covenant or agreement hereunder, under any other Transaction Document or under any agreement contemplated hereby or thereby (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under  the Transaction Documents or any agreements or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). For purposes of determining the amount of Losses incurred with respect to a breach of any representation or warranty contained in this Agreement, any other Transaction Document or any certificate delivered pursuant to this Agreement or any other Transaction Document, each such representation or warranty shall be read without reference to “materiality” or “Material Adverse Effect” qualifier. The Purchaser Parties shall be third party beneficiaries of this Section 4.8, each of whom may enforce the provisions of this Section 4.8.

(b)           Limitations on Indemnification. In no event shall any Purchaser Party be entitled to double recovery hereunder. If any circumstance constitutes a breach of more than one representation, warranty or covenant, the Purchaser Party(ies) shall only be entitled to recover once in respect of such circumstance. The right to indemnification, recovery of Losses or any other remedy shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at

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any time, whether before or after the execution and delivery of this Agreement or any other Transaction Document or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement made by the Company, or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification, recovery of Losses or any other remedy based on any such representation, warranty, covenant or agreement. No Purchaser Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order. In no event shall the Company (and/or its Affiliates, or any of its respective, members, directors, officers, employees, servants, agents or attorneys) be liable to the Purchaser Parties for any consequential damages whatsoever including without limitation, damages for loss of profits, loss of business, loss of savings, business interruption, work stoppages, or other indirect, special, consequential, punitive, or incidental damages arising out of this Agreement, and on any theory of liability, even if it has been advised of the possibility of such damages.

(c)           Procedures. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly cause written notice (the “Third Party Notice”) of the assertion of such Legal Proceeding to be forwarded to the Company. The Company shall have the right, at its sole option and expense, by providing written notice to the Purchaser Party, to (i) take control of the defense and investigation of such Legal Proceeding, (ii) employ and engage attorneys of its own choice (subject to the prior written approval of the Purchaser Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Company’s sole cost, risk and expense and (iii) compromise or settle such Legal Proceeding, which compromise or settlement shall be made only with the prior written consent of the Purchaser Party; provided, that such consent shall not be required if such settlement (w) includes an unconditional release of the Purchaser Party, (x) otherwise provides solely for payment of monetary damages for which the Company shall be responsible and no other form of relief or penalty, (y) shall not increase the tax liability of the Purchaser Party for any taxable year or other taxable period and (z) does not involve the admission of liability or wrongdoing on the part of the Purchaser Party. The Purchaser Party shall, at the Company’s expense, cooperate in all reasonable respects with the Company and its attorneys in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom, and the Purchaser Party may, at its own cost, monitor and further participate in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom. Notwithstanding the Company’s election to assume the defense of such Legal Proceeding, the Purchaser Party shall have, upon giving prior written notice to the Company, the right to employ one separate counsel and to participate in the defense of such Legal Proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel for the Purchaser Party if, but only if, the Purchaser Party shall have reasonably concluded in good faith that (x) an actual or potential conflict of interest (including one or more legal defenses or counterclaims available to it or to other Purchaser Parties that are different from or additional to those available to the Company) makes it inappropriate in the reasonable judgment of the Purchaser Party (upon and in conformity with the advice of

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counsel) for the same counsel to represent both the Purchaser Party and the Company or (y) the claim seeks nonmonetary relief which, if granted, could materially and adversely affect the Purchaser Party or its Affiliates. If the Company elects not to defend against such Legal Proceeding, does not, within fifteen (15) days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense by such earlier date would materially impair the ability of the indemnified party to defend such Legal Proceeding), acknowledge in writing its intent to assume the defense of such Legal Proceeding pursuant to this Section 4.8(c), contests its obligation to indemnify the Purchaser Party in connection with such Legal Proceeding, or fails to defend against such Legal Proceeding with reasonable diligence, the Purchaser Party may defend against such Legal Proceeding, in which cases the costs of defending such Legal Proceeding shall constitute indemnifiable Losses under this Section 4.8, and the Company shall have the right to participate therein at its own cost. If the Purchaser Party defends any Legal Proceeding, then it shall keep the Company regularly apprised of the status of the Legal Proceeding and the Company shall reimburse the Purchaser Party for the reasonable expenses of counsel engaged by the Purchaser Party to defend such Legal Proceeding upon submission of periodic bills unless (A) the Company is asserting in good faith a bona fide contest to its obligation to indemnify the Purchaser Party and (B) the Company deposits in escrow in a manner and with and an escrow agent reasonably satisfactory to such Purchaser Party all amounts that would have been payable to such Purchaser Party under this sentence in the absence of such a contest as and when such amounts would have been payable. In no event shall the Purchaser Party be entitled to compromise or settle any Legal Proceeding without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. If a claim for Losses (a “Claim”) is to be made by any Purchaser Party not in connection with a Legal Proceeding instituted by a third party, such Purchaser Party shall give written notice (a “Claim Notice”) to the Company reasonably promptly after such Purchaser Party becomes aware of any fact, condition or event giving rise to Losses for which indemnification may be sought under this Section 4.8(c). If the Company notifies the Purchaser Party that it does not dispute the Claim described in such Claim Notice, the Losses identified in the Claim Notice shall be conclusively deemed a liability of the Company. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Purchaser Party and the Company shall have arrived at a mutually binding agreement with respect to a Legal Proceeding hereunder, the Purchaser Party shall forward to the Company notice of any sums due and owing by the Company pursuant to this Agreement with respect to such matter and, unless the Company in good faith disputes any such amounts, the Company shall promptly pay such amounts.

4.9          Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and to list, if applicable, effective upon Closing, all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other Trading Market as promptly as possible.   The Company will take all action reasonably necessary to continue the listing and

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trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company further agrees that if the Common Stock is quoted on the OTCQX or OTCQB, it will use commercially reasonable efforts to transfer the listing of the Common Stock to a national securities exchange, as such term is recognized by the SEC, promptly after eligibility requirements for such national securities exchange are met.

4.10                        Short Sales and Confidentiality After the Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it has executed or will execute any Short Sales during the period after the time such Purchaser and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.3. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

ARTICLE V   MISCELLANEOUS

5.1                               Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before August 31, 2017; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties). This Agreement shall be automatically terminated as to all parties hereto if and at such time as the Master Transaction Agreement is terminated.

5.2                               Fees and Expenses. Except as expressly set forth in the other Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares.

5.3                               Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject

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matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4                               Notices. Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by hand or via facsimile to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered by hand or via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

Emergent Capital, Inc.
5355 Town Center Road, Suite 701
Boca Raton, FL 33486
Attention:
Facsimile: ( )
Email:

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, FL 33131

Attention: Rodney H. Bell

Facsimile: (305) 789-7799

Email: rodney.bell@hklaw.com

if to the Purchaser, at its address as set forth on  its signature page.

5.5                               Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6                               Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The

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language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of this Agreement.

5.7                               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in a writing reasonably satisfactory to the Company to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers”.

5.8                               No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 4.8.

5.9                               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction. Each party agrees that all Legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.10                        Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Shares as applicable for the applicable statute of limitations. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.11                        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12                        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13                        Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

5.14                        Remedies. In addition to being entitled to exercise all rights and remedies provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15                        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its

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own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16                        Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17                        Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:	EMERGENT CAPITAL, INC.

By:
Name:
Title:

[Signature Page to Common Stock Purchase Agreement]

PURCHASER:		[NAME]

By:
Name:
Title:

Registered Name:

Address:

Attention:
Facsimile:	( )
Email:

Federal Tax ID:

Copies of notices to be sent to:

Attention:
Facsimile:	( )
Email:

[Signature Page to Common Stock Purchase Agreement]

SCHEDULE 1

PURCHASERS

Name and Address of Purchasers	Number of Shares	Per Share Purchase Price	Aggregate Purchase Price
		$0.25	$

EXHIBIT A

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Exhibit B

Form of New Convertible Note Indenture
(Attached)

Exhibit B has been omitted pursuant to instruction 2 to Item 601 of Regulation S-K. See Exhibit (b)(1) of this Schedule TO for the form of indenture between U.S. Bank National Association, as trustee, and Emergent Capital, Inc. with respect to the 5.00% Senior Unsecured Convertible Notes Due 2023 to be issued by Emergent Capital, Inc.

Exhibit (b)(1) modifies Exhibit B to the Master Transaction Agreement as follows:

•      sets the Final Maturity Date at February 15, 2023;

•      adds the Stock Price/Additional Shares table to Section 4.06;

•      makes changes throughout the form of indenture to reflect that New Unsecured Notes will be issued in both $1,000 denominations (in respect of New Unsecured Notes issued in exchange for the aggregate of $70,743,000 principal amount of Old Notes that were originally issued under the Old Notes Indenture) and $1.00 denominations (with respect to (i) New Unsecured Notes issued in exchange for the $3,447,450 in aggregate principal amount of Old Notes that were issued in lieu of the payment of cash interest due on the Old Notes on February 15, 2017 and (ii) New Unsecured Notes issued on the Settlement Date in respect of accrued and unpaid interest on the Old Notes that are tendered in the Exchange Offer through but excluding the Settlement Date); and

•      removes certain restrictions to conversion contained in Section 4.01(d) and the corresponding definition of “Note Trading Price.”

Exhibit C

Form of New Senior Note Indenture

(Attached)

EMERGENT CAPITAL, INC.,

as Issuer,

8.5% Senior Secured Notes due 2021

INDENTURE

Dated as of [                          ], 2017

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

(1) NTD: TOC to be updated.

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EXHIBIT INDEX

Exhibit A - Form of Note and Indenture Trustee’s Certificate of Authentication A

Exhibit B - Form of Transferor Certificate	B-1
Form of Transferee Certificate	B-2
Exhibit C - Indenture Trustee Signature Page Legend C

SCHEDULE INDEX

Schedule 1.01(A) Pledged Deposit Accounts	S-1
Schedule 1.01(B) Pledged Subsidiaries	S-2

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INDENTURE dated as of [                              ], 2017 between Emergent Capital, Inc., a Florida corporation (the “Issuer”) and Wilmington Trust, National Association, as indenture trustee (as more fully defined in Section 1.01, the “Indenture Trustee”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8.5% senior secured notes due [                                                                                       ], 2021 to be issued pursuant to this Indenture in an aggregate amount not to exceed $40,000,000. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders and the Indenture Trustee (collectively, the “Secured Parties”). The Issuer has entered into this Indenture, and the Indenture Trustee has accepted the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which have been and are hereby acknowledged by the parties hereto.

All things necessary to make the Notes, whenever the Notes are (or have been) executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest, whether now owned or hereafter acquired in, to and under the following property (collectively, the “Trust Estate”):

(i)                 Litigation Proceeds;

(ii)                (a) 65% of the issued and outstanding Equity Interests of Red Reef, (b) 65% of the issued and outstanding Equity Interests of OLIPP IV and Blue Heron and (c) the Pledged Irish Profit Participating Note, representing 65% of the Irish Profit Participating Notes (the “Pledged Collateral”);

(iii)               (a) 65% of any dividends and distributions of OLIPP IV and Blue Heron and (b) 65% of any dividends and distributions of Red Reef;

(iv)               the deposit accounts listed on Schedule 1.01(A) (the “Pledged Deposit Accounts”); and

(v)                all Proceeds (as defined in the Uniform Commercial Code) of and from any of the foregoing.

Notwithstanding the foregoing, for the avoidance of doubt, (i)the Trust Estate shall not include any Excluded Property and the Grant by the Issuer of its right, title and interest to the Trust Estate and Collateral hereunder shall not include a Grant of any interest in the Excluded Property; and (ii) the Grant by Issuer of its right, title and interest to the Litigation Proceeds shall be subject to any security interest in Life Policies now or hereafter granted to the lenders under the Credit

Facility and accordingly the security interest in the Litigation Proceeds may constitute a second priority Lien.

Such Grant is made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, subject to and in accordance with the priorities set forth herein, the Secured Obligations.

Until payment in full of the Secured Obligations and except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Trust Estate, and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Trust Estate, to indorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Trust Estate, and shall not impose any duty upon the Indenture Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Secured Obligations.

This Indenture shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Indenture or any property included in the Trust Estate, or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the security interest granted herein in the manner and at the times specified herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any item of the Trust Estate in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments or other agreements included in the Trust Estate to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such instruments or other agreements by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or other agreements or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the express provisions hereof, and agrees to perform its duties herein pursuant to the express terms hereof.

GENERAL COVENANT

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee, that the Trust Estate is to be held by or on behalf of the Indenture Trustee and that monies in the Trust Estate are to be applied by the Indenture Trustee for the benefit of the Holders, subject to the further covenants, conditions and trusts hereinafter set forth, and the Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Holder, as follows:

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Account Control Agreement” means collectively, each Litigation Proceeds Account Control Agreement, each Deposit Account Control Agreement and each New Issuer Deposit Account Control Agreement.

“Additional Issue Date” means, with respect to any Additional Notes, the date such Additional Notes are authenticated and delivered to the applicable Holder in accordance with Article 2.

“Additional Notes” means additional 8.5% senior secured notes due [                                      ], 2021 (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof after the date hereof, as part of the same series as the Initial Notes; provided, however, that the aggregate principal amount of the Additional Notes may not exceed $40.0 million less the aggregate principal amount of the Initial Notes. The Additional Notes will be treated as a single class with the Initial Notes for all purposes, including waivers, amendments, redemptions and offers to purchase.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the present value as of such redemption date of all remaining interest payments on such Note to the Maturity Date (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points.

“Blue Heron” means Blue Heron Designated Activity Company, a wholly-owned Subsidiary of the Issuer, incorporated in Ireland.

“Board of Directors” means, as to any Person, the Board of Directors or Board of Managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Indenture Trustee’s Corporate Trust Office is located.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock or shares;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or limited liability company interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

in each case to the extent treated as equity in accordance with GAAP.

“Cash Equivalents” means:

(1)                                 U.S. dollars or such other local currencies held by it from time to time in the ordinary course of business;

(2)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States, as applicable, is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)                                 marketable general obligations issued by any state of the United States or any political subdivision of any such province or state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Rating Services (“S&P”) or Moody’s Investors Services, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments;

(4)                                 certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by S&P, or “A3” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5)                                 repurchase obligations for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)                                 interests in any investment company which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above or a money market fund having a credit rating of “AA” or better from either S&P or Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both S&P and Moody’s cease publishing ratings of investments.

“Change of Control” means the occurrence of any of the following events:

(i)                                the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation, including any merger or consolidation involving an Affiliate of the Issuer, any Significant Subsidiary or any Pledged Subsidiary solely for the purpose of reincorporating the Issuer, any Significant Subsidiary or any Pledged Subsidiary in another jurisdiction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer, any Significant Subsidiary or any Pledged Subsidiary to any “person” or “group” (as each such term is used in Section 13(d) or 14(d) of the Exchange Act or any successor provision thereto); or

(ii)                             the consummation of any transaction (including, without limitation, any merger, consolidation or other business combination), the result of which is that any “person” or “group” (as defined above) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, any Significant Subsidiary or any Pledged Subsidiary;

(iii)                          the first day on which individuals who on the Initial Issue Date constituted the Board of Directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary (together with any new directors whose election by the Board of Directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary, or whose nomination for election by the shareholders of the Issuer, any Significant Subsidiary or any Pledged Subsidiary, was approved or ratified by a vote of a majority of the directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary at the time of such nomination or election, then still in office who were either directors on the Initial Issue Date or whose election or nomination was so approved or ratified) cease for any reason to constitute a majority of the Board of Directors of the Issuer, any Significant Subsidiary or any Pledged Subsidiary, then in office;

(iv)                         the adoption of a plan relating to the liquidation or dissolution of the Issuer, any Significant Subsidiary or any Pledged Subsidiary;

(v)                            the Issuer, any Significant Subsidiary or any Pledged Subsidiary consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, any Significant Subsidiary or any Pledged Subsidiary, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer, any Significant Subsidiary or any Pledged Subsidiary or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer, any Significant Subsidiary or any Pledged Subsidiary outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(vi)                         the direct or indirect sale, transfer, conveyance or other disposition of any Irish Profit Participating Note or any Equity Interest in any Pledged Subsidiary to a Person that is not an Affiliate of the Issuer.

Notwithstanding the foregoing, the consummation of the transactions contemplated by the Master Transaction Agreement or any of the other “Transaction Documents” (as defined in the Master Transaction Document) shall not constitute a Change of Control.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the Trust Estate and all other property subject, or purported to be subject from time to time, to a Lien under any Security Documents.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)       to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)        to advance or supply funds:

(a)                             for the purchase or payment of any such primary obligation; or

(b)                             to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                      to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” with respect to the Indenture Trustee, means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office on the date of this Indenture is located at 300 Park Street, Suite 390 Birmingham, Michigan 48009 (Attention: Capital Markets Insurance Services, Facsimile: (248) 723-5424, Telephone: (248) 723-5422) or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Holders and the Issuer).

“Credit Facility” means the Amended and Restated Loan and Security Agreement, dated as of May 16, 2014, as heretofore amended, by and among White Eagle, as borrower, the financial institutions party thereto as lenders, the other loan parties party thereto, and CLMG Corp., as administrative agent, together with (i) the “Transaction Documents” as defined in such Amended and Restated Loan and Security Agreement and (ii) the documents related to the conversion of White Eagle Asset Portfolio, LLC to White Eagle Asset Portfolio, LP on May 16, 2014.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Deposit Account Control Agreement” means an agreement, among the Issuer, the banking institution with respect to a Pledged Deposit Account, the Indenture Trustee and the Existing Notes Trustee with respect to collection and control of all deposits and balances held in such account maintained by the Issuer with such banking institution in accordance with Section 5.05, the penultimate and last sentences of Section 5.03 and Section 9.10.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), including Capital Stock resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of the Equity Interests.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Property” means:

(a)                            any distributions from Blue Heron, OLIPP IV or Red Reef not derived from the Pledged Collateral;

(b)                            any distributions from the Non-Pledged Irish Profit Participating Note; and

(c)                             any property or assets owned by the Issuer or any of its Affiliates, including rights to any Litigation Proceeds, that, if included as part of the Collateral, would result in a default or event of default under either of the Credit Facility.

“Existing Note Documents” shall mean “Transaction Documents” (as such term is defined in the Existing Indenture).

“Existing Note Holders” shall mean the holders of the notes issued pursuant to the Existing Indenture.

“Existing Notes Trustee” shall mean Wilmington Trust, National Association as trustee under the Indenture dated as of March 11, 2016 between Emergent Capital, Inc. and Wilmington Trust, National Association (the “Existing Indenture”).

“Existing Security Documents” shall mean “Security Documents” (as such term is defined in the Existing Indenture).

“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations promulgated thereunder or official interpretations thereof, and including any agreements entered into pursuant to Section 1471(b) of the Code or applicable intergovernmental agreements.

“FATCA Withholding Tax” means any withholding taxes imposed on or in respect of any Note pursuant to FATCA.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Governmental Authority” means the government of the United States, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, grant a security interest in, create a right of setoff against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group Companies” means the Issuer and the Pledged Subsidiaries.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the Ordinary Course of Business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)                                 currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or asset prices.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property or services (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the Ordinary Course of Business and (ii) any liabilities accrued in the Ordinary Course of Business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto or such services are completed, (d) in respect of capitalized lease obligations or net rental payments in respect of sale and leaseback transactions, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations and net rental payments in respect of sale and leaseback transactions) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the Ordinary Course of Business and not in respect of borrowed money;

(2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any retained death benefit payouts on a Life Policy; or (5) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indenture Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Initial Issue Date” means [                          ], 2017.

“Initial Note Balance” means, for any Note, the principal amount stated on the face of such Note at the time it is issued.

“Initial Notes” means the 8.5% senior secured notes due [                        ], 2021 issued under this Indenture on the Initial Issue Date.

“Interest Period” means for (i) the Initial Notes, the period from and including the Initial Issue Date to but excluding the initial Payment Date, and thereafter each period from and including a Payment Date to but excluding the following Payment Date (or the Maturity Date, in the case of the last Interest Period) and (ii) any Additional Notes, the period from and including the applicable Additional Issue Date to but excluding the next Payment Date, and thereafter each period from and including a Payment Date to but excluding the following Payment Date (or the Maturity Date, in the case of the last Interest Period).

“Irish Profit Participating Notes” means collectively, the Non-Pledged Irish Profit Participating Note and the Pledged Irish Profit Participating Note, and any Additional PPNs (as such term is defined in the Pledge Agreement).

“Irish Share Charge” means the share charge to be entered into by and between the Issuer and the Indenture Trustee with respect to the charge by the Issuer of 65% of the share capital of Blue Heron.

“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, security assignment, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction); provided that in no event shall (i) any interest (whether beneficial, contractual or ownership) in any life insurance policy possessed or retained by one or more third parties upon any Life Policy’s acquisition by an Affiliate of the Issuer where such retention was contemplated in connection with the acquisition of such life insurance policy constitute a Lien and (ii) an operating lease be deemed to constitute a Lien.

“Life Policy” means any life insurance policy exclusive of any interest (whether beneficial, contractual or ownership) in such policy possessed or retained by one or more third parties upon such policy’s acquisition by an Affiliate of the Issuer where such retention was contemplated in connection with the acquisition of such policy.

“Litigation Proceeds” means any settlement proceeds or damages award arising out of claims asserted in the Sun Life Litigation (including amounts arising out of any commercial tort claims), actually received by the Issuer after giving effect to any amounts due under the Credit Facility in respect of the Life Policies that are the subject of the Sun Life Litigation.

“Litigation Proceeds Account” mean a deposit account established and maintained by the Issuer with a banking institution into which Litigation Proceeds are deposited.

“Litigation Proceeds Account Control Agreement” means an agreement, among the Issuer, a banking institution with respect to the Litigation Proceeds Account, the Indenture Trustee and the Existing Notes Trustee with respect to collection and control of all deposits and balances held in such account maintained by the Issuer with such banking institution in accordance with Section 4.11, Section 5.05 and the penultimate and last sentences of Section 5.03 and Section 9.10.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of (i) the Issuer, or (ii) the Issuer and its Significant Subsidiaries taken as a whole, (b) the validity or enforceability of this Indenture or any of the other Transaction Documents or the rights or remedies of the Indenture Trustee or the Holders hereunder or thereunder or of the Liens created by any of the Security Documents, (c) the value of the Collateral, taken as a whole, or (d) the ability of the Issuer to perform its obligations under the Transaction Documents.

“Master Transaction Agreement” means one or more Master Transaction Agreement(s) dated as of March 15, 2017 among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto.

“Maturity Date” means [                     ], 2021.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer in respect of any public offering or private placement of any Indebtedness of the Issuer or bank or other borrowings of Indebtedness by the Issuer, in each case, that is not Permitted Indebtedness and, net of the direct costs relating to the incurrence of such Indebtedness (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto).

“New Issuer Deposit Account” means a deposit account established with a banking institution in the Issuer’s name after the Initial Issue Date.

“New Issuer Deposit Account Control Agreement” means an agreement, among the Issuer, a banking institution with which a New Issuer Deposit Account is established, the Indenture Trustee, and the Existing Notes Trustee with respect to collection and control of all deposits and balances held in such account maintained by the Issuer with such banking institution in accordance with Section 4.11, Section 5.05, the penultimate and last sentences of Section 5.03 and Section 9.10.

“Non-Pledged Irish Profit Participating Note” means the Profit Participating Notes due 2055 issued to the Issuer by Blue Heron in a principal amount of $5,501,622.37, which represent 35% of the Irish Profit Participating Notes.

“Non-Recourse Indebtedness” means Indebtedness:

(1)                           as to which neither the Issuer nor any Pledged Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)                           no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Pledged Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

“Notes” means the Initial Notes and any Additional Notes.

“Note Balance” means, with respect to any Note, as of any date, the Initial Note Balance of such Note less any principal previously paid on such Note and subject to transfer or exchange of all or any portion thereof.

“Noteholder FATCA Information” means information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Note Interest Rate” means 8.5% per annum.

“Note Purchase Agreement” means any Note Purchase Agreement between the Issuer and the purchaser(s) named therein providing for the sale of Notes by the Issuer to such purchaser(s).

“Officer” means, as it pertains to any Group Company, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Group Company or of the Issuer, as managing member of such Group Company; provided, however, that as it pertains to any Issuer Order issued in connection with the regularly scheduled payment of interest, “Officer” shall also include the Director of Accounting of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“OLIPP IV” means OLIPP IV, LLC, a Delaware limited liability company, the sole member of which is the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Indenture Trustee. If such counsel is otherwise acceptable to the Indenture Trustee, such counsel may be an employee of or counsel to the Issuer or the Indenture Trustee.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature (other than as specifically required by this Indenture); and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

“Payment Date” means the [15th] day of [March, June, September and December] of each calendar year, with the initial Payment Date being [               ], 2017.

“Permitted Indebtedness” means

(i)                                                        the Notes;

(ii)                                                    Indebtedness existing on the Initial Issue Date;

(iii)                                                  Indebtedness now or hereafter incurred under the Credit Facility; and

(iv)                                                 Permitted Refinancing Indebtedness.

“Permitted Liens” means, with respect to any person:

(1)                                      pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)                                      Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

(3)                                      Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)                                      judgment Liens not giving rise to an Event of Default;

(5)                                      Liens securing the Notes;

(6)                                      Liens in favor of the Issuer; and

(7)                                      Liens securing the Existing Notes.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Pledged Subsidiaries existing on the Initial Issue Date; provided that:

(1)                            the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount, or if greater, the committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); and

(2)                            such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3)                            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” means the pledge and security agreement, dated as of the date hereof, entered into by the Issuer in favor of the Indenture Trustee as secured party.

“Pledged Irish Profit Participating Note” means the Profit Participating Notes due 2055 issued to the Issuer by Blue Heron in a principal amount of $10,217,297, which represent 65% of the Irish Profit Participating Notes.

“Pledged Irish Profit Participating Note Assignment” means, collectively, the deed of security assignment to be entered by and between the Issuer and the Indenture Trustee with respect to the Pledged Irish Profit Participating Note, and the notice of contract assignment to be delivered by the Issuer to Blue Heron with respect to such deed of security assignment.

“Pledged Subsidiaries” means Blue Heron, Red Reef and OLIPP IV, as more particularly described on Schedule 1.01(B).

“Protected Purchaser” has the meaning specified in Section 8-303 of the Uniform Commercial Code.

“Record Date” means, with respect to any Payment Date and any Note, the fifth (5th) Business Day preceding the related Payment Date.

“Red Reef” means Red Reef Alternative Investments, LLC, a Delaware limited liability company, the sole member of which is the Issuer.

“Required Holders” means the Holders of more than 50% in principal amount of Notes then outstanding, voting as a single class.

“Requirements of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means all principal, interest, premiums, penalties, fees, charges, expenses, indemnifications, reimbursements, damages, obligations, liabilities and indebtedness of every kind, nature and description owing by the Issuer to any Secured Party, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Transaction Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Transaction Documents or after the commencement of any case with respect to the Issuer under any Bankruptcy Law or any other insolvency or liquidation proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means this Indenture, the Pledge Agreement, the Irish Share Charge, the Pledged Irish Profit Participating Note Assignment, any Account Control Agreement, and any other security agreement of any kind, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating security interests in the Collateral as contemplated by this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Group Companies as of the Initial Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent). Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Issuer.

“Sun Life Litigation” means the litigation proceeding in the Southern District of Florida styled as Imperial Premium Finance, LLC v. Sun Life Assurance Company of Canada, Case No. 13-CV-80385-Brannon (consolidated with Case No. 13-CV-80730).

“Transaction Documents” means, collectively, this Indenture, the Notes, the Note Purchase Agreement, the Security Documents and the other documents related hereto and thereto.

“Treasury Rate” means as of any redemption date of the Notes the yield to maturity at the time of computation on the U.S. Treasury security with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical

Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to the Maturity Date; provided, however, that if the period from the redemption date to the Maturity Dateis not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to the Maturity Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee (a) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and (b) who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                   the then outstanding principal amount of such Indebtedness.

“White Eagle” means White Eagle Asset Portfolio, LP.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Applicable Regulations”	2.09
“Authenticating Agent”	2.02(b)
“Bankruptcy Law”	5.01
“Change of Control Offer”	3.07
“Change of Control Offer Period”	3.07
“Claim Notice”	6.06
“consolidated”	“GAAP” definition

“custodian”	5.01
“Event of Default”	5.01
“Indemnified Person”	6.06
“Issuer”	Preamble
“Note Registrar”	2.04(a)
“Note Register”	2.04(a)
“Payment Account”	2.08
“Pledged Collateral”	Granting Clause
“Pledged Deposit Accounts”	Granting Clause
“primary obligations”	“Contingent Obligations” definition
“primary obligor”	“Contingent Obligations” definition
“Restricted Payments”	4.12
“Retained Counsel”	6.06
“Secured Parties”	Preamble
“Selection Notice”	6.06
“Site”	6.02(y)
“Trust Estate”	Granting Clause

SECTION 1.03. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)                                  the word “including” shall be construed to be followed by the words “without limitation”; the word “or” shall not be deemed to be exclusive;

(d)                                 article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(e)                             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision;

(f)                                   the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires;

(g)                             a reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(h)                            a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute;

(i)                                a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

(j)                               terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise; and

(k)                            to the extent any provision of this Indenture conflicts with the express provisions of any other Transaction Documents, the provisions of this Indenture shall govern and be controlling.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Forms; Denominations.

Each Note shall be issued in physical, registered form only in initial denominations of not less than $25,000 and in integral multiples of $1,000 in excess thereof. The Notes will be substantially in the form attached hereto as Exhibit A; provided that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any Requirements of Law or any other applicable law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage. The maximum principal amount of Notes to be issued hereunder is $40,000,000.

SECTION 2.02. Execution, Authentication, Delivery and Dating.

(a)                            The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Officer of the Issuer. Notes bearing the manual or facsimile signatures of individuals who were at any time the Officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication. Upon the initial issuance of any Note, such Note shall be authenticated by the Indenture Trustee pursuant to, and upon the Indenture Trustee’s receipt of, an Issuer Order.

(b)                                 The Indenture Trustee may appoint one or more agents (each an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Section 2.04 and mutilated, destroyed, lost or stolen Notes under Section 2.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes “by the Indenture Trustee”.

Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may but shall not be obligated to appoint a successor Authenticating Agent, and, upon such appointment, the Indenture Trustee will give written notice of such appointment to the Issuer and the Holders. In the event such a successor is not appointed by the Indenture Trustee, the role of Authenticating Agent will revert to the Indenture Trustee.

Each Authenticating Agent shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee.

SECTION 2.03. Interest, Payment of Note Balance of Outstanding Notes.

(a)                       Each Note will accrue interest during each Interest Period on its Note Balance at the Note Interest Rate calculated based on the actual number of days elapsed and a 360-day year.

(b)                       Accrued interest will be due and payable in cash on each Payment Date, or following declaration of acceleration pursuant to Section 5.02, on demand.

(c)                        The Note Balance of each Note plus any accrued interest is due and payable on the Maturity Date, unless the Note Balance and accrued interest of the Note is subject to earlier payment (whether by declaration of acceleration, voluntary or mandatory redemption or otherwise).

(d)                            The Notes may be prepaid in whole, but not in part, together with all accrued interest as set forth in Section 3.02, and are subject to mandatory redemption in whole, as set forth in Section 3.06, and are subject to mandatory redemption, in whole, but not in part, (at the election of each Holder), as set forth in Section 3.07.

(e)                             The Issuer will pay interest (including post-petition interest in any proceeding under the Bankruptcy Law whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post- petition interest in any proceeding under the Bankruptcy Law whether or not a claim for post- petition interest is allowable as a claim in any such proceeding) on overdue installments of interest without regard to any applicable grace period at the rate equal to 2.0% per annum to the extent lawful.

(f)                              If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 2.03(e). The Issuer shall notify the Indenture Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Indenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Indenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust in the Payment Account for the benefit of the Holders entitled to such defaulted interest as provided in this Section 2.03(f). The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than five (5) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Issuer (or, upon the written request of the Issuer, the Indenture Trustee in the name and at the expense of the Issuer) shall send, or cause to be sent, to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid to such Holder.

SECTION 2.04. Registration of Transfer and Exchange of Notes.

(a)                            At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed by the Issuer (the “Note Registrar”) a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee shall immediately succeed to its predecessor’s duties as Note Registrar, absent appointment of any other bank or trust company to act as Note Registrar.

(b)                            No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act, regulations promulgated thereunder and any applicable state securities laws, or is otherwise made in accordance with the Securities Act, regulations promulgated thereunder and such state securities laws. The Notes shall be transferable only upon the surrender of a Note for registration of transfer and delivery and the duly completed and executed certification substantially in the form of Exhibit B-1 hereto and a duly completed and executed representation substantially the form of Exhibit B-2 hereto. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Notes under the Securities Act, regulations promulgated thereunder or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest. Any Holder desiring to effect a transfer of Notes or interests therein shall, and is hereby deemed to have agreed to, indemnify and hold harmless the Issuer, the Indenture Trustee and the Note Registrar against costs, damages, or any other liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)                             The Note Registrar shall refuse to register any requested transfer unless it receives (and upon receipt, may conclusively rely upon) a certification from the transferring Holder in substantially the form of Exhibit B-1 hereto, and a representation letter from the transferee, in substantially the form of Exhibit B-2 hereto, and shall have no duty to determine whether such transfer is so exempt or complies with such federal and state laws.

(d)                            Any purported transfer of a Note to a Person that does not comply with the requirements of this Section 2.04 will be null and void ab initio and the transferor (or the last preceding Holder of such Note (or interest therein)) that was not so disqualified shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such disqualified transferee. None of the Indenture Trustee, the Note Registrar or any other Person shall be obligated to register or otherwise recognize such purported transfer of a Note that does not comply with the requirements of this Section 2.04. Without limiting the express obligations of the Note Registrar and Indenture Trustee otherwise set forth in this Section 2.04, nothing herein shall impose an affirmative duty on the Note Registrar or Indenture Trustee to investigate or make other inquiries as to whether a purported transferee has complied with the requirements set forth in this Section 2.04.

(e)                        If a Person is acquiring any Note or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in this Section 2.04 (and upon receipt, the Note Registrar may conclusively rely upon such certification) and shall have no duty to determine whether the Person acquiring such Note or interest therein is such a fiduciary or agent, or has such discretion or power, as the case may be.

(f)                         Subject to the preceding provisions of this Section 2.04, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees (and, to the extent that only a portion of the transferring Holder’s Note Balance is being transferred, to the transferring Holder), one or more new Notes of authorized denominations, of a like aggregate Note Balance of the surrendered Note.

(g)                        At the option of any Holder, its Notes may be exchanged for other Notes of a like aggregate Note Balance of the surrendered Notes upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes of a like aggregate Note Balance of the surrendered Notes which the Holder making the exchange is entitled to receive.

(h)                       Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing. The Note Registrar may require any Holder, among other things, to furnish any appropriate endorsements and transfer documents, and to have signatures guaranteed by an “eligible guarantor institution” that is a member or participant in a recognized “signature guarantee program” (e.g., the securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

(i)                           No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(j)                          All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(k)                       The Note Registrar shall provide to the Issuer or the Indenture Trustee, upon reasonable prior written request, and at the expense of the Issuer, an updated copy of the Note Register. The Issuer and the Indenture Trustee shall have the right to obtain a copy thereof within a reasonable amount of time after receipt of notice by the Note Registrar, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

(l)                           Neither the Note Registrar nor the Indenture Trustee shall be under any duty to monitor or determine compliance with any federal, state or other securities or tax laws that may be applicable; provided, however, that the Note Registrar or the Indenture Trustee, as the case may be, shall be under a duty to receive and to examine to determine whether the certificate in substantially the form of Exhibit B-1 or the representation letter in substantially the form of Exhibit B-2 specifically required by the express terms of this Section 2.04 has been delivered to the Note Registrar or the Indenture Trustee as a requirement of the registration of a transfer of a Note.

(m)                                  The Note Registrar shall be entitled to all of the protections, privileges, limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as fully as if it were the Indenture Trustee.

SECTION 2.05. Mutilated, Destroyed, Lost or Stolen Notes.

If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange therefor, a new

Note of the same tenor and denomination, registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof and (ii) such security or indemnity as may be reasonably required by them to hold each of them, and any agent of any of them harmless, then, in the absence of notice received by the Issuer or a Trust Officer that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Note under this Section 2.05, the Indenture Trustee and the Note Registrar may require the payment by the Holder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses, but no service charge.

Every new Note issued pursuant to this Section 2.05 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by the Holder thereof, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.05 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.06. Holder Lists.

The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Holder made for purposes of communicating with other Holders with respect to their rights under this Indenture (which purpose the Note Registrar shall have no duty to determine or inquire about), the Note Registrar shall within five (5) Business Days after its receipt of such written request furnish such Holder with a list of the other Holders of record identified in the Note Register at the time of the request. Every Holder, by receiving such access, agrees with the Note Registrar that the Note Registrar will not have any liability or be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Holder regardless of the source from which such information was derived.

SECTION 2.07. Persons Deemed Owners.

Prior to due presentment for the registration of a transfer of any Note, the Issuer, the Indenture Trustee, the Note Registrar and any agents of any of them, may treat the Person in whose name a Note is registered as the owner of such Note (subject to the Record Date and special record date provisions of the Notes) and for all other purposes whatsoever, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

SECTION 2.08. Payments on the Notes.

(a)                                      With respect to each Payment Date, any interest, payable on the Notes shall be paid to the Person that is the registered Holder thereof at the close of business on the related Record Date (subject to the special record date provisions of the Notes). Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose. Payments of interest, principal and other amounts on the Notes shall be made by wire transfer to such account as such Holder shall designate by written instruction received by the Indenture Trustee not later than five Business Days prior to the applicable Payment Date. Such payments shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(b)                                      If a Note is issued in exchange for any other Note during the period commencing after close of business at the office of the Note Registrar where such exchange occurs on any Record Date and ending before the opening of business at such office of the Note Registrar on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note to the Person that is the registered Holder thereof at the close of business on the related Record Date.

(c)                                       The Issuer shall pay to the Indenture Trustee funds in an amount sufficient to pay in full all amounts of interest, principal, and if any, premium due on any Payment Date, redemption date, the Maturity Date, or otherwise prior to 1:00 p.m. Eastern time on such date.

(d)                                      The Indenture Trustee shall pay each Note in full as provided herein on the Maturity Date, in immediately available funds, no later than 3:00 p.m., New York City time, on the Maturity Date (to the extent such amounts are received from the Issuer in accordance with Section 2.08(c)). Such payment to the Holder of each Note shall be made on the Maturity Date of such Note and such Holder shall present the Note promptly thereafter.

The Indenture Trustee is hereby directed to establish and maintain pursuant to the terms of this Section 2.08, a non-interest bearing trust account in the name of the Issuer (such account and any successor account, even if renumbered, the “Payment Account”). All payments to be made on the Notes to or by the Indenture Trustee pursuant to this Indenture shall, as applicable, be made into, or out of, the Payment Account. Funds on deposit in the Payment Account will be disbursed by the Indenture Trustee pursuant to Issuer Order to make payments to the Holders in respect of principal or interest or redemption price or other amounts in respect of the Secured Obligations. The Issuer shall deliver such Issuer Orders to the Indenture Trustee at least one (1) Business Day prior to any payment date. For purposes of causing the application of funds in accordance with this Section 2.08(e), the Indenture Trustee shall be entitled to rely exclusively upon any Issuer Order provided by the Issuer with respect to any payments to be made pursuant to this Section, and shall have no duty to independently determine, verify or calculate any information therein, including with respect to the amounts or recipients set forth in or delivered together with any such Issuer Order, except as expressly required hereby. Cash held in the Payment Account shall not be invested. Subject to any applicable abandoned property or escheat law, any money deposited with the Indenture Trustee in trust for the payment of the Notes and remaining unclaimed for two years after such payment has become due and payable shall be paid to the Issuer on its request, and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease.

SECTION 2.09. Compliance with Withholding and Other Requirements.

The Indenture Trustee shall comply with all backup withholding tax and information reporting requirements that it is required to comply with under applicable law (including the Code and the U.S. Treasury regulations issued thereunder) in respect of any payment on, or in respect of, the Notes.

By acceptance of any Note issued hereunder, unless otherwise prohibited by law, each Holder is deemed to agree to provide to the Issuer or Indenture Trustee any information or certification that may be required under applicable law with respect to withholding, backup withholding or information reporting (including the Noteholder Tax Identification Information, and, to the extent any FATCA Withholding Tax is applicable, the Noteholder FATCA Information), and update or replace such form, information or certification in accordance with its terms or its subsequent amendments to the extent necessary. Failure of a Holder to provide the Indenture Trustee and the Issuer with required tax certificates and information may result in amounts of tax being withheld from the payment to such Holder (without any corresponding gross-up). If the Issuer has knowledge that FATCA Withholding Tax applies, the Issuer will notify the Indenture Trustee thereof.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Regulations”), the Indenture Trustee, is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties hereto and each Holder agrees to provide the Indenture Trustee, upon its request from time to time, such identifying information and documentation as may be necessary in order to enable the Indenture Trustee to comply with such Applicable Regulations. It is expressly agreed that the Indenture Trustee shall have no duty to perform any services hereunder for, on behalf of or for the benefit of, any Person not having furnished such information as the Indenture, in its sole discretion, determines to be necessary to comply with the Applicable Regulations.

SECTION 2.10. Cancellation.

The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall, in accordance with an Issuer Order, be promptly canceled by the Note Registrar.

All Notes delivered to the Indenture Trustee for payment shall be forwarded by the Indenture Trustee to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes that it has paid in full and have been delivered to the Note Registrar for cancellation.

SECTION 2.11. Lien of the Indenture.

This Indenture shall evidence a continuing Lien on and security interest in the Trust Estate to secure the Secured Obligations, including the full payment of the principal, interest and other amounts on all the Notes, which shall in all respects be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes.

SECTION 2.12. Acknowledgment of Trustee.

Subject to Section 9.10, the Indenture Trustee acknowledges and agrees that it holds each item of Collateral within its possession or control on behalf of and for the benefit of the Secured Parties. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any item of Collateral through an agent or nominee except as expressly permitted by the Transaction Documents to which it is a party. The Collateral delivered to the Indenture Trustee pursuant to the Pledge Agreement shall be held by the Indenture Trustee at all times during which such Collateral is in its possession pursuant to the Indenture Trustee’s internal policies and procedures relating to holding property of the type substantially similar to such Collateral.

ARTICLE 3

REDEMPTION

SECTION 3.01. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

SECTION 3.02. Optional Redemption;  Notices to Indenture Trustee.

(a)                                       The Issuer may elect to redeem the Notes, in whole, but not in part, at any time at a redemption price in cash equal to 100% of the principal amount thereof, plus (A) the Applicable Premium, if any, and (B) accrued and unpaid interest on the Notes, to, but not including, the date of redemption.

(b)                                       If the Issuer redeems the Notes pursuant to this Article 3 (whether such redemption is optional or mandatory), it shall notify the Indenture Trustee and the Holders in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, and (iv) the redemption price. The Issuer shall provide notice to the Indenture Trustee and the Holders provided for in this Section 3.02(b) at least three

(3) Business Days before a redemption date unless a shorter period is acceptable to all of the Holders, as evidenced by each such Holder’s written consent. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.03. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.02(b), Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption and the last sentence of Section 3.02(b), as applicable. Such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.04. Payment of Redemption Price. Pursuant to Section 2.08(c), the Issuer shall pay to the Indenture Trustee by deposit to the Payment Account money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date other than Notes previously called for redemption that have been delivered by the Issuer to the Indenture Trustee for cancellation.

SECTION 3.05. Reserved.

SECTION 3.06. Mandatory Redemption. Within 10 Business Days of receipt of Net Proceeds from any Indebtedness (other than Permitted Indebtedness) and upon notice given as provided in Section 3.02(b), the Issuer shall redeem each Holder’s Notes in full at a redemption price in cash equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest, to, but not including, the date of redemption.

SECTION 3.07. Redemption Upon a Change of Control. Upon the occurrence of a Change of Control and upon notice given as provided in Section 3.02(b), the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to redeem such Holder’s Notes in full at a redemption price in cash equal to 107.5% of such Note Balance thereof, plus accrued and unpaid interest to, but not including, the date of redemption. The Change of Control Offer will remain open for a period of at least 15 days following its commencement and not more than 30 days, except to the extent that a longer period is required by applicable law (the “Change of Control Offer Period”). No later than 30 Business Days after the termination of the Change of Control Offer Period, the Issuer will purchase all Notes tendered in response to the Change of Control Offer.

ARTICLE 4

COVENANTS

SECTION 4.01. Deposit and Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

SECTION 4.02. Reports and Other Information.

(a)                                       Annual Financials. The Issuer shall post on the SEC EDGAR website, as soon as available, but in any event within 120 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2017, a consolidated and consolidating balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, cash flows and stockholder’s equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated and consolidating financial statements to be audited and accompanied by a report and opinion of the Issuer’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with GAAP. Such consolidated and consolidating financial statements shall be certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.

(b)                                       Quarterly Financials. The Issuer shall post on the SEC EDGAR website, as soon as available, but in any event within 60 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending [March 31], 2017, a consolidated and consolidating balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, cash flows and stockholder’s equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP, with such consolidated and consolidating financial statements to be certified by a Financial Officer as fairly presenting the consolidated and consolidating financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a), subject to normal year-end audit adjustments and the absence of footnotes.

(c)                                        Information During Event of Default. The Issuer shall deliver to the Indenture Trustee, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Indenture Trustee, any Holder or any holder of beneficial interests in the Notes may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirement of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege). The Issuer shall further inform the Indenture Trustee that such additional information is being delivered pursuant to this Section 4.02(c). The Indenture Trustee will within three (3) Business Days of receipt notify the Holders by electronic mail of receipt of such information.

(d)                                       Rule 144A Information. The Issuer shall deliver to the Holders and any prospective purchaser of the Notes designated by a Holder, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)                                        Notice of Default. The Issuer shall deliver to the Indenture Trustee promptly, and in any event within 10 Business Days after the occurrence thereof, notice of any Default or Event of Default and specifying the nature thereof in reasonable detail. The Indenture Trustee will promptly (and, in any event, within five (5) Business Days of receipt) notify the Holders by electronic mail of receipt of any such notice of Default or Event of Default.

SECTION 4.03. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.04. Liens on Pledged Subsidiaries or Collateral. The Issuer shall not Incur or suffer to exist any Liens (other than Permitted Liens) on (i) any Equity Interests of the Issuer in the Pledged Subsidiaries or (ii) any Collateral.

SECTION 4.05. Maintenance of Office or Agency. (a) The Issuer shall maintain an office or agency (which may be an office of the Indenture Trustee or an affiliate of the Indenture Trustee or Note Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee as set forth in Section 10.01.

(b)                             The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                              The Issuer hereby designates the Corporate Trust Office of the Indenture Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.06. Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents except as described in Article 9 or as permitted in Article 8.

SECTION 4.07. Limitation of Incurrence of Indebtedness.

(a)                             The Issuer shall not directly Incur any Indebtedness.

(b)                             The limitations set forth in Section 4.07(a) shall not apply to any Permitted Indebtedness:

(c)                              Notwithstanding Section 4.07(a), Indebtedness not permitted by Section 4.07(b) may be incurred or issued by the Issuer provided that the proceeds thereof are applied to redeem the Notes in full in accordance with Section 3.06.

(d)                             For purposes of determining compliance with this Section 4.07, in the event an item of Indebtedness Incurred by the Issuer meets the criteria of more than one of the categories listed in the definition of “Permitted Indebtedness”, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with Section 4.07.

SECTION 4.08. Maintenance of Existence; Compliance. The Issuer shall (a)

(i)         preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all contractual obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.09. Maintenance of Property; Insurance. The Issuer shall (i) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a Similar Business.

SECTION 4.10. Inspection of Property; Books and Records; Discussions. The Issuer shall (i) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) following the occurrence and during the continuation of an Event of Default, permit representatives of the Indenture Trustee or any Holder to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Issuer with officers and employees of the Issuer and with their independent certified public accountants.

SECTION 4.11. Post-Closing Obligations. Within 10 Business Days after receipt by the Issuer of any Litigation Proceeds, if ever, the Issuer shall establish and maintain a Litigation Proceeds Account, deposit any such Litigation Proceeds therein and cause to be delivered to the Indenture Trustee a Litigation Proceeds Account Control Agreement. At the time of delivery of any Deposit Account Control Agreement and any Litigation Proceeds Account Control Agreement, the Issuer shall deliver an Opinion of Counsel to the Indenture Trustee that such agreement creates an enforceable perfected security interest in favor of the Indenture Trustee against the applicable Collateral under applicable law.

SECTION 4.12. Restricted Payments.

(a)                                  The Issuer shall not (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock, other than dividends or distributions payable solely in Equity Interests; or (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer except under any equity incentive plan maintained by the Issuer ((all such payments set forth in clauses (i) through (ii) being collectively referred to as “Restricted Payments”), if, at the time of, and after giving effect to, the proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are less than $20,000,000; provided, however, that nothing in this Section 4.12 shall be deemed to prohibit the Issuer from paying principal, interest or other sums payable in respect of any Indebtedness of the Issuer convertible into Capital Stock or from issuing Capital Stock upon exercise of the conversion rights set forth therein.

(b)                        Notwithstanding Section 4.12(a), the Issuer may make Restricted Payments if:

(i)                                at the time of, and after giving effect to, any such proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are at least equal to $25,000,000 and such Restricted Payment, together with the aggregate amount of all other Restricted Payments over the preceding 12 months does not exceed $5,000,000;

(ii)                              at the time of, and after giving effect to, any such proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are at least equal to $30,000,000 and such Restricted Payment, together with the aggregate amount of all other Restricted Payments over the preceding 12 months does not exceed $10,000,000; or

(iii)                                   at the time of, and after giving effect to, any such proposed Restricted Payment the Issuer’s aggregate cash and Cash Equivalents are at least equal to an amount equal to the outstanding principal amount of the Notes plus the then Applicable Premium, and such Restricted Payment, together with the aggregate amount of all other Restricted Payments over the preceding 12 months does not exceed $15,000,000;

provided, however, that in no event may the aggregate amount of Restricted Payments permitted under this Section 4.12(b) exceed $30,000,000

SECTION 4.13. Additional Deposit Accounts. If a New Issuer Deposit Account has a balance in excess of $100,000 at any time, the Issuer shall within ten (10) Business Days thereafter (i) transfer from such New Issuer Deposit Account the amount by which the deposits in such account are in excess of $100,000 to a Pledged Deposit Account, or (ii) cause to be delivered to the Indenture Trustee a New Issuer Deposit Account Control Agreement with respect to such New Issuer Deposit Account. At the time of delivery of any New Issuer Deposit Account Control Agreement, the Issuer shall deliver an Opinion of Counsel to the Indenture Trustee that such agreement creates an enforceable perfected security interest against the applicable Collateral under applicable law.

ARTICLE 5

DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default. An “Event of Default” occurs if:

(a)                             the Issuer fails to pay interest on any Note when due, whether on any Payment Date, at its Maturity Date, upon redemption, upon declaration of acceleration or otherwise and such failure continues for five Business Days,

(b)                             the Issuer fails to pay principal or premium, if any on any Note when due, whether on any Payment Date, at its Maturity Date, upon redemption, upon declaration of acceleration or otherwise,

(c)                              the Issuer fails to comply with (i) the agreements contained in Section 4.04, Section 4.07 or Section 4.12 or (ii) any of its other agreements in the Notes or this Indenture (other than those referred to elsewhere in this Section 5.01) and, in the case of this clause (ii), such failure continues for 45 days,

(d)                             a representation or warranty of the Issuer set forth in the Note Purchase Agreement or any other Transaction Document is shown to be false in any material respect when made, and if capable of cure, such breach remains uncured for 45 days,

(e)                                                      the Issuer, any Significant Subsidiary or any Pledged Subsidiary fails to pay any Indebtedness (other than Indebtedness (i) owing to a Subsidiary or (ii)                           that is Non-Recourse Indebtedness) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent,

(f)                                        the Issuer, any Significant Subsidiary or any Pledged Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                            commences a voluntary case;

(ii)                                         consents to the entry of an order for relief against it in an involuntary case;

(iii)                                    consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv)                                     makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g)                                                      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                            is for relief against the Issuer, any Significant Subsidiary or any Pledged Subsidiary in an involuntary case;

(ii)                                       appoints a custodian of the Issuer, any Significant Subsidiary or any Pledged Subsidiary or for any substantial part of its property; or

(iii)                                    orders the winding up or liquidation of the Issuer, any Significant Subsidiary or any Pledged Subsidiary;

and the order or decree remains unstayed and in effect for 120 days;

(h)                                                     the Issuer, any Significant Subsidiary or any Pledged Subsidiary fails to pay final judgments aggregating in excess of $5,000,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 120 days following the entry thereof,

(i)            the Issuer shall assert, in any pleading in any court of competent jurisdiction, that any Lien created under any Security Document is invalid or unenforceable, or

(j)       (i) any security interest created by any Security Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Security Documents) or (ii) the breach or repudiation by the Issuer or any of its Pledged Subsidiaries of any of their obligations under any Security Document.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their foreign equivalents). The term “custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01 (f) or (g)) occurs and is continuing, the Indenture Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Issuer may, and if such notice is given by such Holders such notice shall be given to the Issuer and the Indenture Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all Notes is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(f) or (g) occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Indenture Trustee or any Holders. The Required Holders by written notice to the Indenture Trustee may rescind an acceleration and its consequences if such Required Holders determine that the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Indenture Trustee, after notice to the Holders and receipt of specific written direction from the Required Holders as to how to proceed, may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Indenture Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Following an Event of Default, the Holders of at least 25% in principal amount of the then outstanding Notes may instruct the Indenture Trustee to deliver a notice (including a “Notice of Exclusive Control”) giving the Indenture Trustee exclusive control over any securities account or deposit account covered by an Account Control Agreement. The Indenture Trustee may give such notice only upon an Event of Default.

SECTION 5.04. Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Required Holders by written notice to the Indenture Trustee may waive an existing Default or an Event of Default and its consequences except (a) a Default or an Event of Default in the payment of the principal of or interest on a Note, (b) a Default or an Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default or an Event of Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. When a Default or an Event of Default is waived, it is deemed cured and the Issuer, the Indenture Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or an Event of Default or impair any consequent right. Any past Default or an Event of Default or compliance with any provisions may be waived with the consent of the Required Holders.

SECTION 5.05. Control by Specified Percentage of Holders. The Required Holders (or such other percentage as expressly provided for herein) may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Indenture Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Indenture Trustee in personal liability. Prior to taking any action under this Indenture, the Indenture Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. The Holders understand and agree that in fulfilling its role as Indenture Trustee under any Account Control Agreement, the Pledge Agreement, the Irish Share Charge and the Pledged Irish Profit Participating Note Assignment, the Indenture Trustee shall act solely in accordance with the written direction of the Required Holders, except as expressly set forth in Section 5.03 and 5.06(a)(ii). Without limiting the generality of the foregoing, by accepting delivery of a Note or any portion thereof the Holders hereby authorize and direct the Indenture Trustee to execute and deliver the Pledge Agreement, in the form presented to it by the Issuer or its purported counsel or other representative on the date hereof. The delivery to the Indenture Trustee of an Opinion of Counsel as described in Section 4.11 with respect to each of the Irish Share Charge, the Pledged Irish Profit Participating Note Assignment, any Deposit Account Control Agreement or any Litigation Proceeds Account Control Agreement or as described in Section 4.13 with respect to any New Issuer Deposit Account Control Agreement shall be deemed to be conclusive authorization by the Holders on which the Indenture Trustee may exclusively rely, and by its receipt of such an Opinion of Counsel the Indenture Trustee shall be fully protected, in executing and delivering each such agreement and any document or instrument contemplated thereby, without any obligation to determine or confirm the advisability or suitability thereof on behalf of the Holders.

SECTION 5.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                         the Holder gives the Indenture Trustee written notice stating that an Event of Default is continuing;

(ii)                                      the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Indenture Trustee to pursue the remedy;

(iii)                                   such Holder or Holders offer to the Indenture Trustee security or indemnity satisfactory to it against any loss, liability or expense; and

(iv)                                  the Indenture Trustee does not comply with the request within 30 days after receipt of the request and the offer of security or indemnity.

(b)                                                     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08. Collection Suit by Indenture Trustee. If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Indenture Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 6.06.

SECTION 5.09. Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Indenture Trustee (including counsel, accountants, experts or such other professionals as the Indenture Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and its counsel, and any other amounts due the Indenture Trustee under Section 6.06.

SECTION 5.10. Priorities. If the Indenture Trustee collects any money or property pursuant to this Article 5, it shall pay out such money or property in the following order:

FIRST: to the Indenture Trustee for amounts due under Section 6.06;

SECOND: to the Holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

THIRD: to the Holders for amounts due and unpaid on the Notes for principal, and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and, if any, premium; and

FOURTH: to the Issuer.

The Indenture Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.10. At least 15 days before such record date, the Indenture Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11. Waiver of Stay or Extension Laws. The Issuer shall not (to the extent it may lawfully do so) at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

TRUSTEE

SECTION 6.01. Duties of Indenture Trustee. (a) The Issuer and each Holder authorizes and directs the Indenture Trustee to enter into the Transaction Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b)                                                     Notwithstanding any provision of this Indenture or any other Transaction Document to the contrary:

(i)                                 the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and each Transaction Document to which it is a party and no implied duties, covenants or obligations shall be read into this Indenture or such Transaction Document against the Indenture Trustee (it being agreed that the permissive right of the Indenture Trustee to do things enumerated in this Indenture or any Transaction Document shall not be construed as a duty); and

(ii)                                       in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)          The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)                                          this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)                                       the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)                                    the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05; and

(iv)                                   no provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                             Every provision of this Indenture or any other Transaction Document that in any way relates to the Indenture Trustee is subject to this Section 6.01.

(e)                              The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)                               Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

(g)                              Every provision of this Indenture or any other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Without limiting the generality of the foregoing, the following provisions of this Section 6.02 shall apply notwithstanding any provision of this Indenture or any other Transaction Document to the contrary.

(b)                             Before the Indenture Trustee acts or refrains from acting, it may require, at the expense of the Issuer, an Officers’ Certificate or an Opinion of Counsel or both. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers’ Certificate or Opinion of Counsel.

(c)                              The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                             The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)                              The Indenture Trustee may, at the expense of Issuer, consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, or any other Transaction Documents or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f)                               The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Required Holders, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)                              The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Transaction Document at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                             The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 6.06, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)                                The Indenture Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Required Holders or the Holders of a majority in principal amount of the Notes, including, without limitation, any action with respect to the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercising of any power conferred by this Indenture or any other Transaction Document.

(j)                               Any action taken, or omitted to be taken, by the Indenture Trustee in good faith pursuant to this Indenture or any other Transaction Document upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)                            In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any force majeure event, or strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)                                In the event the signature of the Indenture Trustee is required in connection with any sale of any portion of the Collateral, the Issuer, or if during or after an Event of Default, the Holders, shall ensure that the language set forth in Exhibit C shall be included in any document where such signature(s) may be required. The failure of such language to be so included shall excuse the Indenture Trustee from being required to join in the execution of such documents, without regard to any consequences that may result therefrom.

(m)                        Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order.

(n)                            As a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may at the expense of the Issuer consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon. The Indenture Trustee shall not be required to take any action hereunder or otherwise if it shall have reasonably determined, on the advice of counsel, that such action is likely to result in liability on the part of the

Indenture Trustee for which it has not received adequate indemnity or is contrary to the terms hereof or is otherwise contrary to law.

(o)                            Whenever this Indenture or any other Transaction Document provides that an action may be taken or not taken at the option, election or in the discretion of the Indenture Trustee, the Indenture Trustee shall have no obligation or duty to exercise such option, make such election, or exercise such discretion except upon the reasonable written instructions of the Issuer or the Required Holders. The Indenture Trustee shall have no liability to any party for carrying out any such direction.

(p)                            The permissive rights of the Indenture Trustee to take or refrain from taking any action enumerated in this Indenture or any other Transaction Document shall not be treated as a duty.

(q)                            Notwithstanding anything contained herein or in any other Transaction Document to the contrary, the Indenture Trustee (as such and in its individual capacity) shall have no duty or responsibility to perform any calculations for, or make any determinations as to the amounts, times, recipients, or other particulars of, any payments and/or transfers to be made by the Indenture Trustee or any other Person under this Indenture or any other Transaction Document, except as expressly required by the terms of this Indenture.

(r)                               The Indenture Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Indenture or for the due execution hereof by the Issuer or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to the Issuer, to any Holders, or to any other Person other than as expressly provided for herein.

(s)                              The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or any other Transaction Document or otherwise.

(t)                               Whether or not therein expressly so provided, every provision of this Indenture or any other Transaction Document (including, without limitation, the Pledge Agreement and the Irish Share Charge) relating to the conduct, rights, powers, duties obligations or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.02.

(u)                            The Issuer hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Holder agrees that the Indenture Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment or insurance implications and consequences of the preservation, funding, ongoing administration or otherwise with respect to the Collateral. By accepting delivery of a Note or any portion thereof, each of the Holders will be deemed to have acknowledged that it has conducted its own thorough investigation and exercised its own due diligence before considering an investment in the Notes, and acknowledged that the decision to purchase a Note or any portion thereof is its own and that it has not and will not rely on the Indenture Trustee for such purpose. The Indenture Trustee assumes no responsibility whatsoever as to the advisability of purchasing the Notes or any portion thereof.

(v)                            The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or any other Transaction Document, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture or any other Transaction Document, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(w)                          If the Indenture Trustee believes inconsistent alternative courses of action are permitted or required by the terms of this Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party, believes that the terms of the Indenture or any of the Transaction Documents, to which the Indenture Trustee is a party are ambiguous, or is unsure as to the application, intent, interpretation or meaning of any provision of this Indenture or any other Transaction Document to which it is a party, the Indenture Trustee after reasonable diligence and consultation with counsel, shall take such action which, in its view, is in the best interest of the Holders and consistent with this Indenture unless it otherwise receives written direction from the Required Holders prior to such action, and notwithstanding any provision of this Indenture or any Transaction Document, or otherwise, the Indenture Trustee shall have no liability to any Person for any such action or following such direction.

(x)                            The receipt by the Indenture Trustee of any reports, information or other documents that are provided to the Indenture Trustee for purposes of enabling the sending party to comply with its document delivery requirements hereunder shall not constitute constructive or actual notice of any information contained therein or determinable from any information contained therein, including any other Person’s compliance with any of its covenants, representations or warranties hereunder, unless otherwise specifically set forth in this Indenture.

(y)                            The parties hereto hereby agree that to the extent that any security or instrument issued by the Issuer is rated by a nationally recognized statistical rating organization, Wilmington Trust, National Association, whether in its capacity as Indenture Trustee or any other capacity hereunder, shall have no duty or obligation to (i) maintain any password-protected web site within the meaning of 17 CFR 240.17g- 5 (a “Site”), or (ii) upload any information required to be maintained on such Site.

(z)                             The Indenture Trustee assumes no responsibility for the performance of any obligations of the Issuer or any other Person, or for the enforceability of the Transaction Documents, the Notes, or any other instruments or other documents executed or delivered in connection herewith (or the suitability or advisability thereof for any particular purpose). The Indenture Trustee may assume performance by all such Persons of their obligations under the Transaction Documents absent written notice or actual knowledge of a Trust Officer to the contrary.

SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. The Indenture Trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its affiliates in the Ordinary Course of Business. Any Note Registrar may do the same with like rights.

SECTION 6.04. Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any guarantee, the Notes, any Security Documents or any other Transaction Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be charged with knowledge of any Default or Event of Default or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) a Trust Officer shall have received written notice thereof in accordance with Section 10.01 hereof from the Issuer or any Holder.

SECTION 6.05. Reserved.

SECTION 6.06. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as set forth in a separate instrument. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify, protect, defend and hold harmless the Indenture Trustee, and each of its officers, directors, shareholders, employees and agents (collectively, the “Indemnified Persons”) against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by such Person or in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under any other Transaction Document, including, without limitation, the costs and expenses of (i) enforcing this Indenture or any other Transaction Document against the Issuer (including this Section 6.06), (ii) indemnifying, defending, holding harmless or otherwise reimbursing any party to any Account Control Agreement pursuant to the terms thereof and (iii) defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Indenture Trustee. The Indenture Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof (such notice, the “Claim Notice”); provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder.

The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 6.06, the Indenture Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Indenture Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 6.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Indenture Trustee. Without prejudice to any other rights available to the Indenture Trustee under applicable law, when the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(f) or Section 5.01(g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

The Issuer may assume the defense of such proceeding, with a nationally recognized (or regionally recognized, if local counsel is necessary in such jurisdiction) counsel of its choosing, by delivering written notice of the Issuer’s election to do so to the Indemnified Person (the “Selection Notice”); provided, that, without limiting the generality of subsections (i)-(iii) of this paragraph, such counsel shall not assume the defense of any Indemnified Person if such Indemnified Person objects to the appointment of such counsel within a commercially reasonable time period after its receipt of the Selection Notice. The parties hereto hereby agree that for purposes of the proviso immediately preceding this sentence, a “commercially reasonable time period” shall include a minimum of fifteen (15) business days after the Indenture Trustee’s receipt of the Selection Notice. After delivery of the Selection Notice and the retention of such counsel by the Issuer without objection by the Indenture Trustee as provided in this Section 6.06 (the “Retained Counsel”), the Issuer shall not be liable to the Indemnified Person under this Indenture for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to the same proceeding, provided that if (i) the employment of counsel other than the Retained Counsel has been previously authorized by the Issuer in writing with respect to the loss, liability or expense described in the Claim Notice, (ii) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Issuer and the Indemnified Person in the conduct of any such defense after providing prior written notice to the Issuer of the Indemnified Person’s reasonable conclusion of a conflict of interest and providing the Issuer a reasonable opportunity, and the Indemnified Person’s reasonable cooperation, to cure such conflict, if practicable, or (iii) the Issuer shall not, in fact, within a commercially reasonable amount of time after its receipt of the Claim Notice, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of the Indemnified Person’s counsel shall be borne by the Issuer in accordance with this Section 6.06. For the avoidance of doubt, the Indemnified Person shall have the right to employ their own counsel in any proceeding for which a Claim Notice has been received by the Issuer, at the Indemnified Person’s sole cost and expense, in which event the Issuer shall have no further obligation or liability to the Indemnified Person under this Indenture for any fees or expenses of counsel subsequently incurred by the Indemnified Person with respect to such proceeding. Neither the Issuer nor the Indemnified Person will unreasonably withhold its or their consent to any proposed settlement of a claim for which it may seek indemnity pursuant to Section 6.06, provided, however, that any such consent will be without prejudice to the right of the Indemnified Person to receive indemnification hereunder.

SECTION 6.07. Replacement of Indenture Trustee. (a) The Indenture Trustee may resign at any time by so notifying the Issuer. The Required Holders may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)                            the Indenture Trustee fails to comply with Section 6.09;

(ii)                         the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)                      a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)                     the Indenture Trustee otherwise becomes incapable of acting.

(b)                       If the Indenture Trustee resigns or is removed by the Issuer or by the Required Holders and such Required Holders do not reasonably promptly appoint a successor Indenture Trustee, or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(c)                        A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the Lien provided for in Section 6.06.

(d)                       If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)                        Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.07, the Issuer’s obligations under Section 6.06 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.08. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.09. Eligibility; Disqualification. The Indenture Trustee (together with its Affiliates) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 7
SATISFACTION AND DISCHARGE

SECTION 7.01. Satisfaction and Discharge of Indenture.

(a)         This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for and (ii) in the case of clause (1)(B) below, the rights of the Holders hereunder to receive payment of the Note Balance of and interest on the Notes and any other rights of the Holders hereunder, when

(1)                             either (A) all Notes theretofore authenticated and delivered to Holders (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05, and (ii) Notes for which payment of money has theretofore been deposited in trust pursuant to Section 2.08 and thereafter repaid to the Issuer) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation have been paid in full;

(2)                             the Issuer has paid or caused to be paid all other sums payable hereunder or reasonably expected to become payable hereunder and the other Transaction Documents (including amounts associated with the termination thereof) by the Issuer hereunder and thereunder; and

(3)                             the Issuer has delivered to the Indenture Trustee an Officers’ Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the rights, privileges, protection and immunities afforded the Indenture Trustee under Article 6, the obligations of the Issuer to the Indenture Trustee under Section 6.06 shall survive satisfaction and discharge of this Indenture.

(b)        Upon payment of all the outstanding Notes in full, the Indenture Trustee shall (i) deliver or cause to be delivered to the Issuer any releases or termination statements prepared by the Issuer which the Issuer reasonably requests to evidence discharge of the lien hereof as to the Trust Estate; and (ii) deliver or cause to be delivered all other items reasonably requested by the Issuer, and take all other actions reasonably requested by the Issuer, in order to cause transfer of any portion of the Collateral to the Issuer or its designee.

(c)          Upon the satisfaction and discharge of this Indenture pursuant to the foregoing, the Indenture Trustee shall pay, in accordance with an Issuer Order all amounts, if any, previously received from the Issuer and not otherwise disbursed.

SECTION 7.02. Application of Trust Money.

All cash paid to the Indenture Trustee pursuant to this Indenture shall be applied by the Indenture Trustee in accordance with Section 2.08 or Section 5.10, as applicable, to pay the Persons entitled thereto, the interest, principal and other amounts payable on the Notes and to pay or reimburse the Indenture Trustee pursuant to Section 6.06.

ARTICLE 8

AMENDMENTS AND WAIVERS

SECTION 8.01. Without Consent of the Holders. The Issuer and the Indenture Trustee may amend this Indenture, the Notes or the Security Documents without notice to or consent of any Holder:

(a)                        to cure any ambiguity, omission, mistake, defect or inconsistency;

(b)                        to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(c)                         to make any change that does not adversely affect the rights of any Holder;

(d)                        to add additional assets as Collateral to secure the Notes;

(e)                         to release Collateral from the Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents; or

(f)                          to issue Additional Notes in accordance with this Indenture.

After an amendment under this Section 8.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

SECTION 8.02. With Consent of the Holders. (a) The Issuer and the Indenture Trustee may amend this Indenture, the Notes and the Security Documents with the written consent of the Required Holders. However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i)                            reduce the amount of Notes whose Holders must consent to an amendment,

(ii)                         reduce the rate of or extend the time for payment of interest on any Note,

(iii)                      reduce the principal of or change the Maturity Date of any Note,

(iv)                     reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3,

(v)                             make any Note payable in money other than that stated in such Note,

(vi)                          expressly subordinate the Notes to any other Indebtedness of the Issuer,

(vii)                       impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(viii)                   make any change in this Section 8.02, or

(ix)                          release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents, except as otherwise provided in this Indenture or the Security Documents.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b)       After an amendment under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

SECTION 8.03. Revocation and Effect of Consents and Waivers.

(a)                            A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Indenture Trustee receives the notice of revocation before the date on which the Indenture Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Indenture Trustee of consents by the Holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Indenture Trustee and (iv) delivery to the Indenture Trustee of each Officers’ Certificate and Opinion of Counsel required under Section 8.05 and Article 10 hereof.

(b)                            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 8.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 8.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Indenture Trustee. The Indenture Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Indenture Trustee so determines, the Issuer in exchange for the Note shall issue and the Indenture Trustee, in accordance with an Issuer Order, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 8.05. Indenture Trustee to Sign Amendments. The Indenture Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Indenture Trustee. If it does, the Indenture Trustee may but need not sign it. In signing any amendment, the Indenture Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and shall be fully protected in relying exclusively and conclusively upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver (i) is authorized or permitted by this Indenture, (ii) is the legal, valid and binding obligation of the Issuer, enforceable against them in accordance with its terms, subject to customary exceptions, (iii) and has been authorized by the requisite principal amount of Notes, and (iv) complies with the provisions hereof (including Section 8.03).

SECTION 8.06. Reserved.

SECTION 8.07. Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 8.

SECTION 8.08. Payment for Consent. The Issuer shall not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to consent, waiver or amendment.

ARTICLE 9

SECURITY DOCUMENTS

SECTION 9.01. Collateral and Security Documents. The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on a Payment Date, at the Maturity Date, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes to the Holders or the Indenture Trustee under this Indenture, the Notes and the other Security Documents, and all other amounts in respect of the Secured Obligations according to the terms hereunder or thereunder, shall be secured by a security interest in the Collateral as provided in the Security Documents, which define the terms of the Liens that secure the Secured Obligations. The Issuer hereby acknowledges and agrees that the Indenture Trustee holds the Collateral in trust for the benefit of the Holders, pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees (subject to Section 4.11) to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Indenture Trustee to enter into the Security Documents and, subject to the provisions of this Indenture, to perform its obligations and exercise its rights thereunder in accordance herewith and therewith. The Issuer shall take any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Secured Obligations of the Issuer hereunder, a valid and enforceable perfected Lien on all of the Collateral, in favor of the Indenture Trustee for the benefit of the Holders under the Security Documents.

The Issuer hereby covenant (A) to perform and observe its obligations under the Security Documents and (B) take any and all commercially reasonable actions (including without limitation the covenants set forth in the Security Documents and in this Article 9) required to cause the Security Documents to create and maintain, as security for the Secured Obligations contained in this Indenture, the Notes and the other Security Documents, valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Indenture Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly permitted herein or therein.

The Issuer shall do or cause to be done, at its sole cost and expense, all such actions and things as may be necessary, or as may be required by the provisions of the Security Documents, to confirm to the Indenture Trustee the security interests in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the Collateral available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein and therein expressed.

SECTION 9.02. Recording and Opinions.

(a)      The Issuer shall, at its sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Security Documents), maintain (with the priority required under the Security Documents), preserve and protect the security interests in the Collateral granted by the Security Documents, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders and the Indenture Trustee under this Indenture and the Security Documents to all property comprising the Collateral pursuant to the terms of the Security Documents, and (ii) the delivery of the certificates, if any, evidencing the certificated securities pledged under the Security Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto. The Issuer will not be permitted to take any action, or omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Indenture Trustee or the Holders except as expressly set forth herein or the Security Documents. The Indenture Trustee shall have no obligation to file or monitor any financing statements (or amendments of financing statements, continuation statements, collateral assignments or any instruments of further assurance).

(b)                                      If property of a type constituting Collateral is acquired by the Issuer that is not automatically subject to a Lien or perfected security interest under the Security Documents, then the Issuer will, as soon as reasonably practicable after such property’s acquisition and in any event within 10 Business Days, grant Liens on such property in favor of the Indenture Trustee, and deliver certain certificates (including in the case of real property title insurance) and any filings or other documentation in respect thereof as required by this Indenture or the Security Documents and take all necessary steps to perfect the security interest represented by such Liens.

SECTION 9.03. Release of Collateral. (a) Subject to 8.01 and Section 8.02 hereof, the Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. The Issuer will be entitled to a release of assets included in the Collateral from the Liens securing the Notes, and the Indenture Trustee shall release the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(i)                            to enable the Issuer or any Subsidiary to sell, exchange or otherwise dispose of any of the Collateral to the extent permitted by this Indenture and each other Security Document; or

(ii)                         pursuant to an amendment or waiver in accordance with Article 8 of this Indenture.

Upon receipt of an Officers’ Certificate (and upon receipt, the Indenture Trustee may conclusively rely upon such Officers’ Certificate and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release have been prepared by the Issuer, the Indenture Trustee shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Security Documents

(c)       At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders.

SECTION 9.04. Permitted Releases Not To Impair Lien. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 9. Each of the Holders acknowledges that a release of Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 9 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 9.05. Suits To Protect the Collateral. Subject to the provisions of Article 6 hereof, the Indenture Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may take all actions it deems necessary or appropriate in order to:

(a)                       enforce any of the terms of the Security Documents; and

(b)                       collect and receive any and all amounts payable in respect of the Secured Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents, the Indenture Trustee shall have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Indenture Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Indenture Trustee).

SECTION 9.06. Authorization of Receipt of Funds by the Indenture Trustee Under the Security Documents. The Indenture Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 9.07. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 9 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.

SECTION 9.08. Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 9 upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article 9; and if the Indenture Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Indenture Trustee.

SECTION 9.09. Release Upon Termination of the Issuer’s Obligations. Subject to Section 9.10, in the event that the Issuer delivers to the Indenture Trustee, in form and substance reasonably acceptable to the Indenture Trustee, an Officers’ Certificate (and upon receipt, the Indenture Trustee may conclusively rely upon such Officers’ Certificate and shall have no duty to make any determination or investigation with respect to the contents thereof) certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Secured Obligations under this Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid, or (ii) all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by complying with the provisions of Article 7, the Indenture Trustee shall deliver to the Issuer a notice stating that the Indenture Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon delivery of such notice, the Indenture Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Holders and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 9.10. Pari Passu Security Interests; Concerning Collateral in Control or Possession. Notwithstanding the date, manner or order of perfection of the security interests and Liens granted to the Indenture Trustee or the Existing Nots Trustee, and notwithstanding whether the Indenture Trustee or Existing Notes Trustee has possession of all or any part of the Collateral, the security interests and Liens granted to Holders hereunder and under the Security Documents in the Collateral in all respects shall rank pari passu with the security interests and Liens granted by Company under the Existing Indenture and the other Existing Note Documents. Neither Indenture Trustee or Existing Notes Trustee shall have priority of payment over or be subordinate to the other and the proceeds of any foreclosure or enforcement action on or against any of such Collateral shall be shared on a pro rata basis in accordance with the respective principal amounts of the Notes and the Existing Notes outstanding. In the event of any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each case whether under the bankruptcy code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law, involving the Company: each of Indenture Trustee and Existing Notes Trustee (x) shall share and be equal in priority and rights with the other, neither shall have priority of payment over or be subordinate to the other; (y) shall share any distributions or proceeds of such actions or proceedings on a pro rata basis in accordance with the respective principal amounts of the Notes and the Existing Notes outstanding; and (z) agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of any portion of the Company’s obligations to the other or any Liens and security interests securing any portion of the Company’s obligations to the other. In the event that either Indenture Trustee or any Holder takes possession of or has “control” (as such term is used in the Uniform Commerical Code as in effect in each applicable jurisdiction) over any certificated securities or other Collateral for purposes of perfecting its Liens and security interests therein, Indenture Trustee or such Holder shall be deemed to be holding such Collateral also as representative for the Existing Note Trustee and the Existing Note Holders, solely for purposes of perfection of Existing Note Trustee’s Liens and security interests under the Uniform Commercial Code; provided that Indenture Trustee and Holders shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Existing Note Trustee or Existing Note Holders. It is understood and agreed that this Section 9.10 is intended solely to assure continuous perfection of the Liens and security interests granted under the Existing Security Documents, and nothing in this Section 9.10 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Indenture. The duties of Indenture Trustee and Holders under this Section 9.10 shall be mechanical and administrative in nature, and Indenture Trustee and Holders shall not have, or be deemed to have, by reason of this Section 9.10 or otherwise a fiduciary relationship in respect of the Existing Notes Trustee or Existing Note Holders. Indenture Trustee shall use commercially reasonable efforts to enter into, no later than [ ] days following the Initial Issue Date, Deposit Account Control Agreements which shall be in form and substance reasonably satisfactory to Indenture Trustee and the Existing Notes Trustee.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via overnight courier or via first-class mail addressed as follows:

if to the Issuer:

Emergent Capital, Inc.

5355 Town Center Road, Suite 701

Boca Raton, FL 33486

Attention of: Office of the General Counsel

Facsimile: (561) 995-4207

Telephone: (561) 995-4206

if to the Indenture Trustee:

Wilmington Trust, N.A., as Indenture Trustee

300 Park Street, Suite 390

Birmingham, Michigan 48009

Attention: Capital Markets Insurance Services

Facsimile: (248) 723-5424

Telephone: (248) 723-5422

E-mail: SpecializedInsurance@wilmingtontrust.com

The Issuer or the Indenture Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                             Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)                              Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Indenture Trustee are effective only if received.

SECTION 10.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Indenture Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Indenture Trustee at the request of the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Indenture Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and the Indenture Trustee shall be fully protected in relying exclusively and conclusively upon such Officers’ Certificate and Opinion of Counsel in taking or refraining from taking any action.

SECTION 10.03. Statements Required in Certificate. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)                             a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)                                       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                              a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                             a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 10.04. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by or on behalf of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes with respect to which the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. On the Initial Issue Date and on any Additional Issue Date, the Issuer shall identify in writing to the Indenture Trustee which, if any, Notes are owned by or on behalf of the Issuer.

SECTION 10.05. Rules by Indenture Trustee and Note Registrar. The Indenture Trustee may make reasonable rules for action by or a meeting of the Holders. The Note Registrar may make reasonable rules for their functions.

SECTION 10.06. Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES, THE SECURITY DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES

OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer the Indenture Trustee, and, by its acceptance of a Note, each Holder (and holder of beneficial interests in a Note) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

SECTION 10.08. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.09. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.10. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.11. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 10.12. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

[Indenture Signature Page]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Schedule 1.01(A)

Pledged Deposit Accounts

Schedule 1.01(B)

Pledged Subsidiaries

Company Name	Jurisdiction of Organization	Organizational Identification Number	Federal Identification Number

Red Reef Alternative Investments, LLC*	Delaware

OLIPP IV, LLC*	Delaware

Blue Heron Designated Activity Company*	Ireland

*65% Pledge

Exhibit D

Form of Senior Note Purchase Agreement

(Attached)

NOTE PURCHASE AGREEMENT

among

[                                           ]

and

THE SELLERS REFERRED TO HEREIN

                                                  , 2017

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i

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of             , 2017, by and among                             , a                                                        (the “Investor”), and each seller listed on Schedule 1 attached hereto (each, including its successors and assigns, a “Seller” and collectively the “Sellers”).

WHEREAS, Emergent Capital, Inc., a Florida corporation (the “Company”), has issued $30,000,000 in aggregate principal amount of 15% Senior Secured Notes due 2018 (the “Existing Senior Notes”); and

WHEREAS, the Company has undertaken an exchange offer (the “Exchange Offer”) for the Existing Senior Notes to be exchanged for new 8.5% Senior Notes due 2021 in the aggregate principal amount of $                            (the “Senior Notes”); and

WHEREAS, upon the consummation of the Exchange Offer, each Seller shall be a holder of the principal amount of Senior Notes as set forth opposite such Seller’s name on Schedule 1; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Investor desires to purchase from each Seller, and each Seller, severally and not jointly, desires to sell to the Investor, the principal amount of Senior Notes set forth opposite such Seller’s name on Schedule 1 (collectively, the “Notes”), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I    DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.

“Claim” shall have the meaning ascribed to such term in Section 4.3.

“Claim Notice” shall have the meaning ascribed to such term in Section 4.3.

“Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.2.

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“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and (x) all conditions precedent to (i) the Investor’s obligations to pay the Purchase Price and (ii) the Sellers’ obligations to deliver the Notes have been satisfied or waived and (y) the required conditions, actions, deliveries and approvals set forth in Article II of the Master Transaction Agreement have been met, completed, made and obtained, as appropriate, or waived, by the relevant party thereunder.

“Contemplated Transactions” means the Transactions as that term is defined in the Master Transaction Agreement.

“Contract” means any written or oral contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, commitment or other arrangement or agreement.

“Equitable Exceptions” means, with respect to the enforceability of any obligation, that such obligation is subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities and (b) equitable principles (whether considered in a proceeding in equity or at law).

“Existing Senior Notes” shall have the meaning ascribed to such term in the Recitals.

“Exchange Offer” shall have the meaning ascribed to such term in the Recitals.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or another nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.

“Indebtedness” means Indebtedness as that term is defined in the Master Transaction Agreement.

“Indemnified Party” shall have the meaning ascribed to such term in Section 4.1.

“Indemnifying Party” shall have the meaning ascribed to such term in Section 4.1.

“Indenture” means the Indenture dated as of March 11, 2016 between Emergent and the Trustee pursuant to which the Senior Notes were issued.

“Investor” shall have the meaning ascribed to such term in the Recitals.

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“Judicial Authority” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind (including any Governmental Authority exercising judicial powers or functions of any kind).

“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority or Judicial Authority.

“Legal Proceedings” means any judicial, administrative or arbitral claim, action, complaint, hearing, petition, suit, mediation, litigation, investigation, examination, inspection or other proceeding, at law or in equity, in any case, by or before a Governmental Authority or Judicial Authority.

“Liabilities” means any and all Indebtedness, liabilities, obligations, deficiencies, penalties, assessments, fines, claims, causes of action or other losses, fees, costs or expenses, whether accrued or fixed, absolute or contingent, matured or unmatured, due or to become due and whether arising under any Order, Contract or otherwise.

“Losses” shall have the meaning ascribed to such term in Section 4.1.

“Master Transaction Agreement” means one or more Master Transaction Agreement(s) dated as of March [ ], 2017 among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto.

“Material Adverse Effect” means Material Adverse Effect as that term is defined in the Master Transaction Agreement.

“Note Registrar” shall have the meaning ascribed to such term in the Indenture.

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award assessment, arbitration award, or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information

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incorporated by reference) required to be filed or furnished by the Company with or to the SEC since January 1, 2011.

“Seller” and “Sellers” shall have the meaning ascribed to such terms in the Recitals.

“Senior Notes” shall have the meaning ascribed to such term in the Recitals.

“Trading Day” means a day on which the primary Trading Market of the Common Stock is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

“Transaction Documents” means the Transaction Documents as that term is defined in the Master Transaction Agreement.

“Transferee Certificate” means a certificate substantially in the form of Exhibit B- 2 annexed to the Indenture.

“Transferor Certificate” means a certificate substantially in the form of Exhibit B- 1 annexed to the Indenture.

“Trustee” means Wilmington Trust, National Association, as indenture trustee under the Indenture.

ARTICLE II    PURCHASE AND SALE

2.1                               Agreement to Sell and Purchase. At the Closing, the Investor will purchase from each of the Sellers, and each Seller will, severally and not jointly, sell to the Investor, the principal amount of Notes set forth opposite such Seller’s name on Schedule 1 for an aggregate purchase price set forth opposite such Purchaser’s name on Schedule 1; provided, however, that (i)  the Investor shall purchase and the Sellers shall sell all of the Senior Notes held by such Sellers and (ii) the Investor shall purchase Senior Notes with an aggregate principal amount of at least $15,000,000. The purchase price for the Notes shall be equal to the face amount of each Note plus accrued and unpaid interest thereon (the “Purchase Price”).

2.2                               Closing. On the Closing Date, the Investor shall deliver to each Seller via wire transfer to the account as specified in writing by such Seller immediately available funds equal to its Purchase Price as set forth on Schedule 1 and each Seller shall deliver to the Investor its respective Notes and the other items set forth in Section 2.3 issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree.

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2.3                               Deliveries.

(a)                                 On the Closing Date, each Seller shall deliver or cause to be delivered to the Trustee and Note Registrar pursuant to the terms of the Indenture, each of the following:

(i)                                     the certificated Notes being sold by such Seller, as set forth on Schedule 1;

(ii)                                  an executed Transferor Certificate relating to the transfer of the Notes to the Investor;

(iii)                               such other documents as the Note Registrar or Trustee may require in connection with the transfer of such Notes; and

(iv)                              such other documents relating to the transactions contemplated by the Transaction Documents as the Investor or its counsel may reasonably request.

(b)                                 On the Closing Date, the Investor shall deliver or cause to be delivered to the Trustee and Note Registrar or to each Seller, as noted, the following:

(i)                                     such Seller’s Purchase Price by wire transfer to the account as specified in writing by such Seller;

(ii)                                  an executed Transferee Certificate relating to the transfer of the Notes to the Note Registrar or Trustee;

(iii)                               such other documents as the Note Registrar or Trustee may require in connection with the transfer of such Notes; and

(iv)                              such other documents relating to the transactions contemplated by the Transaction Documents as such Seller or its counsel may reasonably request.

2.4                               Closing Conditions.

(a)                                 The obligations of the Investor hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Sellers contained herein;

(ii)                                  all obligations, covenants and agreements of the Sellers required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the delivery by the Sellers of the items set forth in Section 2.3(b) of this Agreement; and

(iv)                              the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

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(b)                                 The respective obligations of each Seller hereunder in connection with the Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects on the Closing Date of the representations and warranties of the Investor contained herein;

(ii)                                  all obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed;

(iii)                               the delivery by the Investor of the items required to be delivered to such Seller set forth in Section 2.3(a) of this Agreement;

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)                                 the consummation of the Contemplated Transactions is occurring contemporaneously with the Closing.

ARTICLE III   REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Investor.  The Investor hereby represents and warrants as of the date hereof and as of the Closing Date to each Seller as follows:

(a)                                 Existence; Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof.

(b)                                 Authority; Enforceability. It has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein. The execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor. This Agreement and each other Transaction Document to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute the legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)                                  Approvals. No notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of the Investor under: (i)

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Applicable Law; (ii) the organizational documents of the Investor; or (iii) any Contract to which the Investor is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein and therein.

(d)                                 No Conflicts. Neither the execution, delivery or performance by the Investor of the Transaction Documents to which it is or shall be a party, nor the consummation by such Seller of the Contemplated Transactions herein or therein, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of such Seller; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to the Investor.

(e)                                  All Necessary Consents. Neither the execution, delivery or performance by the Investor of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by the Investor of the transactions contemplated herein or therein, does or will: (i) require the Investor to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

(f)                                   Brokers. No broker, finder, investment banker or other Person has been engaged by the Investor that is entitled to any brokerage, finder’s or other fee or commission from the Investor in connection with the transactions contemplated herein.

(g)                                  Access to Information. The Investor acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Notes; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Notes. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.

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Each of the Sellers acknowledges and agrees that the Investor has not made any representations or warranties with respect to the Contemplated Transactions other than those specifically set forth in this Section 3.1.

3.2                               Representations and Warranties of the Sellers.

Each Seller, for itself and no other Purchaser, hereby severally represents and warrants as of the date hereof and as of the Closing Date to the Investor as follows:

(a)                                 Existence; Good Standing. If an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof.

(b)                                 Authority; Enforceability. If an entity, it has the requisite corporate or other entity (as applicable) power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein. If an entity, the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein have been duly authorized by all requisite corporate or other entity (as applicable) action on its part and no other corporate or other entity (as applicable) authorization or proceedings on its part is required therefor. This Agreement and each other Transaction Document to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, except for the Equitable Exceptions.

(c)                                  Approvals. If an entity, no notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or stockholders or equity holders of such Seller under: (i) Applicable Law; (ii) the organizational documents of such Seller; or (iii) any Contract to which such Seller is a party in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the transactions contemplated herein and therein.

(d)                                 No Conflicts. Neither the execution, delivery or performance by such Seller of the Transaction Documents to which it is or shall be a party, nor the consummation by such Seller of the Contemplated Transactions herein or therein, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of such Seller; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to such Seller.

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(e)                                  All Necessary Consents. Neither the execution, delivery or performance by such Seller of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by such Seller of the transactions contemplated herein or therein, does or will: (i) require such Seller to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder and to avoid the acceleration or cancellation of any rights or obligations thereunder.

(f)                                   Good Title. Seller owns, beneficially and of record, good and marketable title to Notes being sold pursuant to this Agreement, free and clear of any taxes or encumbrances; and at the Closing, the Seller will convey to the Investor good and marketable title to such Notes, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.

(g)                                  Brokers. No broker, finder, investment banker or other Person has been engaged by such Seller that is entitled to any brokerage, finder’s or other fee or commission from such Seller in connection with the transactions contemplated herein.

The Investor acknowledges and agrees that each Seller does not make or has not made any representations or warranties with respect to the Contemplated Transactions hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV   INDEMNIFICATION

4.1                               Indemnification of Purchasers. Subject to the provisions of this Section 4.1, each Seller, severally and not jointly, will indemnify and hold the Investor and each of its respective officers, directors, Affiliates, agents and employees (each, an “Indemnified Party”) harmless from any and all out-of-pocket loss, Liability, claim, charge, assessed interest, judgment, fine, penalty, damage, fee or expense (including reasonable legal, consultant, accounting and other professional fees and expenses and including any mitigation cost and any cost of determining that there has been a breach under this Agreement or any other Transaction Document) (collectively, “Losses”) incurred by such Indemnified Party resulting from (a) any breach of any representation and warranty of any Seller or Sellers (hereinafter referred to singly or collectively, as appropriate, as the “Indemnifying Party”) contained in this Agreement or in any other Transaction Document or (b) any failure by the Indemnifying Party to perform any covenant or agreement hereunder, under any other Transaction Document or under any agreement contemplated hereby or thereby (unless such action is based upon a breach of the Investor’s representations, warranties or covenants under this Agreement or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). For purposes of determining the amount of Losses incurred with respect to a breach of any representation or warranty contained in this Agreement, any other Transaction Document or any certificate delivered pursuant to this Agreement or any other Transaction Document, each such representation or warranty shall be

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read without reference to “materiality” or “Material Adverse Effect” qualifier. The Indemnified Parties shall be third party beneficiaries of this Section 4.1, each of whom may enforce the provisions of this Section 4.1.

4.2                               Limitations on Indemnification. In no event shall any Indemnified Party be entitled to double recovery hereunder. If any circumstance constitutes a breach of more than one representation, warranty or covenant, the Indemnified Party(ies) shall only be entitled to recover once in respect of such circumstance. The right to indemnification, recovery of Losses or any other remedy shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or any other Transaction Document or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement made by the Indemnifying Party, or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification, recovery of Losses or any other remedy based on any such representation, warranty, covenant or agreement. No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order. In no event shall the liability of a Seller be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of such Seller’s Notes to the Investor pursuant to this Agreement.

4.3                               Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party shall promptly cause written notice (the “Third Party Notice”) of the assertion of such Legal Proceeding to be forwarded to the Indemnifying Party. The Indemnifying Party shall have the right, at its sole option and expense, by providing written notice to the Indemnified Party, to (i) take control of the defense and investigation of such Legal Proceeding, (ii) employ and engage attorneys of its own choice (subject to the prior written approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Indemnifying Party’s sole cost, risk and expense and (iii) compromise or settle such Legal Proceeding, which compromise or settlement shall be made only with the prior written consent of the Indemnified Party; provided, that such consent shall not be required if such settlement (x) includes an unconditional release of the Indemnified Party, (y) otherwise provides solely for payment of monetary damages for which the Indemnifying Party shall be responsible and no other form of relief or penalty, (y) shall not increase the tax liability of the Indemnified Party for any taxable year or other taxable period and (z) does not involve the admission of liability or wrongdoing on the part of the Indemnified Party. The Indemnified Party shall, at the Indemnifying Party’s expense, cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom, and the Indemnified Party may, at its own cost, monitor and further participate in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom. Notwithstanding the Indemnifying Party’s election to assume the defense of such Legal Proceeding, the Indemnified Party shall have, upon giving prior written notice to the Indemnifying Party, the right to employ one separate counsel and to participate in the defense of such Legal Proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel for the Indemnified Party if, but only if, the Indemnified Party shall have reasonably concluded in good faith that (x) an actual or potential conflict of interest

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(including one or more legal defenses or counterclaims available to it or to other Indemnified Parties that are different from or additional to those available to the Indemnifying Party) makes it inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with the advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party or (y) the claim seeks nonmonetary relief which, if granted, could materially and adversely affect the Indemnified Party or its Affiliates. If the Indemnifying Party elects not to defend against such Legal Proceeding, does not, within fifteen (15) days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense by such earlier date would materially impair the ability of the indemnified party to defend such Legal Proceeding), acknowledge in writing its intent to assume the defense of such Legal Proceeding pursuant to this Section 4.3, contests its obligation to indemnify the Indemnified Party in connection with such Legal Proceeding, or fails to defend against such Legal Proceeding with reasonable diligence, the Indemnified Party may defend against such Legal Proceeding, in which cases the costs of defending such Legal Proceeding shall constitute indemnifiable Losses under this Article IV, and the Indemnifying Party shall have the right to participate therein at its own cost. If the Indemnified Party defends any Legal Proceeding, then it shall keep the Indemnifying Party regularly apprised of the status of the Legal Proceeding and the Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of counsel engaged by the Indemnified Party to defend such Legal Proceeding upon submission of periodic bills unless (A) the Indemnifying Party is asserting in good faith a bona fide contest to its obligation to indemnify the Indemnified Party and (B) the Indemnifying Party deposits in escrow in a manner and with an escrow agent reasonably satisfactory to such Indemnified Party all amounts that would have been payable to such Indemnified Party under this sentence in the absence of such a contest as and when such amounts would have been payable. In no event shall the Indemnified Party be entitled to compromise or settle any Legal Proceeding without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. If a claim for Losses (a “Claim”) is to be made by any Indemnified Party not in connection with a Legal Proceeding instituted by a third party, such Indemnified Party shall give written notice (a “Claim Notice”) to the Indemnifying Party reasonably promptly after such Indemnified Party becomes aware of any fact, condition or event giving rise to Losses for which indemnification may be sought under this Section 4.3. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the Claim described in such Claim Notice, the Losses identified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a Legal Proceeding hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter and, unless the Indemnifying Party in good faith disputes any such amounts, the Indemnifying Party shall promptly pay such amounts.

ARTICLE V   MISCELLANEOUS

5.1          Termination. This Agreement may be terminated by (i) the Investor or (ii) any Seller, as to such Seller’s obligations hereunder only and without any effect whatsoever on the obligations between the Investor and the other Sellers, in either case by written notice to the

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other parties, if the Closing has not been consummated on or before August 31, 2017; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2          Fees and Expenses. Except as expressly set forth in the other Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4          Notices. Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by hand or via facsimile to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered by hand or via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Investor, to:

Attention:

Facsimile: (          )            -

Email:

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
101 Park Avenue

New York, New York 10178
Attention: Jack Miles
Facsimile: (212) 808-7897
Email: jmiles@kelleydrye.com

if to a Seller, at its address as set forth on its signature page.

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5.5          Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of this Agreement.

5.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Notes, provided such transferee agrees in a writing reasonably satisfactory to the Company to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investor”.

5.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 4.1.

5.9          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction. Each party agrees that all Legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service

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shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10        Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Notes as applicable for the applicable statute of limitations. Each Seller shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13        Remedies. In addition to being entitled to exercise all rights and remedies provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14        Independent Nature of Sellers’ Obligations and Rights. The obligations of each Seller under any Transaction Document are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance of the obligations of any other Seller under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Seller pursuant thereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

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Each Seller shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Seller to be joined as an additional party in any proceeding for such purpose. Each Seller has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.15        Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTOR:	[NAME]

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

SELLER:	[NAME]

By:
Name:
Title:

Address:

Attention:
Facsimile: ( ) -
Email:

Copies of notices to be sent to:

Attention:
Facsimile: ( ) -
Email:

[Signature Page to Note Purchase Agreement]

SCHEDULE 1

SELLERS

Seller	Principal Amount of Senior Notes	Principal Amount of Notes	Aggregate Purchase Price
	$	$	$

Exhibit E

Form of Warrant

(Attached)

Issue Date:                          , 2017

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To Purchase 34,000,000 Shares of Common Stock of

EMERGENT CAPITAL, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                                 (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, in accordance with the vesting provisions of Section 2(b) hereof and on or prior to the close of business on                     , 2025 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Emergent Capital, Inc., a Florida corporation (the “Company”), up to 34,000,000 shares (the “Warrant Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(c). This Warrant is issued to Holder pursuant to one or more Master Transaction Agreement(s), dated as of March 15, 2017 among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto (the “Master Transaction Agreement”).

Section 1.                                           Definitions.  As used in this Warrant, the following terms shall have the meanings set forth below:

(a)         “Additional Shares of Common Stock” means any shares of Common Stock issued (whether from the Company’s treasury or authorized and unissued shares of capital stock) or, as provided in Section 3(f)(i), deemed to be issued by the Company after the date of this Warrant; provided that, notwithstanding anything to the contrary contained herein, Additional Shares of Common Stock shall not include (a) issuances of Common Stock (including any deemed issuance pursuant to Section 3(f)(i)) that are pursuant to employee benefit plans and compensation-related arrangements approved by the Board (including any duly authorized committee thereof), (b) shares of Common Stock issuable upon the exercise, exchange or conversion of the Convertible Securities outstanding on the initial issuance date of this Warrant, including, without limitation, this Warrant and any Convertible Notes) or (c) securities issued as consideration pursuant to acquisitions of businesses or entities by the Company or its subsidiaries approved by a majority vote of the non-employee members of the Board (but excluding any transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities).

(b)         “Affiliate” means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person.

(c)          “Aggregate Amount” shall have the meaning assigned to it in the recitals.

(d)         “Below Exercise Price Issuance” shall have the meaning assigned to it in Section 3(f)(iii).

(e)          “Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, that the Holder shall not be deemed to Beneficially Own any securities owned by its portfolio companies, if applicable, as long as the Holder does not directly or indirectly encourage, assist or provide any information to such portfolio company in respect of the acquisition, disposition or voting of such securities.

(f)           “Board” means the Board of Directors of the Company.

(g)          “Cashless Exercise Ratio” shall have the meaning assigned to it in Section 2(d).

(h)         “Common Stock” shall have the meaning assigned to it in the recitals.

(i)             “Company” shall have the meaning assigned to it in the recitals.

(j)            “Convertible Note” means an Existing Convertible Note or a New Convertible Note.

(k)         “Convertible Note Indentures” means the Existing Convertible Note Indenture and the New Convertible Note Indenture.

(l)             “Convertible Securities” means any debt or other evidences of indebtedness, capital stock, rights, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(m)     “Disposition Event” shall have the meaning assigned to it in Section 3(d).

(n)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)         “Exercise Price” shall have the meaning assigned to it in Section 2(c).

(p)         “Existing Convertible Notes” means the Company’s 8.50% Senior Unsecured Convertible Notes due 2019 issued pursuant to the Existing Convertible Note Indenture

(q)         “Existing Convertible Note Indenture” means the Indenture dated as of February 21, 2014 between the Company and the Convertible Note Trustee pursuant to which the Convertible Notes were issued.

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(r)            “Expiration Time” shall have the meaning assigned to it in Section 3(e)(1).

(s)           “Fair Market Value” means the value determined (x) by the closing sale price or, if no closing sale price is reported, the last reported sale price of the Common Stock on the Trading Market on the determination date; (y) if the determination under (x) is unavailable, mutually by the Board and the Holder; or (z) if the determination under (y) is unavailable, by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid equally by the Company and the Holder) selected by mutual agreement between the Board and the Holder.

(t)            “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

(u)         “Holder” shall have the meaning assigned to it in the recitals.

(v)         “Master Transaction Agreement” shall have the meaning assigned to it in the recitals.

(w)       “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast in respect of all capital stock of the Company on the applicable matter subject to the vote of the Common Stock.

(x)         “Measurement Date” means, with respect to a transaction, the public announcement of such transaction (or, if no such public announcement is made, the date of consummation of the transaction).

(y)         “New Convertible Notes” means the Company’s 5.0% Senior Unsecured Convertible Notes due 2023.

(z)          “New Convertible Note Indenture” shall have the meaning assigned to it in the Master Transaction Agreement.

(aa)                                                                                                                          “Notice of Exercise” shall have the meaning assigned to it in Section 2(a).

(bb)                                                                                                                          “Outstanding Convertible Notes” means the aggregate Existing Convertible Notes and New Convertible Notes outstanding immediately after the Closing as defined in the Master Transaction Agreement.

(cc)                                                                                                                            “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(dd)                                                                                                                          “Public Sale” means (i) a sale pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144 promulgated under the Securities Act) or a “riskless principal transaction” (as defined in Rule 144 promulgated under the Securities Act).

(ee)                                                                                                                            “Purchased Shares” shall have the meaning assigned to it in Section 3(e).

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(ff)                                                                                                                              “Registration Rights Agreement” shall have the meaning assigned to it in the Master Transaction Agreement.

(gg)                                                                                                                            “Tender Expiration Date” shall have the meaning assigned to it in Section 3(e).

(hh)                                                                                                                          “Termination Date” shall have the meaning assigned to it in the recitals.

(ii)                                                                                                                                  “Trading Day” means a day on which the Common Stock is traded on the Trading Market.

(jj)                                                                                                                                “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

(kk)                                                                                                                          “Warrant Register” shall have the meaning assigned to it in Section 4(c).

(ll)                                                                                                                                  “Warrant Share Delivery Date” shall have the meaning assigned to it in Section 2(e)(ii).

(mm)                                                                                                                  “Warrant Shares” shall have the meaning assigned to it in the recitals.

Section 2.                                           Exercise.

(a)         Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, in accordance with Section 2(b) and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the notice of exercise, in the form annexed hereto (the “Notice of Exercise”) (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased in the amount and manner specified in Section 2(c).

(b)         Vesting of Warrant.  The Warrant Shares shall vest and become exercisable in full as follows:

(i)             14,000,000 Warrant Shares shall vest and become exercisable upon the issuance of this Warrant; and

(ii)          with respect to the remaining 20,000,000 Warrant Shares that did not vest and become immediately exercisable upon the issuance of this Warrant, for each share of Common Stock that is issued upon the conversion of any Outstanding Convertible Notes into shares of Common Stock in accordance with the terms of the Existing Convertible Note Indenture or the New Convertible Note Indenture, as applicable, one of such Warrant Shares shall vest and become exercisable; provided that upon the earliest date on which at least 50% of the aggregate principal amount of the Outstanding Convertible Notes are converted into shares of Common Stock in

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accordance with the terms of the Existing Convertible Note Indenture or the New Convertible Note Indenture, as applicable, all remaining Warrant Shares shall vest and become immediately exercisable.

(c)          Exercise Price. The exercise price of the Common Stock under this Warrant shall be $0.25 per Warrant Share, as may be adjusted from time to time pursuant to Section 3 hereof (as applicable, the “Exercise Price”), and is to be paid (x) in cash by wire transfer or (y) by surrender of Warrants as set forth in Section 2(d) or by any combination of the methods specified in clauses (x) or (y) of this sentence.

(d)         Cashless Exercise. In lieu of payment of the Exercise Price in cash, at the option of the Holder, as indicated on the Notice of Exercise, the Holder may demand that the Company reduce the number of Warrant Shares to be delivered to such Holder upon exercise of the Warrants then being exercised so that the Holder receives a number of Warrant Shares equal to the product of (i) the number of Warrant Shares for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (ii) the Cashless Exercise Ratio (as defined below). The Holder may use the cashless exercise option described in this Section 2(d) whether or not this Warrant is being exercised in whole or in part and whether or not the Holder elects to pay any portion of the aggregate Exercise Price in cash. “Cashless Exercise Ratio” means a fraction, (i) the numerator of which is the excess of the Fair Market Value per Warrant Share on the date of exercise over the Exercise Price per Warrant Share as of the date of exercise and (ii) the denominator of which is the Fair Market Value per Warrant Share on the date of exercise.

(e)          Mechanics of Exercise.

(i)             Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon due exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)          Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, or by electronic delivery, within three Trading Days from the receipt by the Company of all of the Notices of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Company has received all of the Notices of Exercise, this Warrant and the full Exercise Price for the Warrant Shares being purchased upon the exercise. The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.

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(iii)       Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, within five Trading Days after the time of delivery of the certificate or certificates, or confirmation of electronic notation, representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)      Right to Rescind Exercise.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates, or confirmation of electronic notation, representing the Warrant Shares pursuant to this Section 2(e) by the second Trading Day immediately following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(v)         No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. As to any fraction of a share of Common Stock which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(vi)      Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses incidental thereto.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise thereof.

(vii)                                                                                                                                                                           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                                           Certain Adjustments.

(a)         Changes in Common Stock.  In the event that at any time or from time to time after the date hereof, the Company shall (i) pay a dividend or make a distribution on its Common Stock, in each case in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock (in each case, other than a transaction to which Section 3(d) is applicable), then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised

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immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)         Cash Dividends and Other Distributions.  In the event that at any time or from time to time after the date hereof, the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities, or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 3(a) or Section 3(e), (y) any rights, options, warrants or other Convertible Securities described in Section 3(c) or (z) in connection with any transaction resulting in the issuance of additional warrants pursuant to Section 3(m)), then (1) the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to the record date for any such dividend or distribution by a fraction, (A) the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for such distribution, and (B) the denominator of which shall be such Fair Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the Fair Market Value of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, options, warrants or subscription or purchase rights and (2) the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution.  No adjustment shall be made pursuant to this Section 3(b) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

(c)          Rights Issue.  In the event that at any time or from time to time after the date hereof, the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities exercisable for, or convertible or exchangeable into, Common Stock to all holders of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or securities exchangeable for, or convertible or exchangeable into, Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the subscription or purchase price per share of Common Stock or the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Fair Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant prior to the record date by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or other securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are exercisable, convertible or exchangeable, and (B) the denominator of which shall be the number

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of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or other securities plus the total number of shares of Common Stock which could be purchased at the Fair Market Value with the aggregate consideration received through the issuance of such rights, options, warrants, or other securities.  In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the above fraction.  Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities.

If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities exercisable for, or convertible or exchangeable into, Common Stock subject to this Section 3(c), the consideration allocated to each such security shall be the relative Fair Market Value thereof as compared to the other security or securities issued as such unit.

(d)         Disposition Events.  If any of the following events (any such event, a “Disposition Event”) occurs:

(i)             any reclassification (other than as described in Section 3(a)) or exchange of the Common Stock;

(ii)          any merger, consolidation or other combination to which the Company is a constituent party; or

(iii)       any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other Person;

in each case, as a result of which all or substantially all of the holders of Common Stock shall be entitled to receive cash, securities and/or other property for their shares of Common Stock, then, as a condition precedent to such Disposition Event, proper and adequate provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant, the Holder shall be entitled upon the exercise of this Warrant at any time after the consummation of such Disposition Event, to the extent this Warrant is not exercised in full prior to such Disposition Event, to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Disposition Event, in lieu of the Common Stock otherwise issuable upon such exercise of this Warrant prior to such Disposition Event, the kind and amount of cash, securities and/or other property to which such Holder would have been entitled upon the consummation of such Disposition Event if such Holder had exercised this Warrant immediately prior thereto.  In determining the kind and amount of cash, securities and/or other property receivable upon exercise of this Warrant following the consummation of such Disposition Event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Disposition Event, then the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the kind and amount of cash, securities and/or other property which the Holder will receive upon exercise of this Warrant. The Company may not cause, or agree to cause or permit to occur, a Disposition Event, unless the issuer of any securities or other property into which this Warrant thereafter becomes exercisable

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(if other than the Company) agrees, for the express benefit of the holders of record of this Warrant (including making them beneficiaries of such agreement), to issue such securities or other property and to otherwise assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder. To the extent that equity securities are received by the holders of Common Stock in connection with a Disposition Event, the portion of this Warrant that will be exercisable into such equity securities will continue to be subject to the adjustments set forth in this Section 3. The provisions of this Section 3(d) shall similarly apply to successive Disposition Events.  If this Section 3(d) applies to any event or occurrence, neither Section 3(a) nor Section 3(e) shall apply; provided, however, that this Section 3(d) shall not apply to any subdivision or combination of shares of Common Stock to which Section 3(a) is applicable.

(e)          Adjustment for Certain Tender Offers or Exchange Offers.  In case the Company or any of its subsidiaries shall, at any time or from time to time, while this Warrant is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer that is treated as a “tender offer” under U.S. federal securities laws made by the Company or any subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value as of the Tender Expiration Date (as defined below) of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Fair Market Value per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Tender Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Tender Expiration Date), then, effective immediately prior to the opening of business on the second Trading Day immediately following the Tender Expiration Date:

(i)             The Exercise Price shall be decreased so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Trading Day immediately following the Tender Expiration Date by a fraction: (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Fair Market Value per share of the Common Stock on the first Trading Day immediately following the Tender Expiration Date; and

(ii)         the denominator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (x) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (y) the Purchased Shares and (II) the Fair Market Value per share of the Common Stock on the first Trading Day immediately following the Tender Expiration Date; and (ii) The number of Warrant Shares issuable upon exercise of this Warrant will be adjusted by multiplying such number by a fraction:  (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 3(e)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

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In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price and number of Warrant Shares issuable shall again be adjusted to be the Exercise Price and number of Warrant Shares issuable which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 3(e) to any tender offer or exchange offer would result in an increase in the Exercise Price or reduction in the number of Warrant Shares issuable, no adjustment shall be made for such tender offer or exchange offer under this Section 3(e).

If this Section 3(e) applies to any event, Section 3(b) shall not apply.

(f)           Issuance of Additional Shares of Common Stock.

(i)             Deemed Issuances of Additional Shares of Common Stock. The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Convertible Securities will be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Convertible Securities; provided, however, that:

(A)                               No adjustment in the Exercise Price will be made upon the subsequent issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities;

(B)                               To the extent that Additional Shares of Common Stock are not issued pursuant to any such Convertible Security upon the expiration or termination of an unissued, unexercised, unconverted or unexchanged Convertible Security, the Exercise Price will be readjusted to the Exercise Price that would have been in effect had such Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

(C)                               In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Convertible Security, excluding a change resulting from any transaction giving rise to an adjustment pursuant to Section 3(a) but including periodic or scheduled accretions or adjustments to a Convertible Security, interest and dividends paid in kind, repricings of the exercise or conversion price of such Convertible Securities or otherwise, the Exercise Price then in effect will be readjusted to the Exercise Price that would have been in effect if, on the date of issuance, such Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.

(ii)          Determination of Consideration.  The Fair Market Value of the consideration received by the Company for the issue of any Additional Shares of Common Stock will be computed as follows:

(A)                               Cash and Property.  Aggregate consideration consisting of cash and other property will: (x) insofar as it consists of cash, be computed at the aggregate of

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cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends; (y) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof on the Measurement Date; and (z) insofar as it consists of both cash and other property, be the proportion of such consideration so received.

(B)                               Convertible Securities. The aggregate consideration per share received by the Company for Convertible Securities will be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the full and complete exercise, conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Convertible Securities.

(iii)       Adjustment of Exercise Price. Subject to Section 3(f)(iv), in the event the Company shall, at any time and from time to time while any of the Warrants is outstanding, issue or sell Additional Shares of Common Stock for a consideration per share, as determined by such consideration’s Fair Market Value in accordance with Section 3(f)(ii), less than the Exercise Price in effect immediately prior to such issuance (a “Below Exercise Price Issuance”), then, effective immediately upon the date of such Below Exercise Price Issuance:

(A)                               the Exercise Price in effect immediately after such Below Exercise Price Issuance shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such Below Exercise Price Issuance by a fraction:  (1) the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such Below Exercise Price Issuance; plus (b) (x) the Fair Market Value of the aggregate consideration received by the Company in respect of such Below Exercise Price Issuance, divided by (y) the Exercise Price in effect immediately prior to such Below Exercise Price Issuance, and (2) the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such Below Exercise Price Issuance, plus (b) the number of such Additional Shares of Common Stock issued in such Below Exercise Price Issuance; and

(B)                               the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying such number by a fraction: (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 3(f)(iii)(A) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

(g)          Other Events.  If any event occurs as to which the foregoing provisions of this Section 3 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as

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shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

(h)         Superseding Adjustment.  Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in any adjustments pursuant to this Section 3 (other than Section 3(f)), if any of the foregoing shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 3(a) or, if applicable, Section 3(g)) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustments to the number of Warrant Shares purchasable and the Exercise Price initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

(i)             Minimum Adjustment. The adjustments required by the preceding Sections of this Section 3 shall be made whenever and as often as any specified event requiring an adjustment pursuant to this Section 3 shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 3(a)) unless and until such adjustment either by itself or together with all other adjustments pursuant to this Section 3 not previously made as a result of this Section 3(i) increases or decreases by at least one percent (1%) the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 3 and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.  In computing adjustments under this Section 3, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

(j)            Other Provisions Regarding Adjustments.  In the event that at any time, as a result of an adjustment made pursuant to Section 3(a) hereof, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares of capital stock so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3 and the provisions contained elsewhere herein with respect to Common Stock shall apply on like terms to any such other shares.

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(k)         Notice of Adjustment.  Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) or the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the Fair Market Value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock or other securities or property purchasable upon exercise of Warrants after giving effect to such adjustment.

(l)             Notice of Certain Transactions.  In the event that the Company shall resolve or agree to take any action or permit any event to occur that would require any adjustment of the number of Warrant Shares subject to this Warrant or the Exercise Price, the Company shall within five (5) Trading Days of such action or event send to the Holder, a notice of such proposed action or event, such notice to be mailed to the Holder, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such action or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action or event on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other securities or property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action or event.

(m)     Issuance of Additional Warrants.  In connection with the declaration, issuance or consummation of any dividend, spin-off or other distribution or similar transaction by the Company of the capital stock of any of its subsidiaries, the Company shall cause (i) additional warrants of such subsidiary with, subject to clause (ii) below, substantially similar terms as the Warrants, to be issued to the Holder or one or more of its nominees so that after giving effect to such transaction the Warrants and such warrants of such subsidiary each represent the same percentage interest in the fully diluted number of common shares of such entity as the Warrants represented in the Company immediately prior to such transaction, and (ii) (A) the exercise price of the Warrants to be reduced by an amount reasonably acceptable to the Holder and the Company to reflect the value of the capital stock of the subsidiary to be dividended, spun-off or otherwise distributed and (B) the exercise price of the additional warrants of such subsidiary to be fixed in a manner reasonably acceptable to such Holder and the Company to reflect the amount by which the exercise price of the Warrants was reduced pursuant to clause (ii)(A) above, as adjusted to reflect any differences in the fully-diluted number of the shares of common stock of the Company and such subsidiary.

Section 4.                                           Transfer of Warrant.

(a)         Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, but only, with respect to any transfer to a non-Affiliate of the Holder, with the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed, upon surrender of this Warrant at the principal office of the Company, together with a

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written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion, if any, of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)         New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)          Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)         Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter and (iii) that the transferee provide evidence satisfactory to the Company, its reasonable discretion, that such transferee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) promulgated under the Securities Act.

Section 5.                                           Miscellaneous.

(a)         Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed and the legal opinion required under Section 4(d), if required by the Company. The transferee shall sign an investment letter to the Company.

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(b)         No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d)         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a day other than a Trading Day, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e)          Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

Except as, and to the extent, waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, including without limitation with respect to (x) the adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price and (y) maintaining the effectiveness of any

15

registration statement with respect to the resale of Warrant Shares pursuant to the Registration Rights Agreement.

(f)           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain a restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(g)          Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any other jurisdiction.

(h)         Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company fails to comply with any provision of this Warrant the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)             Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to Holder at its last address as it shall appear upon the Warrant Register of the Company.

(j)            Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

16

(k)         Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(l)             Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(m)     Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n)         Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)         Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature page follows]

17

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an authorized officer as of the day and year first above written.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

1.     TO:                                                  Emergent Capital, Inc.

(1)                                 The undersigned hereby elects to purchase                         Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)                                 Payment shall be in accordance with Section 2(c) and any cash paid pursuant thereto shall take the form lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank.

(3)                                 Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

SSN or Tax ID of Investor:

Date:

ASSIGNMENT FORM

• (To assign the foregoing note, execute this form and supply required information. Do not use this form to exercise the note.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to                                                                                                                                                                                     , whose address is                                                                                                                                                            .

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

DISCLOSURE OF SCHEDULES

TO

MASTER TRANSACTION AGREEMENT

SCHEDULE 3.2(a)

EMERGENT EQUITY INTERESTS

As of March 7, 2017, 28,413,844 shares of Emergent Capital, Inc. common stock were issued and outstanding.(1)

(1)  NTD: Date/share numbers to be updated immediately prior to closing.

SCHEDULE 3.2(b)

EMERGENT SUBSIDIARY INTERESTS

Entity	Jurisdiction	Owner	% Ownership	Authorized Capital Stock	Notes
Emergent Capital, Inc	Florida	Publicly Traded		80,000,000	
Blue Heron Designated Activity Company	Ireland	Emergent Capital, Inc.	100%	100	
Red Falcon Trust	Delaware	Blue Heron Designated Activity Company	100%		
Golden Sparrow, LLC	Delaware	Emergent Capital, Inc.	100%		
Imperial Finance and Trading, LLC	Florida	Emergent Capital, Inc.	100%		
Imperial Life and Annuity Services LLC	Florida	Emergent Capital, Inc.	100%		
Imperial Life Settlements LLC	Delaware	Emergent Capital, Inc.	100%		
Imperial Litigation Funding, LLC	Florida	Emergent Capital, Inc.	100%		
Imperial Premium Finance, LLC	Florida	Emergent Capital, Inc.	100%		
Imperial Life Financing	Illinois	Imperial Premium Finance, LLC	100%		
Imperial PFC Financing, LLC	Illinois	Imperial Premium Finance, LLC	100%		
Imperial PFC Finaciing II, LLC	Georgia	Imperial Premium Finance, LLC	100%		
Imperial Life Financing II, LLC	Georgia	Imperial Premium Finance, LLC	100%		
Portflio Servicing, LLC	Florida	Imperial Premium Finance, LLC	100%		
OLIPP IV, LLC	Delaware	Emergent Capital, Inc.	100%		
PSC Financial, LLC	Florida	OLIPP IV, LLC	100%		
OLIPP I, LLC	Delaware	OLIPP IV, LLC	100%		
Markley Asset Portfolio, LLC	Delaware	OLIPP IV, LLC	100%		
Lamington Road Designated Activity Company	Ireland	Markly Asset Porfolio, LLC	100%	1	
White Eagle Asset Portfolio, LP	Delaware	Lamington Road Designated Activity Company	99.9%		.01% Residual Interest pledged to CLMG Corp.
Lamington Road Bahamas LTD	Bahamas	Lamington Road Designated Activity Company	100%		
White Eagle General Partner, LLC	Delaware	Lamington Road Designated Activity Company	100%		
Lamintong Road Bermuda, Ltd.	Bermuda	Lamington Road Designated Activity Company	100%		
Washington Square Financial, LLC	Georgia	Emergent Capital, Inc.	100%		
Haverhill Receivables, LLC	Georgia	Washington Square Financial, LLC	100%		
WSF Contingent, LLC	Florida	Washington Square Financial, LLC	100%		
Imperial Settlements Financing 2010, LLC	Georgia	Washington Square Financial, LLC	100%		
Imperial SRC V, LLC	Florida	Washington Square Financial, LLC	100%		
Red Reef Alternative Investments, LLC	Delaware	Emergent Capital, Inc.	100%		
Harbordale LLC	Delaware	Emergent Capital, Inc.	100%

SCHEDULE 3.2(d)

OUTSTANDING EQUITY INTERESTS

Outstanding Equity Awards

*The RSUs are in respect of Emergent Capital, Inc. common stock.

First Name	Last Name	Employee Group	Division Code	Employee Grant Number	Grant Name	Award Type*	Grant Date	Awards
[*]
Miriam	Martinez	ACCOUNTING	200	0000000004711	2010 RSU_2016-06-24_RSU - AST_0.00	RSU	6/24/2016	46,000
Christopher	O’Reilly	LEGAL	900	0000000004712	2010 RSU_2016-06-24_RSU - AST_0.00	RSU	6/24/2016	46,000
David	Sasso	IR	201	0000000004713	2010 RSU_2016-06-24_RSU - AST_0.00	RSU	6/24/2016	40,000
[*]
James	Chadwick	BOARD			06.02.16 RSU	RSU	6/2/2016	11,508
Michael	Crow	BOARD			06.02.16 RSU	RSU	6/2/2016	8,056
Andres	Dakos	BOARD			06.02.16 RSU	RSU	6/2/2016	11,508
Richard	Dayan	BOARD			06.02.16 RSU	RSU	6/2/2016	11,508
Philip	Goldstein	BOARD			06.02.16 RSU	RSU	6/2/2016	11,508
Gerald	Hellerman	BOARD			06.02.16 RSU	RSU	6/2/2016	7,672
					Total			261,760

SCHEDULE 3.2(g)

EMERGENT PREEMPTIVE RIGHTS

[NONE]

SCHEDULE 3.2(h)

EMERGENT REGISTRATION RIGHTS

[NONE]

SCHEDULE 3.6

LITIGATION ORDERS

1.              Imperial Premium Finance, LLC v. Sun Life Assurance Co. of Canada (U.S.), No. 17-10189 (11th Cir.).

See SEC Documents.

2.              Sun Life Assurance Co. of Canada v. Imperial Holdings, Inc., No. No. 17-10415) (11th Cir.).

See SEC Documents.

3.              Wilmington Trust, N.A., v. Estate of Louis O. Gonzalez, et al., No. 15-cv-23370-UU (S.D. Fla.).

Insured’s family challenged Wilmington Trust’s (on behalf of White Eagle) right to receive policy benefits.  Wilmington Trust prevailed on summary judgement and was awarded full policy benefits, with interest.  The amount of damages to be paid to Wilmington Trust is still being litigated.

4.              In Re: Estate of Louis O. Gonzalez, No. 15-3086 (Miami-Dade Cir. Ct. — Probate Div.).

Proceeding initiated in connection with damages owed to Wilmington Trust, on behalf of White Eagle in federal court action.

5.              The Travelers Indemnity Co., et al. v. Paris & Chaiken, PLLC, et al., No. 654048/2015 (N.Y. Sup. Ct.).

On December 4, 2015, Travelers filed a complaint in New York state court, naming several structured settlement companies, including the Company and a wholly owned subsidiary, Washington Square Financial, LLC, and the law firm and its partners used by the named companies, as defendants.  Travelers sought damages related to work performed by its counsel in connection with structured settlement files at issue in the litigation.  The Company and Travelers executed a confidential settlement agreement, with mutual releases, and will file a stipulation of discontinuance, with prejudice of all Traveler’s claims against the Company.

6.              In Re: Maria Ann Pugsley, No. 14-33454 (United States Bankruptcy Court, Northern District of Ohio).

Creditor challenging legacy structured settlement order in annuitant’s Chapter 7 Bankruptcy proceeding.

SCHEDULES 3.7

TAXES

Schedule 3.7(a)

[None]

Schedule 3.7(b)

[None]

Schedule 3.7(c)

[None]

Schedule 3.7(d)

[None]

Schedule 3.7(e)

[None]

Schedule 3.7(f)

[None]

Schedule 3.7(g)

[None]

Schedule 3.7(h)

[None]

SCHEDULE 3.8(b)

LICENSURES

Imperial Life Settlement License: CALIFORNIA

Pursuant to an agreement with the California Insurance Department (“CID”), Imperial Life Settlement, LLC is required to have a minimum of $5 million in its operating account.  This requirement will not be met as of the end of the first quarter of 2017, and as such, the Company has begun discussions with the CID to suspend our license pending the recapitalization of the Company.

SCHEDULE 3.16(a)

EMPLOYEE BENEFIT PLANS

(i)                                     Description of Benefit Plan

a.              United HealthCare Choice Plus 2000

b.              Insperity Basic Disability Insurance

c.               Insperity Vision Service Plan (VSP)

d.              UnitedHealthcare Dental PPO 50

e.               Insperity Health Care Flexible Spending Account Plan

f.                Insperity 401K Plan*

*Please note that the Company is in the process of changing 401(K) providers from EmPower Retirement to Insperity Retirement Services.

SCHEDULE 3.16(b)

POST EMPLOYMENT BENEFIT PLANS

[NONE]

SCHEDULE 3.16(c)

ERISA AFFILIATE

[NONE]

SCHEDULE 3.16(e)

ALL BENEFITS AND LIABILITIES

Active Employee - Separation Cost

	Name	Job Title	Department	Hire Date	Employment Agreement / Expectations	Type	Notes
1	Mitchell, Antony	CEO	CEO	02/01/11	Yes	Salary	3 Years
2	Martinez, Miriam	Sr. VP, Finance & Operations	Finance	09/13/10	Yes	Salary	1 Yr., or 2 with Chg. in Control
3	O’Reilly, Christopher	Associate General Counsel	Legal	12/06/10	Yes	Salary	1 Yr., or 2 with Chg. in Control
4	Sasso, David	Sr. VP, Corporate Development	Investor Relations	03/21/11	Yes	Salary	1 Yr., or 2 with Chg. in Control
[*]

SCHEDULE 4.2

PRINCIPAL AMOUNT OF CONVERTIBLE NOTES

[*]

SCHEDULES 6.6(a), (q) and (s)

CONTRACTS

[*]

Insurance Providers

Please note that the Company is in the process of changing 401(K) providers from EmPower Retirement to Insperity Retirement Services.